As filed with the Securities and Exchange Commission on June 19, 2015

Registration No. 333-201771

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4/A

AMENDMENT NO. 3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVANS BREWING COMPANY INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	46-3031328
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Office

3815 S. Main St

Santa Ana, CA 92707

Brewery

2000 Main Street

Irvine, CA 92619

(949) 442 7565

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael J. Rapport

Evans Brewing Company Inc.

3815 S. Main St

Santa Ana, CA 92707

(949) 442 7565

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

C. Parkinson Lloyd, Esq.

Kirton | McConkie

50 East South Temple Street, Suite 400

Salt Lake City, UT 84111

(801) 328-3600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon Bayhawk shareholder approval of the Asset Purchase Transaction, discussed herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.0001 per share	4,448,624 shares(1)	Not Applicable	$1,048,950 (2)	$121.89	(3)

(1)	Represents the maximum number of shares of common stock of the registrant estimated to be issuable in the transaction described herein, based on an amount equal to the number of shares of Bayhawk Ales, Inc., common stock outstanding as of the date of this Registration Statement, assuming full participation by all Bayhawk Ales, Inc., stockholders in the proposed Share Exchange Transaction.

(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated pursuant to Rule 457(f)(2) under the Securities Act. The proposed maximum aggregate offering price for the common stock is equal to the book value of the shares of Bayhawk Ales, Inc., common stock to be received by the registrant, assuming full participation by all Bayhawk Ales, Inc., stockholders.

(3)	Calculated as the product of the maximum aggregate offering price and 0.0001162. Fee paid with original filing. No additional fee due.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to the Evans Brewing Company Common Stock to be issued in the proposed asset purchase transaction and in connection with the proposed share exchange with the Bayhawk Ales Inc. stockholders has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY PROXY STATEMENT/PROSPECTUS

DATED JUNE 19, 2015, SUBJECT TO COMPLETION

PRELIMINARY COPY

ASSET PURCHASE TRANSACTION AND SHARE EXCHANGE PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholders:

Each of the boards of directors of Evans Brewing Company Inc., a Delaware corporation (“EBC”), and Bayhawk Ales Inc., a Delaware corporation (“Bayhawk”) has approved an asset purchase and share exchange agreement, whereby EBC will purchase the assets of Bayhawk, and in connection with the purchase of such assets, EBC will offer to issue shares of EBC’s common stock in exchange for the outstanding shares of Bayhawk common stock.

EBC and Bayhawk entered into an Asset Purchase and Share Exchange Agreement on October 15, 2014 (subsequently amended and restated on June __, 2015 (as amended, the “Agreement”)), conditioned on receiving approval of a majority of the independent shareholders of Bayhawk. Subject to shareholder approvals and certain other customary closing conditions, EBC and Bayhawk will combine their businesses through the acquisition by EBC of the assets of Bayhawk (the “Asset Purchase Transaction”). Additionally, if the Bayhawk stockholders approve the Asset Purchase Transaction, EBC will offer to exchange one share of EBC common stock for each one (1) share of Bayhawk common stock, in a share exchange transaction (the “Share Exchange”), pursuant to which Bayhawk will become a subsidiary of EBC, following which, EBC management anticipates that Bayhawk would have no ongoing business operations, and that EBC would be the operating entity going forward.

The purpose of the Share Exchange is to provide all Bayhawk shareholders with an opportunity to have liquidity in their investment, through the ownership of EBC common stock. Although there was no market for the EBC common stock as of the date of this proxy statement/registration statement, EBC management plans to enter into an agreement and a develop a relationship with a market maker to submit an application to FINRA for listing EBC’s common stock with the OTC Markets. Providing a public market for the Bayhawk shareholders fulfills the plan which the Bayhawk Board of Directors proposed in late 2013, and which was ratified by a vote to replace the former Board of Directors. In the view of Bayhawk’s management, all other efforts to retain Bayhawk in its current form have been reviewed, attempted, but none have succeeded. Bayhawk management believes that there was no possible way to have the shares in Bayhawk be publicly traded after 15 or more years of failing to properly file documents with the Securities and Exchange Commission (“SEC”).

If the Asset Purchase Transaction is approved by Bayhawk stockholders, EBC will proceed with the Share Exchange, pursuant to which Bayhawk shareholders will receive one (1) share of EBC common stock for each one (1) share of Bayhawk common stock tendered. This exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to the closing. Bayhawk shareholders who participate in the Share Exchange will not continue to own their existing Bayhawk shares, and all shares of Bayhawk common stock tendered in the Share Exchange will be retained by EBC. (Any Bayhawk stockholders who choose to not participate in the Share Exchange will remain stockholders of Bayhawk, although it is anticipated that Bayhawk will have no operations or assets following the Asset Purchase Transaction.) As of the date of this proxy statement/registration statement, EBC was a shell corporation that will become the operating entity and will continue on with the former business of Bayhawk. As of the date of the proxy statement/registration statement, the EBC shares have little or no market value as the EBC shares have not been listed for trading on any exchange or trading facility. Additionally, there is little or no market value at this time for the shares of Bayhawk common stock. As noted, as of the date of this proxy statement/Registration Statement, there was no market for EBC’s common stock, although if the Asset Purchase Transaction is approved by the Bayhawk shareholders, EBC management plans to enter into negotiations with a market maker and work to create a public market for EBC’s common stock, which could provide additional liquidity to the Bayhawk shareholders who elect to participate in the Share Exchange.

Your vote is very important. The Asset Purchase Transaction cannot be completed unless a majority of the Independent Shares (i.e. shares not held by Bayhawk’s majority shareholder, The Michael J. Rapport Trust, or by Evan Rapport, who is an officer of EBC and the son of Michael Rapport) that actually vote on the Asset Purchase Transaction proposal approve the entry by Bayhawk into the Asset Purchase Transaction. Additionally, EBC and Bayhawk believe it to be in the best interests of the Bayhawk Shareholders to approve the Agreement and to tender their shares for the Share Exchange. (On May 23, 2014, the sole shareholder of EBC approved the entry by EBC into the Agreement and the Asset Purchase Transaction.) Bayhawk is seeking the approval from the Bayhawk shareholders by written consent to vote on the proposal necessary to complete the Asset Purchase Transaction. Information about the Asset Purchase Transaction, the Share Exchange, and the other business to be considered by shareholders in the written consent is contained in this proxy statement/registration statement. We urge you to read this proxy statement/registration statement carefully. You should also carefully consider the risks that are described in the “Risk Factors” section beginning on page 19.

Please submit your written consent as soon as possible to make sure that your shares are voted in connection with the proposals presented herein.

The Bayhawk Board of Directors recommends that Bayhawk shareholders vote “FOR” the entry by Bayhawk into the Asset Purchase Transaction, and that if the Asset Purchase Transaction is approved, that they tender their shares in connection with the Share Exchange.

The EBC board of directors has recommended that its shareholders vote “FOR” the entry by EBC into the Asset Purchase Transaction. As noted above, the shareholders of EBC have approved the entry by EBC into the Asset Purchase Transaction.

Michael J. Rapport	Evan Rapport

President	President

Evans Brewing Company Inc.	Bayhawk Ales

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the asset purchase acquisition or the share exchange or the other transactions described in this proxy statement/registration statement or the securities to be issued in connection with the Share Exchange or determined if this proxy statement/registration statement is accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement/registration statement is dated [            ], 2015, and is first being mailed to shareholders of Bayhawk on or about [            ], 2015.

NOTICE OF PROPOSED ACTION BY WRITTEN CONSENT

To the Shareholders:

Included in this Registration Statement/Proxy is a Proxy Statement which solicits the written consent of the shareholders of Bayhawk Ales Inc., a Delaware corporation (“Bayhawk”), to authorize and approve the entry by Bayhawk into that certain Asset Purchase and Share Exchange Agreement (as amended to date, the “Agreement”), whereby Bayhawk will sell substantially all of its assets, as well as its liabilities, to Evans Brewing Company Inc. (“EBC”), a public reporting company that plans to use the assets. Additionally, if the Asset Purchase Transaction is approved by the Bayhawk stockholders. EBC will proceed with a share exchange offer, whereby all Bayhawk shareholders who tender their Bayhawk shares will receive one (1) share of EBC common stock (collectively, the “Exchange Shares”) for every one share of Bayhawk common stock held as of the record date. The terms of the Agreement are described in detail in the attached Proxy Statement.

The specific proposal to be presented to and voted on by the shareholders of Bayhawk is as follows:

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Approval of the entry by Bayhawk into the Amended and Restated Asset Purchase and Share Exchange Agreement, dated ____________, 2015, and pursuant to the terms thereof, the sale to and the acquisition by EBC of all of the assets of Bayhawk, including but not limited to: (A) all assets, including personal property, intellectual property, inventory, selected distribution contracts, websites, documents, and all other assets however delineated relating to the Bayhawk Ales labels; and (B) all assets, including personal property, intellectual property, inventory, contracts, websites, documents, and all other assets however delineated relating to the Evans Brands, and (C) 100% of the stock in Evans Brewing Company Inc. (CA) (“Evans Brewing California”) which has the brewers license at City Brewery in Lacrosse, WI (where all of the EBC brands will be brewed) (collectively, the “Transferred Assets”), and the assumption by EBC, pursuant to the terms and conditions set forth in the Agreement, of all of the liabilities of Bayhawk (the “Assumed Liabilities”). (The “Evans Brands” include the former assets of Pig’s Eye Brewing Company, including its original beers, lagers and ales (“Pig’s Eye Brands”), as well as Evans Lager Original, Evans Lager Black, Evans Lager Light, Bad Kat Ice, and Dead Presidents.)

Attached to the Proxy Statement/Registration Statement as Appendix A is the shareholder consent resolution (the “Consent Resolution”), which provides for authorization and approval of the entry by Bayhawk into the Agreement. The procedure for indicating authorization and approval of the entry by Bayhawk into the Agreement is described in detail in the attached Proxy Statement.

Also attached to the Proxy Statement/Registration Statement as Appendix B is the Share Exchange Election Form. Pursuant to the Amended and Restated Asset Purchase and Share Exchange Agreement, if the Bayhawk Stockholders approve the Asset Purchase Transaction, EBC will proceed with the Share Exchange, pursuant to which Bayhawk stockholders may elect to exchange their shares of Bayhawk common stock for shares of EBC common stock. The Share Exchange Election Form, where you can indicate your choice of whether or not to participate in the Share Exchange, explains the procedure for Bayhawk Shareholders to tender their Bayhawk shares to receive shares of EBC common stock.

The Boards of Directors of both EBC and Bayhawk have set as a specific condition for the closing of the Asset Purchase Transaction the approval of the holders of at least a majority of the Independent Shares (i.e. shares not held by Bayhawk’s majority shareholder, The Michael J. Rapport Trust or by Evan Rapport, who is an officer of EBC and the son of Michael Rapport) that actually vote on the Asset Purchase Transaction proposal. The Consent Period, the period during which the Bayhawk shareholders may tender their votes either for or against the Asset Purchase Transaction runs from the date on which Bayhawk mails the definitive proxy materials to its shareholders, and ends on the 31st day following the mailing date. During the Consent Period, Bayhawk management will work with its Transfer Agent to track the written consents received. The Transfer Agent will tally the votes, and will provide updates to Bayhawk during the Consent Period. At the closing of the Consent Period, if the holders of at least a majority of the Independent Shares vote in favor of the Asset Purchase Transaction, the Asset Purchase Transaction shall be deemed to have been approved by Bayhawk's shareholders, and EBC and Bayhawk will close the Asset Purchase Transaction as soon thereafter as possible. EBC will provide additional information about the closing to the public in its publicly filed reports, and Bayhawk will then provide notice to each of Bayhawk's shareholders who did not provide written consent authorizing and approving the Asset Purchase Transaction of the taking of the action by written consent of the shareholders. No meeting will be held to vote on this corporate action.

With respect to the Share Exchange, assuming approval by the stockholders of Bayhawk, the Share Exchange Offer will be open for a period (the “Exchange Period”) of seventy-five (75) calendar days following the closing of the Consent Period. Bayhawk stockholders may tender shares of Bayhawk stock for participation in the Share Exchange during the Exchange Period. Any Bayhawk stockholder who tenders Bayhawk shares in the Share Exchange shall have the right to withdraw any such shares tendered at any time until the closing of the Exchange Period. EBC agreed to use its best efforts to issue the EBC Exchange Shares within three (3) Business Days following the Close of the Exchange Period. EBC and Bayhawk agreed that upon the expiration of the Exchange Period, the Share Exchange offer shall be terminated, and any Bayhawk shareholders who have not tendered their shares of Bayhawk’s common stock may not participate in the Share Exchange. Additionally, any Bayhawk stockholders who elect to not participate in the Share Exchange will remain stockholders of Bayhawk, but, as noted above, following the Asset Purchase Transaction, management anticipates that Bayhawk will have no operations or assets going forward.

You are requested to fill out, date, sign and return the enclosed Consent Resolution Signature Page, which are solicited by the Board of Directors of Bayhawk as described in the accompanying Proxy Statement. Your consent is important. Please sign and date the enclosed Consent Resolution Signature Page and return them promptly in the enclosed return envelope. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed. PLEASE NOTE: Your consents, as evidenced by your signing and returning the Consent Resolution Signature Page are irrevocable once they are received by Bayhawk's Registrar and Transfer Agent as explained in the Proxy Statement.

The Bayhawk Board of Directors has unanimously approved the Asset Purchase Transaction and the Share Exchange and the transactions contemplated thereby, and recommended that you vote “FOR” the entry by Bayhawk into the Asset Purchase Transaction, and that you tender your shares in connection with the Share Exchange.

By Order of the Board of Directors,

Chairman Board of Directors
Bayhawk Ales, Inc.
June 19, 2015

ADDITIONAL INFORMATION

If you would like additional information about Bayhawk Ales, Inc., or Evenas Brewing Co. Inc., you may contact the Companies directly and request them in writing, by email or by telephone from EBC or Bayhawk at their respective addresses and telephone numbers listed below.

For Bayhawk Shareholders:	For Evans Brewing Co.:
Bayhawk Ales, Inc.	Evans Brewing Co. Inc.
3815 S. Main St.	2000 Main Street
Santa Ana, CA 92707	Irvine, CA 92614
Attention: Mike Rapport	Attention: Mike Rapport
Telephone: 949-442-7565	Telephone: 949-442-7565
Email: mike@evanslager.com	Email: mike@evanslager.com

In addition, if you have questions about the Asset Purchase Transaction, the Share Exchange, or the proposed action by written consent of Bayhawk shareholders, or if you need to obtain copies of the accompanying proxy statement/registration statement, written consent forms, or election forms referenced in the proxy statement/registration statement, you may contact the appropriate contact listed below. You will not be charged for any of the documents you request.

Bayhawk Ales, Inc.

3815 S. Main St. Santa Ana, CA 92707

Attention: Mike Rapport

Telephone:714-708-0082

Email:mike@evanslager.com

To obtain timely delivery of these documents before the closing of the Asset Purchase Transaction, you must request the information no later than ___________________, 2015.

To learn where you may obtain additional information, see “Where You Can Find More Information” beginning on page II-2 of the accompanying proxy statement/registration statement.

TO THE BAYHAWK SHAREHOLDERS:

YOUR VOTE IS IMPORTANT

You may vote your shares by returning the attached written consent form. We encourage you to fill out and return the written consent form as soon as possible. We strongly encourage you to vote.

Notes:

1.	It is important that your shares be represented and voted in connection with the written consent solicitation. Holders of record may submit their consent by completing, signing and dating the enclosed written consent card and returning it as promptly as possible in the enclosed postage-paid, return-addressed reply envelope. Holders of record must vote in accordance with the instructions listed on the written consent card. Beneficial holders whose shares are held in street name must vote in accordance with the voting instructions provided to them by their bank, broker, trustee, custodian or other nominee.

2.	If you sign and return your written consent without indicating how to vote on any particular proposal, the Bayhawk shares represented by your proxy will be voted “FOR” the Asset Purchase Transaction in accordance with the recommendation of the Bayhawk board of directors.

3.	Terms used but not otherwise defined herein shall have the same meaning in this Notice as they have in the Asset Purchase and Share Exchange Agreement included in the proxy statement/registration statement accompanying this Notice.

4.	Bayhawk shareholders should also refer to “Solicitation Of Consent Of Bayhawk Stockholders For Asset Purchase Transaction And Share Exchange.” beginning on page 34 of the accompanying proxy statement/registration statement, which further describes the matters being voted on in connection with the consent solicitation.

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QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS AND THE BAYHAWK WRITTEN CONSENT SOLICITATION.

The following are answers to certain questions that you may have regarding the Asset Purchase Transaction and the Share Exchange, and the Bayhawk written consent resolutions. We urge you to read carefully the remainder of this document because the information in this section may not provide all of the information that might be important to you in determining how to vote. Additional important information is also contained in the Annexes to this document.

Q:	WHAT IS THE PROPOSED TRANSACTION ON WHICH I AM BEING ASKED TO VOTE?

A: Bayhawk stockholders are being asked to provide their consent and approval to The Asset Purchase Transaction.

Pursuant to the Amended and Restated Asset Purchase and Share Exchange Agreement (the “Agreement”) by and between Bayhawk and Evans Brewing Company, Inc. (“EBC”), Bayhawk will sell to EBC, and EBC will purchase from Bayhawk, all of the assets of Bayhawk, including but not limited to: (A) all assets, including personal property, intellectual property, inventory, selected distribution contracts, websites, documents, and all other assets however delineated relating to the Bayhawk Ales labels; and (B) all assets, including personal property, intellectual property, inventory, contracts, websites, documents, and all other assets however delineated relating to the Evans Brands, and (C) 100% of the stock in Evans Brewing Company Inc. (CA) (“Evans Brewing California”) which has the brewers license at City Brewery in Lacrosse, WI (where all of the EBC brands will be brewed)(collectively, the “Transferred Assets”). (The “Evans Brands” include the former assets of Pig’s Eye Brewing Company, including its original beers, lagers and ales (“Pig’s Eye Brands”), as well as Evans Lager Original, Evans Lager Black, Evans Lager Light, Bad Kat Ice, and Dead Presidents.) Additionally, pursuant to the terms and conditions set forth in the Agreement, EBC agrees to assume all of the liabilities of Bayhawk (the “Assumed Liabilities”). Collectively, the purchase of the Transferred Assets and the assumption of the Assumed Liabilities by EBC are referred to in this Agreement as the “Asset Purchase Transaction.”

The transaction will be accounted for as a business combination under common control, a method similar to the pooling-of-interest method ("Pooling-of-Interest") as EBC and Bayhawk are both under common control by their majority shareholder, The Michael J. Rapport Trust, prior to the share exchange.

Additionally, in connection with the Asset Purchase Transaction, if the Bayhawk stockholders approve the Asset Purchase Transaction pursuant to the terms and conditions set forth in the Agreement, EBC agreed to offer to exchange shares of EBC common stock for shares of Bayhawk common stock tendered by Bayhawk stockholders (the “Share Exchange”), as follows:

(i)          Bayhawk agreed to recommend to its shareholders that they enter into the Share Exchange with EBC and tender their Bayhawk shares in exchange for shares of EBC’s common stock; and

(ii)         EBC agreed to issue one (1) share of its common stock in exchange for each one (1) share of Bayhawk common stock tendered as part of the Share Exchange, the shares of Buyer being issued in the Share Exchange being referred to herein as the “EBC Exchange Shares.”

Additionally, EBC agreed to hold open its offer to stockholders of Bayhawk to participate in the Share Exchange for a period of seventy-five (75) days (the “Exchange Period”) following the closing of the Consent Period.

Q:	WITH RESPECT TO THE ASSET PURCHASE AGREEMENT, WHAT APPROVAL IS REQUIRED?

A: Bayhawk and EBC understand, acknowledge, and agree that the approval of the Bayhawk shareholders is required for the closing of the Asset Purchase Transaction. Bayhawk and EBC have agreed to work together to prepare and file this Registration Statement, one purpose of which is to see the approval of the Bayhawk shareholders for the Asset Purchase Transaction. EBC and Bayhawk specifically agreed as follows:

As of the date of this Agreement, The Michael J. Rapport Trust (the “Trust”) owned 2,841,684 shares of the outstanding stock of Bayhawk, which constituted approximately 66% of the total issued and outstanding shares of stock of Bayhawk as of the date of this Agreement. The Trust acquired the shares in connection with the purchase by Bayhawk of certain Evans Brewing Company brands (as outlined in this Proxy Statement/Registration Statement)The Asset Purchase Transaction, including the opportunity of Bayhawk stockholders to participate in the Share Exchange, was approved by 100% of the non-interested members of the Bayhawk board of directors that the shareholders elected in December 2013.

(i)          The Trust has indicated that it intends to vote in favor of the Asset Purchase Transaction.

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(ii)         Bayhawk will, through the Proxy Statement/Registration Statement, seek approval of the other Bayhawk shareholders, by soliciting the written consents of all of Bayhawk shareholders for approval of the Asset Purchase Transaction.

(iii)        The period during which the Bayhawk shareholders may submit their written consents (the “Consent Period”), both in favor and against the Asset Purchase Transaction, shall be thirty (30) days from the date on which Bayhawk mails the definitive proxy materials to the Bayhawk shareholders.

(iv)        EBC and Bayhawk agree that in addition to the shares voted by the Trust in connection with the Asset Purchase Transaction, EBC and Bayhawk have set as an express condition of the Asset Purchase Transaction that a majority of the issued and outstanding Bayhawk shares not held by the Trust or by Evan Rapport (collectively, the “Independent Shares”), which are voted by means of written consents transmitted to Bayhawk within the Consent Period, must approve the Asset Purchase Transaction. By way of clarification, at the end of the Consent Period, the Board of Directors of Bayhawk will review the written consents received from holders of Independent Shares, and will determine whether the majority of the shares voted by written consent have voted to approve the Asset Purchase Transaction. If such majority of the shares voted by written consent have voted to approve the Asset Purchase Transaction, Bayhawk and EBC shall move to close the Asset Purchase Transaction, and the acquisition of the Transferred Assets and the assumption of the Assumed Liabilities.

(v)        If the majority of the holders of the Independent Shares who vote on the Asset Purchase Transaction vote against Bayhawk’s sale of the assets to EBC, Bayhawk management has indicated that they would not close the Asset Purchase Transaction with EBC, and likely would be forced to begin marketing the company to sell in its entirety to another private investor. There can be no guarantee that Bayhawk’s management would be able to find another purchaser willing to pay the costs associated with obtaining shareholder approval to sell the Bayhawk assets, or to offer a mechanism by which the Bayhawk stockholders would be able to obtain a public market for the shares they have owned, in many cases, for ten years or more with no market or opportunity to sell their shares. Bayhawk management is uncertain that there would be sufficient time to find another purchaser for the assets as there is less than 4 years remaining on the lease at the Bayhawk location. The Management of Bayhawk believes that there will be no lease extension offered so that Bayhawk can remain in its current location. Bayhawk management believes that there may not be sufficient time to give a new buyer sufficient time to increase sales to afford to move the brewery to another location in light of the lease term remaining. Bayhawk management feels that the Asset Purchase Transaction with EBC will give the owners of Bayhawk stock the chance to participate in a functioning brewery, and for those who participate in the Share Exchange, an eventual public market for their shares.

Q:	WHAT APPROVAL IS REQUIRED FOR THE SHARE EXCHANGE?

A: EBC and Bayhawk understand, acknowledge, and agree that part of the consideration to be paid to Bayhawk by EBC in connection with the Asset Purchase Transaction is the offer by EBC to issue shares of its common stock to Bayhawk shareholders who elect to participate in the Share Exchange. EBC and Bayhawk have prepared and filed this Registration Statement, another purpose of which is for EBC to make the offer of the Share Exchange to the Bayhawk shareholders, and to explain the purposes of the Share Exchange, and the mechanics for participation in the Share Exchange. EBC and Bayhawk specifically agreed as follows:

(i)         EBC shall offer to the Bayhawk shareholders the Share Exchange, pursuant to which EBC agrees to issue one (1) share of its common stock for each one (1) share of common stock of Bayhawk tendered in connection with the Share Exchange.

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(ii)         EBC and Bayhawk will work together to effectuate the Share Exchange, working with Bayhawk’s transfer agent and/or an exchange agent (the “Exchange Agent”) to conduct the Share Exchange.

Assuming approval by the stockholders of Bayhawk, the Share Exchange Offer will be open for a period (the “Exchange Period”) of seventy-five (75) calendar days following the closing of the Consent Period. Bayhawk stockholders may tender shares of Bayhawk stock for participation in the Share Exchange during the Exchange Period. Any Bayhawk stockholder who tenders Bayhawk shares in the Share Exchange shall have the right to withdraw any such shares tendered at any time until the closing of the Exchange Period. EBC agreed to use its best efforts to issue the EBC Exchange Shares within three (3) Business Days following the Close of the Exchange Period. EBC and Bayhawk agreed that upon the expiration of the Exchange Period, the Share Exchange offer shall be terminated, and any Bayhawk shareholders who have not tendered their shares of Bayhawk’s common stock may not participate in the Share Exchange. Additionally, any Bayhawk stockholders who elect to not participate in the Share Exchange will remain stockholders of Bayhawk, but, as noted above, following the Asset Purchase Transaction, management anticipates that Bayhawk will have no operations or assets going forward.

Q:	WHY AM I RECEIVING THIS DOCUMENT?

A: Bayhawk is sending these materials to its shareholders to help them decide how to vote their Bayhawk shares in connection with the Asset Purchase Transaction and whether to participate in the Share Exchange.

As noted above, the closing of the Asset Purchase Agreement requires the approval of the Bayhawk shareholders. The majority shareholder of Bayhawk, The Michael J. Rapport Trust, has indicated that it plans to vote in favor of the Asset Purchase Transaction. However, EBC and Bayhawk have also made it an express condition to closing the Asset Purchase Agreement that the majority of shares held by other shareholders that vote on the Asset Purchase Transaction must vote in favor of the Asset Purchase Transaction.

Additionally, by this Registration Statement, EBC is making the offer of the Share Exchange to the Bayhawk shareholders. This Registration Statement includes information about EBC, its proposed business going forward following the Asset Purchase Transaction, and how interested Bayhawk shareholders may surrender their Bayhawk shares and receive the EBC Exchange Shares.

This document constitutes both a proxy statement of Bayhawk and a prospectus of EBC. It is a proxy statement because the board of directors of Bayhawk is soliciting written consents from its shareholders using this document. It is a prospectus because EBC is offering shares of its common stock in exchange for the outstanding shares of Bayhawk in the Share Exchange.

Q:	WHAT WILL BAYHAWK RECEIVE IN CONNECTION WITH THE ASSET PURCHASE TRANSACTION?

A: Assuming that a majority of the holders of Independent Shares that are voted on the Asset Purchase Transaction during the Consent Period vote in favor of the Asset Purchase Transaction, at the closing of the Asset Purchase Transaction:

(i)          EBC will accept all right, title and interest in and to the Transferred Assets, free and clear of all encumbrances, and will assume the Assumed Liabilities, in each case in accordance with the terms of the Agreement;

(ii)         EBC will execute and deliver a signed Assignment and Assumption Agreement;

(iii)        Upon approval by the Bayhawk shareholders, and in exchange for each one (1) share of Bayhawk common stock tendered for exchange pursuant to the Share Exchange described in this Registration Statement, EBC will issue one (1) Exchange Share

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Q:	WHAT WILL BAYHAWK SHAREHOLDERS RECEIVE IN CONNECTION WITH THE SHARE EXCHANGE IF THEY CHOOSE TO PARTICIPATE? WHAT HAPPENS IF THEY CHOOSE TO NOT PARTICIPATE?

A: If the Asset Purchase Transaction is approved by Bayhawk stockholders as required herein, EBC has agreed to issue one (1) share of its common stock in exchange for each one (1) share of Bayhawk common stock tendered in connection with the Share Exchange. EBC agreed to hold open its offer to stockholders of Bayhawk to participate in the Share Exchange for a period of seventy-five (75) days (the “Exchange Period”) following the closing of the Consent Period. At any time during the Exchange Period, Bayhawk shareholders may tender their shares of Bayhawk common stock to EBC, pursuant to the steps outlined in the Registration Statement, and will receive in exchange one (1) share of EBC common stock for each one (1) share of Bayhawk common stock tendered. Bayhawk and EBC will use their best efforts to communicate with all of the Bayhawk shareholders regarding the outcome of the vote with respect to the Asset Purchase Transaction, including mailing of the results of the voting, issuing press releases, providing notice by publication, and disclosing the results of the outcome of the voting in the Company’s public filings. There is no minimum number of shares of Bayhawk common stock that must be tendered in the Share Exchange. Any Bayhawk stockholder who tenders shares of Bayhawk common stock in the Share Exchange shall have the right to withdraw any such shares tendered at any time until the closing of the Exchange Period. At the close of the Exchange Period, any Bayhawk shareholders who have not tendered their Bayhawk shares will not be entitled to participate in the Share Exchange. They will continue to hold shares of Bayhawk common stock, but Bayhawk management anticipates that Bayhawk (as an entity) will have no assets or operations.

Q:	WHEN WILL THE ASSET PURCHASE TRANSACTION BE COMPLETED?

A: As noted above, the Boards of Directors of both EBC and Bayhawk have set as a specific condition for the closing of the Asset Purchase Transaction the approval of the holders of at least a majority of the Independent Shares (i.e. shares not held by The Michael J. Rapport Trust or by Evan Rapport, who is an officer of EBC and the son of Michael Rapport) that actually vote on the Asset Purchase Transaction proposal. The Consent Period, the period during which the Bayhawk shareholders may tender their votes either for or against the Asset Purchase Transaction runs from the date on which Bayhawk mails the definitive proxy materials to its shareholders, and ends on the 31st day following the mailing date. During the Consent Period, Bayhawk management will work with its Transfer Agent to track the written consents received. The Transfer Agent will tally the votes, and will provide updates to Bayhawk during the Consent Period. At the closing of the Consent Period, if the holders of at least a majority of the Independent Shares vote in favor of the Asset Purchase Transaction, EBC and Bayhawk will close the Asset Purchase Transaction as soon thereafter as possible. EBC will provide additional information about the closing to the public in its publicly filed reports.

If the holders of at least a majority of the Independent Shares do not vote in favor of the Asset Purchase Transaction, Bayhawk as a company will continue to exist but its stock will not be traded and there are no dividends anticipated to be dispersed in the future, as there were no dividends dispersed in the past. Bayhawk management believes that the lack of liquidity of the Bayhawk stock is one of the major difficulties in reselling shares of Bayhawk common stock.

Q:	ARE THE EBC SHAREHOLDERS REQUIRED TO APPROVE THE ASSET PURCHASE TRANSACTION?

A: Yes. On May 23, 2014, the Board of Directors of EBC recommended to its shareholder that it approve the Asset Purchase and Share Exchange Agreement, the Asset Purchase Transaction, and the Share Exchange. (Subsequently, on June ___, 2015, EBC and Bayhawk amended and restated the Asset Purchase and Share Exchange Agreement (as amended, the “Agreement”). In May 2014, EBC had one shareholder, The Michael J. Rapport Trust (the “Trust”). The trustee of the Trust is Michael J. Rapport, who is the President and Chief Executive Officer of EBC. Mr. Rapport is also a director of Bayhawk, as described more fully in the accompanying registration statement/proxy materials. The Trust has indicated that intends to vote to approve the Asset Purchase Transaction and to participate in the Share Exchange as a shareholder of Bayhawk.

Q:	HOW DOES THE BAYHAWK BOARD OF DIRECTORS RECOMMEND I VOTE?

A: The Bayhawk board of directors has unanimously approved the Asset Purchase Transaction for the reasons set forth below in the accompanying registration statement/proxy materials, and determined that the Asset Purchase Transaction and the transactions contemplated by the Agreement, including the Asset Purchase Transaction and the Share Exchange, are fair and reasonable and in the best interests of Bayhawk and its shareholders. The Bayhawk board of directors recommends that you vote your Bayhawk shares “FOR” the Asset Purchase Transaction, and that you exchange your shares of Bayhawk common stock for Exchange Shares pursuant to the Share Exchange.

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Q:	WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement/registration statement, please vote your Bayhawk shares as soon as possible so that your vote will be considered and counted with respect to the Asset Purchase Transaction.

If the Asset Purchase Transaction is approved, EBC will proceed with the Share Exchange, and will communicate to the Bayhawk stockholders the results of the vote and the requirements for participation in the Share Exchange through several means, including mailing of the results of the voting, issuing press releases, providing notice by publication, and disclosing the results of the outcome of the voting in the Company’s public filings. Please follow the instructions set forth on the written consent form or on the voting instruction form provided by the record holder if your shares are held in “street name” through your broker, bank or other nominee. If you choose to participate in the Share Exchange, please follow the instructions on the Share Exchange Election Form.

Q:	HOW DO I VOTE?

A: If you are a shareholder of record of Bayhawk as of ________________, 2015 (the “Bayhawk Record Date”), you may submit your written consent at any time during the Consent Period by completing, signing, dating, and returning the enclosed written consent form in the enclosed postage-paid envelope.

If your shares are held in “street name,” through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. “Street name” shareholders/stockholders who wish to provide their consent will need to obtain a proxy form from their broker, bank or other nominee.

Q:	HOW MANY VOTES DO I HAVE?

A: You are entitled to one vote for each share of Bayhawk common stock that you owned as of the close of business on the Bayhawk Record Date. As of the close of business on the Bayhawk record date, 4,448,624 shares of Bayhawk common stock were outstanding and entitled to vote by written consent.

Q:	WHAT IF I SELL MY BAYHAWK SHARES BEFORE THE CLOSE OF THE CONSENT PERIOD?

A: The Bayhawk Record Date is earlier than the end of the Consent Period and the date that the transaction is expected to be completed. If you transfer your shares after the Bayhawk Record Date but before the close of the Consent Period, you will retain your right to vote your Bayhawk shares by written consent. However, you will lose the right to participate in the Share Exchange and receive Exchange Shares from EBC.

Q:	SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If you choose to participate in the Share Exchange, you should follow the instructions included in the accompanying Registration Statement/proxy materials.

Q:	WILL THERE BE A MEETING OF BAYHAWK SHAREHOLDERS TO VOTE ON THE ASSET PURCHASE TRANSACTION OR THE SHARE EXCHANGE?

A: No. No meeting of the Bayhawk shareholders will be held. The Bayhawk Board of Directors has elected to proceed by written consent, and is asking the Bayhawk shareholders to send in their written consent forms, voting either FOR or AGAINST the Asset Purchase Transaction. Additionally, in connection with the Asset Purchase Transaction, the Bayhawk Board of Directors is recommending that all the Bayhawk shareholders participate in the Share Exchange, and tender their shares of Bayhawk common stock to receive EBC Exchange Shares.

Q:	IF MY SHARES ARE HELD IN “STREET NAME” BY A BROKER, BANK OR OTHER NOMINEE, WILL MY BROKER, BANK OR OTHER NOMINEE VOTE MY SHARES FOR ME?

A: If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a written consent form directly to Bayhawk unless you obtain a “legal proxy,” which you must obtain from your broker, bank or other nominee.

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If you are a Bayhawk shareholder and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee may not vote your shares on the Asset Purchase Transaction, which broker non-votes will have no effect on the vote count for this proposal.

Q:	WHAT IF I DO NOT VOTE OR I ABSTAIN?

A: As noted above, the Boards of Directors of both EBC and Bayhawk have set as a specific condition for the closing of the Asset Purchase Transaction the approval of the holders of at least a majority of the Independent Shares (i.e. shares not held by The Michael J. Rapport Trust or by Evan Rapport, who is an officer of EBC and the son of Michael Rapport) that actually vote on the Asset Purchase Transaction proposal. The Consent Period, the period during which the Bayhawk shareholders may tender their votes either for or against the Asset Purchase Transaction runs from the date on which Bayhawk mails the definitive proxy materials to its shareholders, and ends on the 31st day following the mailing date. During the Consent Period, Bayhawk management will work with its Transfer Agent to track the written consents received. The Transfer Agent will tally the votes, and will provide updates to Bayhawk during the Consent Period. At the closing of the Consent Period, if the holders of at least a majority of the Independent Shares vote in favor of the Asset Purchase Transaction, EBC and Bayhawk will close the Asset Purchase Transaction as soon thereafter as possible. If you do not vote or abstain, and if the holders of at least a majority of the Independent Shares (i.e. shares not held by The Michael J. Rapport Trust or by Evan Rapport) that actually vote on the Asset Purchase Transaction proposal vote in favor, the condition will have been satisfied, and EBC and Bayhawk will proceed to close the Asset Purchase Transaction.

Q:	WHAT WILL HAPPEN IF I RETURN MY WRITTEN CONSENT FORM OR VOTING INSTRUCTION CARD WITHOUT INDICATING HOW TO VOTE?

A: If you sign and return your written consent form or voting instruction card without indicating how to vote on the Asset Purchase Transaction, the shares of Bayhawk common stock represented by your proxy will be voted “FOR” the Asset Purchase Transaction. PLEASE NOTE: To participate in the Share Exchange, you must affirmatively indicate your intention to tender your Bayhawk shares. In other words, returning your written consent form or voting instruction card without indicating a preference with respect to the Share Exchange will not count as an affirmative decision to exchange your shares.

Q:	MAY I CHANGE MY VOTE AFTER I HAVE DELIVERED MY WRITTEN CONSENT FORM OR VOTING INSTRUCTION CARD?

A: No. Once you have tendered your written consent form or voting instruction card to Bayhawk’s transfer agent or your broker, bank, or other nominee, you may not later change your vote.

Q:	ARE BAYHAWK SHAREHOLDERS ENTITLED TO APPRAISAL RIGHTS?

A: No. Under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), appraisal rights generally are granted in connection with merger transactions and are not granted in connection with the sale of assets of a company, such as the Asset Purchase Transaction. Additionally, because the opportunity to participate in the Share Exchange is entirely voluntary, no appraisal rights are granted in connection with the Share Exchange.

Q:	WHOM SHOULD I CONTACT IF I HAVE ANY QUESTIONS ABOUT THE PROXY MATERIALS OR VOTING?

A: If you have any questions about the proxy materials or if you need assistance submitting your proxy or voting your shares or need additional copies of this document or the enclosed consent form, you should contact the proxy solicitation agent for Bayhawk.

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SUMMARY

This summary highlights selected information included in this document and does not contain all of the information that may be important to you. You should read this entire document and its appendices and the other documents to which we refer before you decide how to vote with respect to the Asset Purchase Transaction proposal. In addition, you should read the Amended and Restated Asset Purchase and Share Exchange Agreement which is included with this proxy statement/registration statement, as well as the public filings of EBC, which are available from the SEC or from EBC directly. For a description of how to obtain, this information, see “Where You Can Find More Information” on page II-2 of this proxy statement/registration statement.

The Parties

Bayhawk Ales Inc. (a Delaware corporation)

3815 S. Main St. Santa Ana, CA 92707

Bayhawk Ales, Inc., a Delaware corporation, (“Bayhawk”), has been in business for over 21 years. Since its inception, Bayhawk has been located in the McCormick and Schmick’s Restaurant at 2000 Main St, Irvine CA 92614. The products produced by Bayhawk Ales are 90% private labeled. The business has only recently in the last few years has become profitable. Its largest customer is Landry’s Inc., a privately owned, multi-brand dining, hospitality, entertainment and gaming corporation based in Houston, Texas, which owns McCormick and Schmick’s. Even though Bayhawk is finally profitable, the cost to move the operations of Bayhawk is far greater than the revenue that Bayhawk Ales earns. The sublease on the McCormick and Schmick’s location will run out in less than 4 years.

As of the date of this proxy statement/registration statement, to the best of Bayhawk’s management’s knowledge, Bayhawk had 4,448,624 shares of its common stock issued and outstanding.

Evans Brewing Company Inc. (a Delaware corporation)

2000 Main Street, Irvine CA 92614

Evans Brewing Company Inc. (“EBC”) was incorporated in Delaware on June 18, 2013, as ALPINE 3 Inc. and organized as a vehicle to investigate and, if such investigation warranted, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Since inception, EBC has been in the developmental stage and has conducted virtually no business operations other than exploring the acquisition of the Bayhawk brands and related assets. On April 4, 2014, The Michael J. Rapport Trust (the “Trust”), of which Michael Rapport is the trustee, purchased 10,000,000 of the outstanding shares of EBC common stock from the founder of EBC, and became the sole shareholder. Mr. Rapport is also a director of Bayhawk. On October 9, 2014, the Trust agreed to the cancellation of 9,600,000 of the shares, and retained 400,000 shares.

As of the date of this proxy statement/registration statement, EBC had 436,000 shares of its common stock issued and outstanding, held by the Trust and the officers and directors of EBC

The Asset Purchase Transaction

The terms and conditions of the Asset Purchase Transaction are contained in the Amended and Restated Asset Purchase and Share Exchange Agreement, which is attached to this document as Annex A. We encourage you to read the Agreement carefully, as it is the legal document that governs the Asset Purchase Transaction.

Bayhawk and EBC entered into the Agreement on October 15, 2014, subject to receiving approval of the Bayhawk shareholders. Subsequently, on June __, 2015, EBC and Bayhawk agreed to clarify certain terms, and entered into an Amended and Restated Asset Purcahse and Share Exchange Agreement (the “Agreement”). Assuming that the approval of the Bayhawk shareholders is obtained, pursuant to the Agreement, Bayhawk will sell to EBC, and EBC will purchase from Bayhawk all of the assets of Bayhawk, including but not limited to: (A) all assets, including personal property, intellectual property, inventory, contracts, websites, documents, and all other assets however delineated relating to the Bayhawk Ales label (as defined in the Agreement and discussed in more detail below); and (B) all assets, including personal property, intellectual property, inventory, contracts, websites, documents, and all other assets however delineated relating to the Evans Brands (as defined in the Agreement and discussed in more detail below); and (C) 100% of the stock in Evans Brewing CO (CA) which has the brewers license at City Brewery in Lacrosse, WI (where all of the EBC brands will be brewed) (collectively, the “Transferred Assets”). (The “Evans Brands” include the former assets of Pig’s Eye Brewing Company, including its original beers, lagers and ales (“Pig’s Eye Brands”), as well as Evans Lager Original, Evans Lager Black, Evans Lager Light, Bad Kat Ice, and Dead Presidents.) A full list of the Transferred Assets is included as Exhibit A to the Agreement. Additionally, pursuant to the terms and conditions set forth in the Agreement, EBC agrees to assume all of the liabilities of Bayhawk (the “Assumed Liabilities”). A full list of the Assumed Liabilities is included as Exhibit B to the Agreement.

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Consideration Paid to Bayhawk

Pursuant to the Agreement, in connection with the Asset Purchase Transaction, EBC will pay to Bayhawk the purchase price as follows:

●	EBC will accept all right, title and interest in and to the Transferred Assets, free and clear of all encumbrances, and will assume the Assumed Liabilities, in each case in accordance with the terms of this Agreement;

●	EBC will execute and deliver a signed Assignment and Assumption Agreement;

●	Upon approval by the stockholders of Bayhawk, and in exchange for each one (1) share of Bayhawk common stock tendered for exchange pursuant to the Share Exchange described below, and pursuant to the Registration Statement on Form S-4, EBC will issue one (1) share of EBC’s common stock (collectively, the “Exchange Shares”).

Shareholder Approval; Written Consent Procedures

As noted above, after careful consideration, the boards of directors of EBC and Bayhawk have approved the Agreement and the Asset Purchase Transaction, and each board of directors has recommended the Agreement and the Asset Purchase Transaction to its respective shareholders for approval.

EBC Shareholder

The shareholders of EBC, The Michael J. Rapport Trust and the officers and directors of EBC (5 total), have indicated that they intend to vote their shares, which constitute approximately 93% of the outstanding shares of EBC, in favor of the Asset Purchase Transaction.

Bayhawk Shareholders

As of the date of this Registration Statement, one shareholder, The Michael J. Rapport Trust, held 2,841,684 shares of Bayhawk’s common stock, constituting approximately 66% of Bayhawk’s outstanding common stock. The Michael J. Rapport Trust has indicated that it intends to vote its shares of Bayhawk common stock in favor of the Asset Purchase Transaction and the Agreement.

The specific proposal on which the Bayhawk shareholders are being asked to vote is as follows:

1.

Approval of the entry by Bayhawk into the Amended and Restated Asset Purchase and Share Exchange Agreement, dated June __, 2015, and pursuant to the terms thereof, the acquisition by EBC of all of the assets of Bayhawk, including but not limited to: (A) all assets, including personal property, intellectual property, inventory, selected distribution contracts, websites, documents, and all other assets however delineated relating to the Bayhawk Ales label; and (B) all assets, including personal property, intellectual property, inventory, contracts, websites, documents, and all other assets however delineated relating to the Evans Brands, and (C) 100% of the stock in Evans Brewing Company Inc. (CA) (“Evans Brewing California”) which has the brewers license at City Brewery in Lacrosse, WI (where all of the EBC brands will be brewed) (collectively, the “Transferred Assets”), and the assumption by EBC, pursuant to the terms and conditions set forth in the Agreement, of all of the liabilities of Bayhawk (the “Assumed Liabilities”). (By way of information, the “Evans Brands” include the former assets of Pig’s Eye Brewing Company, including its original beers, lagers and ales (“Pig’s Eye Brands”), as well as Evans Lager Original, Evans Lager Black, Evans Lager Light, Bad Kat Ice, and Dead Presidents.)

As noted above, the Boards of Directors of both EBC and Bayhawk have set as a specific condition for the closing of the Asset Purchase Transaction the approval of the holders of at least a majority of the Independent Shares of Bayhawk (i.e. shares not held by The Michael J. Rapport Trust or by Evan Rapport, who is an officer of EBC and the son of Michael Rapport) that actually vote on the Asset Purchase Transaction proposal. The Consent Period, the period during which the Bayhawk shareholders may tender their votes either for or against the Asset Purchase Transaction runs from the date on which Bayhawk mails the definitive proxy materials to its shareholders, and ends on the 31st day following the mailing date. During the Consent Period, Bayhawk management will work with its Transfer Agent to track the written consents received. The Transfer Agent will tally the votes, and will provide updates to Bayhawk during the Consent Period. At the closing of the Consent Period, if the holders of at least a majority of the Independent Shares vote in favor of the Asset Purchase Transaction, EBC and Bayhawk will close the Asset Purchase Transaction as soon thereafter as possible. EBC will provide additional information about the closing to the public in its publicly filed reports.

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Additional information on how to provide your written consent, either in favor of or against the Asset Purchase Transaction can be found below beginning on page 34.

Recommendation of the EBC Board of Directors and EBC’s Reasons for the Asset Purchase Transaction

After careful consideration, the EBC board of directors recommended that the EBC shareholders vote “FOR” the Asset Purchase Transaction.

In reaching its decision, the EBC board of directors considered a number of factors as generally supporting its decision to enter the Asset Purchase Agreement, including, among others, the ability to acquire the assets and operations of Bayhawk (including the assets of Evans Brewing CA), as well as the issuance of shares of EBC common stock, in connection with the Share Exchange, which will allow EBC to commence operations without requiring a large capital outlay. Additionally, the EBC board has considered the experience of Michael and Evan Rapport in the microbrewing industry, and the synergies that could result from a combination of EBC and Bayhawk. Finally, the EBC Board believes that EBC will be able to have its shares trading on the public market, which will benefit the Bayhawk stockholders who elect to participate in the Share Exchange, thus providing some liquidity to those stockholders, as well as future investors in EBC.

Bayhawk Stockholders will receive shares in EBC, a currently reporting public company. Management of EBC intends to seek to have its shares listed for trading on the OTC Bulletin Board or the OTC Markets. As such, once EBC’s stock is accepted for trading and a market develops, Bayhawk Stockholders should be able to participate in the market of EBC’s shares, which is something that has been absent with respect to Bayhawk common stock. EBC Management believes that the current value of your investment is based on your ability to sell it on your own to another party. With tradable shares of EBC stock, Bayhawk Stockholders will be able to call a broker to sell or to buy more shares of EBC stock.

For a more complete description of EBC’s reasons for the Asset Purchase Transaction and the recommendations of the EBC board of directors, see “The Asset Purchase Transaction” beginning on page 50 of this proxy statement/registration statement.

Recommendation of the Bayhawk Board of Directors and Bayhawk’s Reasons for the Asset Purchase Transaction

After careful consideration, the Bayhawk board of directors recommends that the Bayhawk shareholder s vote “FOR” the Asset Purchase Transaction.

In reaching its decision, the Bayhawk board of directors considered a number of factors as generally supporting its decision to enter the Asset Purchase Agreement, including, among others, Bayhawk Stockholders will receive shares in EBC, a currently reporting public company. Management of EBC intends to seek to have its shares listed for trading on the OTC BB or the OTC Markets. As such, once EBC’s stock is accepted for trading and a market develops, Bayhawk Stockholders should be able to participate in the market of EBC’s shares, which is something that has been absent with respect to Bayhawk common stock. EBC Management believes that the current value of your investment is based on your ability to sell it on your own to another party. With tradable shares of EBC stock, Bayhawk Stockholders will be able to call a broker to sell or to buy more shares of EBC stock.

In addition, as noted, Bayhawk management believes that it is unlikely that its current lease on the location of its brewery operations will be renewed, which would require a relocation of the Bayhawk brewery. The Bayhawk Board believes that without having the ability to have its shares traded in the public markets, which management believes would be extremely difficult for Bayhawk, the ability to attract investors that can fund the relocation of the brewery in the event no new lease is offered will be limited. Although in the inception it was anticipated that the Brewery would become an integral part of the McCormick and Schmick’s restaurant, it has not. There is no collaboration or cross marketing at this time. The current Bayhawk management has spent the last several months trying to cultivate a relationship with the restaurant but there has been no change in the relationship between the brewery and the restaurant. The Bayhawk Board estimates that the cost to relocate the brewery will be between 3 and 12 million dollars (with the latter if all new equipment was purchased). The Bayhawk Board believes that this funding will need to come from an outside equity partner, and that such financing will be more likely if done through a publicly reporting and trading entity, namely EBC.

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For a more complete description of Bayhawk’s reasons for the Asset Purchase Transaction and the recommendation of the Bayhawk board of directors, see “The Asset Purchase Transaction” beginning on page 50 of this proxy statement/registration statement.

The Share Exchange

As partial consideration for the Asset Purchase Transaction, EBC is offering the Share Exchange, pursuant to which EBC has agreed to issue one (1) share of its common stock in exchange for each one (1) share of Bayhawk common stock tendered in connection with the Share Exchange. Assuming approval by the stockholders of Bayhawk, the Share Exchange Offer will be open for a period (the “Exchange Period”) of seventy-five (75) calendar days following the closing of the Consent Period. Bayhawk stockholders may tender shares of Bayhawk stock for participation in the Share Exchange during the Exchange Period. Any Bayhawk stockholder who tenders Bayhawk shares in the Share Exchange shall have the right to withdraw any such shares tendered at any time until the closing of the Exchange Period. EBC agreed to use its best efforts to issue the EBC Exchange Shares within three (3) Business Days following the Close of the Exchange Period. EBC and Bayhawk agreed that upon the expiration of the Exchange Period, the Share Exchange offer shall be terminated, and any Bayhawk shareholders who have not tendered their shares of Bayhawk’s common stock may not participate in the Share Exchange. Additionally, any Bayhawk stockholders who elect to not participate in the Share Exchange will remain stockholders of Bayhawk, but, as noted above, following the Asset Purchase Transaction, management anticipates that Bayhawk will have no operations or assets going forward. There is no minimum number of shares of Bayhawk common stock that must be tendered in the Share Exchange.

Please do not submit your Bayhawk stock certificates at this time. Following the closing of the Consent Period, EBC management will communicate to the Bayhawk stockholders the results of the voting on the Asset Purchase Transaction through several different means, including mailing of the results of the voting, issuing press releases, providing notice by publication, and disclosing the results of the outcome of the voting in the Company’s public filings. If the Asset Purchase Transaction has been approved as required by the Agreement, EBC will proceed with the Share Exchange. Following such notification by EBC, if you elect to participate in the Share Exchange, please return the attached Share Exchange Election Form, indicating your election to exchange your Bayhawk shares. You will then receive instructions for surrendering your Bayhawk stock certificates in exchange for shares of EBC common stock from the exchange agent. Please Note: Bayhawk shareholders who elect to participate in the Share Exchange will be responsible for any Transfer Agent fees or other fees relating to the Share Exchange.

If your Bayhawk stock certificate has been lost, stolen or destroyed, please complete and transmit the Lost Certificate Affidavit to the Transfer Agent. The Transfer Agent will issue the Exchange Shares upon the delivery of the Lost Certificate Affidavit.

Appraisal Rights

The Delaware General Corporation Law does not provide appraisal rights in connection with the sale of all or substantially all of the assets of a corporation. As such, the Bayhawk shareholders do not have appraisal rights in connection with the Asset Purchase Transaction. Additionally, because the Share Exchange is voluntary, no appraisal rights are granted in connection with the Share Exchange.

Accounting Treatment of the Transaction

The transaction will be accounted for as a business combination under common control, a method similar to the pooling-of-interest method ("Pooling-of-Interest") as EBC and Bayhawk are both under common control by their majority shareholder, the Michael J. Rapport Trust, prior to the share exchange.

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Interests of Directors and Executive Officers in the Asset Purchase Transaction

You should be aware that some of the directors and executive officers of EBC and Bayhawk have interests in the Asset Purchase Transaction and Share Exchange that may be different from, or are in addition to, the interests of shareholders generally, including without limitation the following:

Michael Rapport is an officer and director, and through the Michael J. Rapport Trust (the “Trust”) is the majority stockholder, of EBC. Mr. Rapport is also a director and, through the Trust, is the majority stockholder of Bayhawk. Mr. Rapport, through the Trust, purchased 10,000,000 shares of EBC’s common stock from EBC’s founder on April 10, 2014. Subsequently, on October 9, 2014, the Trust agreed to the cancellation of 9,600,000 of the shares, and retained 400,000 shares. Michael Rapport is the father of Evan Rapport, who is the Vice President and a director of EBC.

The Bayhawk and EBC Boards of Directors were aware of these additional interests by their respective directors and executive officers and considered these potential interests, among other matters, in evaluating and negotiating the Asset Purchase Transaction and the Share Exchange, in approving the Agreement and in recommending that their respective shareholders approve the applicable Agreement-related proposals.

Governance of EBC following completion of the Asset Purchase Transaction

Michael Rapport will continue to serve as Chief Executive Officer, President, and Chairman of the Board of EBC. The directors of EBC following the closing of the Asset Purchase Transaction will be Michael Rapport, Evan Rapport, Mark Lamb, Roy Roberson and Joe Ryan.

Headquarters

Upon completion of the Asset Purchase Transaction, EBC’s operations will continue at the Bayhawk location during the remainder of the lease, and EBC management will continue to seek to negotiate a lease extension and locate potential alternative locations.

Voting by EBC and Bayhawk Directors and Executive Officers

As of the Bayhawk record date, directors and executive officers of Bayhawk and their affiliates owned and were entitled to vote 3,424,648 shares of Bayhawk common stock, representing approximately 77% of the total voting power of the shares of Bayhawk common stock outstanding on that date. As noted above, this amount includes 2,841,684 shares held by The Michael J. Rapport Trust (the “Trust”), of which Michael Rapport is the trustee. Not counting the shares held by the Trust, the other officers and directors own 582,964 shares, representing approximately 13.1% of the voting power of the shares of Bayhawk common stock.

As of the EBC record date, directors and executive officers of EBC and their affiliates owned and were entitled to vote 405,000 shares of EBC common stock representing approximately 92.89% of the total voting power of the shares of EBC common stock outstanding on that date.

Risk Factors

You should also carefully consider the risks that are described in the section entitled “Risk Factors” beginning on page 19.

SELECTED HISTORICAL FINANCIAL DATA

Bayhawk Selected Historical Financial Information

Not required.

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EBC Selected Historical Financial Information

Not required for smaller reporting companies.

SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Not required for smaller reporting companies.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED PER SHARE INFORMATION

Not required for smaller reporting companies.

MARKET PRICES AND DIVIDEND DATA

Stock Prices - EBC

There is no established public trading market for EBC’s common stock, and a regular trading market may not develop, or if developed, may not be sustained. A stockholder in all likelihood, therefore, will not be able to resell his or her securities should he or he desire to do so when eligible for public resale. EBC plans to work with a market maker and other professionals with a view to having EBC’s common stock accepted for trading on the OTC Markets or the OTC Bulletin Board following the closing of the Asset Purchase Transaction and the Share Exchange.

Dividends - EBC

EBC has not declared any cash dividends on its common stock since inception and does not anticipate paying such dividends in the foreseeable future. Any decisions as to future payments of dividends will depend on EBC’s earnings and financial position and such other facts, as the Board of Directors deems relevant.

Stock Prices - Bayhawk

To date, there has not been an established public trading market for Bayhawk’s common stock, and EBC and Bayhawk management believe it is unlikely that a regular trading market will develop. Assuming the Bayhawk stockholders approve the Asset Purchase Transaction, EBC plans to proceed with the Share Exchange, which may serve to reduce the number of holders of Bayhawk common stock, which could further reduce the likelihood of a trading market developing. Bayhawk management has no plans to seek to have the shares of Bayhawk common stock traded publicly.

Dividends - Bayhawk

To the knowledge of Bayhawk’s current management, Bayhawk has not declared any cash dividends on its common stock, and Bayhawk management does not anticipate paying such dividends in the foreseeable future. Assuming the Bayhawk stockholders approve the Asset Purchase Transaction, following the closing of that transaction, Bayhawk will not continue to own assets or have operations, making the payment of dividends unlikely.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement/Registration Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this communication that refer to EBC’s estimated or anticipated future results, including estimated synergies, or other non-historical facts are forward-looking statements that reflect EBC’s current perspective of existing trends and information as of the date of this communication. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the Asset Purchase Transaction, including future financial and operating results, EBC’s plans, objectives, expectations and intentions, and the expected timing of completion of the Asset Purchase transaction. It is important to note that EBC’s goals and expectations are not predictions of actual performance. Actual results may differ materially from EBC’s current expectations depending upon a number of factors affecting EBC’s business and risks associated with the Asset Acquisition Transaction and the Share Exchange. These factors include, among others, the inherent uncertainty associated with financial projections; the successful closing of the Asset Purchase Transaction; subsequent integration of the Bayhawk business and the ability to recognize the anticipated synergies and benefits of the Asset Purchase Transaction; the ability to obtain required regulatory approvals for the transaction, the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain the requisite Bayhawk stockholder approvals; the risk that a condition to closing of the Asset Purchase Transaction may not be satisfied on a timely basis or at all; the failure of the proposed Asset Purchase Transaction to close for any other reason; risks relating to the value of the EBC shares to be issued in the Share Exchange transaction; the anticipated size of the markets and continued demand for EBC’s and Bayhawk’s products; the impact of competitive products and pricing; access to available financing (including financing for the acquisition or refinancing of EBC or Bayhawk debt as necessary) on a timely basis and on reasonable terms; the risks of fluctuations in foreign currency exchange rates; the risks and uncertainties normally incident to the microbrewing or craft brewing industry; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any, including BATF approvals; market acceptance of and continued demand for EBC’s and Bayhawk’s products, including the acceptance and demand for new microbrewed brands; the impact of competitive products and pricing; costs and efforts to defend or enforce intellectual property rights; successful compliance with governmental regulations applicable to EBC’s ongoing facilities, products and/or businesses; changes in tax laws or interpretations that could increase EBC’s consolidated tax liabilities; the loss of key senior management or scientific staff; such other risks and uncertainties detailed in EBC’s periodic public filings with the Securities and Exchange Commission and from time to time in EBC’s other investor communications. Except as expressly required by law, EBC expressly disclaims any intent or obligation to update or revise these forward-looking statements.

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RISK FACTORS

In addition to the other information contained in this document, including the matters addressed under the caption “Cautionary Statement Regarding Forward-Looking Statements,” beginning on page 18 of Proxy Statement/Registration Statement, Bayhawk shareholders should carefully consider the following risks in deciding whether to vote for the approval of the Asset Purchase Transaction and whether to participate in the Share Exchange. You should also consider the other information in this document, as well as the Amended and Restated Asset Purchase and Share Exchange Agreement, and the public filings of EBC. See “Where You Can Find More Information” beginning on page II-2 of this Proxy Statement/Registration Statement.

RISKS ASSOCIATED WITH OUR COMPANY:

We are an “emerging growth company,” and the reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (ii) the last date of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We will be deemed a large accelerated filer on the first day of the fiscal year after the market value of our common equity held by non-affiliates exceeds $700 million, measured on October 31.

We cannot predict if investors will find our common stock less attractive to the extent we rely on the exemptions available to emerging growth companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

A Company that elects to be treated as an emerging growth company shall continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which is deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon it attaining a public float of at least $700 million.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Management of EBC cannot guarantee that EBC will generate revenues which could result in a total loss of the value of your investment if it is unsuccessful in its business plans.

While Evans Brewing California, a California corporation which is a separate entity from EBC, and Bayhawk have generated revenues during their history, which are reported in the financial statements included in this proxy statement/registration statement, there can be no assurance that EBC will continue to generate revenues or that revenues will be sufficient to maintain its business following the Asset Purchase Transaction.  As a result, you could lose all of your investment if you participate in the Share Exchange if EBC is not successful in its proposed business plans.

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EBC’s needs could exceed the amount of time or level of experience our officers and directors may have.  EBC will be dependent on key executives, and the loss of the services of the current officers and directors could severely impact EBC’s business operations.

EBC’s business plan does not provide for the hiring of any additional employees other than outlined in its plan of operations until sales will support the expense.  Until that time the responsibility of developing EBC’s business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company will fall upon the two officers and the directors.  In the event they are unable to fulfill any aspect of their duties to EBC, it may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of our business.

Additionally, the management of future growth will require, among other things, continued development of EBC’s financial and management controls and management information systems, stringent control of costs, increased marketing activities, and the ability to attract and retain qualified management, research, and marketing personnel.  The loss of key executives or the failure to hire qualified replacement personnel would compromise EBC’s ability to generate revenues or otherwise have a material adverse effect on EBC.  There can be no assurance that EBC will be able to successfully attract and retain skilled and experienced personnel but every effort will be made to do so.

As of the date of this Proxy Statement/Registration Statement, Evans Brewing California had been operated previously as a private company. Additionally, Bayhawk previously filed public reports with the SEC, but ceased making the required filings in 1999. Current management of both of these entities has limited experience in complying with public company reporting and other obligations. Taking steps to comply with these requirements will increase our costs and require additional management resources, and does not ensure that we will be able to satisfy them.

Prior to the transactions described in this Proxy Statement/Registration Statement, the operations of Evans Brewing California were conducted as a private company. Additionally, Bayhawk previously operated as a public company, and filed reports with the SEC. However, under prior management, Bayhawk ceased making the required filings in 1999, and has not filed any required public reports since 1999.  Current Bayhawk management was not involved in the determination to cease making the required filings. Upon the closing of the Asset Purchase Transaction, assuming the Bayhawk shareholders provide the required approval, EBC will acquire the assets and liabilities of Bayhawk (including the assets of Evans Brewing Calfornia), and EBC will become the operating company. EBC is a public reporting company.  As a public company commencing commercial operations, we will be required to comply with applicable provisions of the Sarbanes-Oxley Act of 2002, as well as other federal securities laws, and rules and regulations promulgated by the SEC and the various exchanges and trading facilities where our common stock may trade, which will result in significant initial and continuing legal, accounting, administrative and other costs and expenses. These rules and requirements impose certain corporate governance requirements relating to director independence, filing and distributing annual and interim reports, stockholder meetings, approvals and voting, soliciting proxies, conflicts of interest, and  codes of conduct, depending on where our shares trade. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all applicable requirements.

As we review our internal controls and procedures, we may determine that they are ineffective or have material weaknesses, which could impact the market’s acceptance of our filings and financial statements.

EBC’s annual report for 2014 was the first time EBC’s management was required to provide a report on its internal controls and procedures, including the internal controls over financial reporting, although management has conducted reviews of such internal controls and procedures in connection with the preparation and filing of its prior quarterly reports. As EBC continues as a publicly reporting company, EBC management will be required to continue to review our internal control over financial reporting for the purpose of providing the reports required by the SEC’s rules. As the Company grows, following the closing of the Asset Purchase Transaction (assuming Bayhawk shareholder approval is obtained), and during the course of our ongoing reviews and testing, we may identify deficiencies or our controls and procedures may no longer be deemed to be effective. Furthermore, if we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We or our independent registered public accounting firm may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting, which could harm our operating results, cause investors to lose confidence in our reported financial information and cause the trading price of our stock to fall. In addition, as a public company we are required to file in a timely manner accurate quarterly and annual reports with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended.  Any failure to report our financial results on an accurate and timely basis could result in sanctions, lawsuits, delisting of our shares from the market or trading facility where our shares may trade, or other adverse consequences that would materially harm our business.

Because EBC has shown a net loss since inception, ownership of the EBC shares through participation in the Share Exchange is highly risky and could result in a complete loss of the value of your investment in Bayhawk if EBC is unsuccessful in its business plans.

Based upon current plans, EBC expects to incur operating losses in future periods as it incurs significant expenses associated with the growth of its business.  Further, there is no guarantee that it will be successful in realizing future revenues or in achieving or sustaining positive cash flow at any time in the future.  Any such failure could result in the possible closure of its business or force EBC to seek additional capital through loans or additional sales of its equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

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Growth and development of operations will depend on the acceptance of EBC’s proposed business.  If EBC’s products are not deemed desirable and suitable for purchase and it cannot establish a customer base, it may not be able to generate future revenues, which would result in a failure of the business and a loss of the value of your investment in Bayhawk.

The acceptance of EBC’s brewing products for its customers is critically important to its success. EBC cannot be certain that the services that it will be offering will be appealing and as a result there may not be any demand for these products and its sales could be limited and it may never realize any revenues. In addition, there are no assurances that if it alters or changes the products it offers in the future that the demand for these new products will develop and this could adversely affect our business and any possible revenues.

If demand for the products EBC plans to offer slows, then its business would be materially affected, which could result in the loss of your entire investment in Bayhawk if you participate in the Share Exchange and receive shares of EBC’s common stock.

Demand for products which it intends to sell depends on many factors, including:

●	the number of customers EBC is able to attract and retain over time.

●	the economy, and in periods of rapidly declining economic conditions, customers may defer products such as ours in order to pay secured debts or debts that must be paid in order to remain solvent.

●	the competitive environment in the micro-brewery market may force it to reduce prices below its desired pricing level or increase promotional spending.

●	the ability to anticipate changes in consumer preferences and to meet customers’ needs in a timely cost effective manner.

For the long term, demand for the products it plans to offer may be affected by:

●	the ability to establish, maintain and eventually grow market share in a competitive environment.

●	delivery of its information globally, geopolitical changes, changes in liquor regulations, currency fluctuations, natural disasters, pandemics and other factors beyond our control may increase the cost of items it purchases, create communication issues or render product delivery difficult which could have a material adverse effect on its sales and profitability.

All of these factors could result in immediate and longer term declines in the demand for the products it plans to offer, which could adversely affect its sales, cash flows and overall financial condition.  An investor who participates in the Share Exchange could lose his or her entire investment in Bayhawk as a result.

EBC has limited management resources, and will be dependent on key executives. The loss of the services of the current officers and directors could severely impact EBC’s business operations and future development, which could result in a loss of revenues and adversely impact the ability to ever sell any Exchange Shares received through participation in the Share Exchange.

EBC is relying on a small number of key individuals to implement its business and operations and, in particular, the professional expertise and services of Michael J. Rapport, our President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors, and Evan Rapport, our Vice President and a member of the Board of Directors. Accordingly, EBC may not have sufficient managerial resources to successfully manage the increased business activity envisioned by its business strategy.  In addition, EBC's future success depends in large part on the continued service of Mr. Michael Rapport and Mr. Evan Rapport.  EBC has not entered into an employment agreement with Michael Rapport, and has an employment agreement with Evan Rapport that runs for three years. If either of these persons chooses not to serve as officers or if they are unable to perform their duties, this could have an adverse effect on Company business operations, financial condition and operating results if it is unable to replace them with other individuals qualified to develop and market its business.  The loss of their services could result in a loss of revenues, which could result in a reduction of the value of any Exchange Shares you receive through participation in the Share Exchange, as well as the complete loss of your investment in Bayhawk.

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EBC’s industry requires attracting and retaining talented employees, and the inability to retain such talented employees could result in the loss of the value of your investment in Bayhawk if you participate in the Share Exchange.

Success in the microbrew industry does and will continue to require the acquisition and retention of highly talented and experienced individuals.  Due to the growth in the market segment targeted, such individuals and the talent and experience they possess is in high demand.  There is no guarantee that we will be able to attract and maintain access to such individuals.  If we fail to attract, train, motivate and retain talented personnel, our business, financial condition, and operating results may be materially and adversely impacted, which could result in the loss of your entire investment.

Speculative nature of our business could result in unpredictable results and a loss of the value of your investment in Bayhawk if you participate in the Share Exchange.

The microbrewery and beer brewing industry is extremely competitive and the commercial success of any product is often dependent on factors beyond our control, including but not limited to market acceptance and retailers' prominently shelving and selling our products.  We may experience substantial cost overruns in manufacturing and marketing our products, and may not have sufficient capital to successfully complete any of our projects.  We may also incur uninsured losses for liabilities which arise in the ordinary course of business in the manufacturing industry, or which are unforeseen, including but not limited to trademark infringement, product liability, and employment liability.

Competition that EBC faces is varied and strong.

EBC’s products and industry as a whole are subject to extreme competition.  There is no guarantee that we can sustain our market position or expand our business.  We anticipate that the intensity of competition in the future will increase.

We compete with a number of entities in providing products to our customers.  Such competitor entities include: (1) a variety of large nationwide corporations, including but not limited to public entities and companies that have established loyal customer bases over several decades; (2) local breweries and microbreweries that have the same or a similar business plan as we do; and (3) a variety of other local and national breweries and with which we either currently or may, in the future, compete.

Many of our current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition than we have.  As a result, these competitors may have greater credibility with both existing and potential customers.  They also may be able to offer more competitive products and services and more aggressively promote and sell their products.  Our competitors may also be able to support more aggressive pricing than we will be able to, which could adversely affect sales, cause us to decrease our prices to remain competitive, or otherwise reduce the overall gross profit earned on our products.

Additionally, our third party providers themselves are subject to the intensely competitive market.  We rely on such providers for underlying services and products that enable and/or facilitate the creation of our products.  Competition or grain shortages may affect our suppliers’ ability to innovate and to continue existing product and service offerings, which could result in the loss of the value of your entire investment in Bayhawk if you participate in the Share Exchange.

Our success in business and operations will depend on general economic conditions.

The success of EBC depends, to a large extent, on certain economic factors that are beyond its control.  Factors such as general economic conditions, levels of unemployment, interest rates, tax rates at all levels of government, competition and other factors beyond EBC’s control may have an adverse effect on EBC’s ability to sell its products and to collect sums due and owing to it.

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Changes in consumer preferences and discretionary spending may have a material adverse effect on our revenue, results of operations and financial condition.

Our success depends, in part, upon the popularity of our products and our ability to organically develop new brands or acquire the licensing or distribution rights to existing brands that appeal to consumers.  Shifts in consumer preferences away from our products, our inability to develop new products that appeal to consumers, or changes in our product mix that eliminate items popular with some consumers could harm our business.  Also, our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income.  Accordingly, we may experience declines in revenue during economic downturns or during periods of uncertainty.  Any material decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

EBC may not be able to successfully implement its business strategy, which could adversely affect its business, financial condition, results of operations and cash flows.  If EBC cannot successfully implement its business strategy, it could result in the loss of the value of your investment if you participate in the Share Exchange.

Successful implementation of its business strategy depends on factors specific to the liquor industry and micro-breweries specifically, and the state of the financial industry and numerous other factors that may be beyond its control.  Adverse changes in the following factors could undermine our business strategy and have a material adverse effect on its business, its financial condition, and results of operations and cash flow:

●	The competitive environment in the micro-brew industry that may force us to reduce prices below the optimal pricing level or increase promotional spending;

●	Its ability to anticipate changes in consumer preferences and to meet customers’ needs for our products in a timely cost effective manner; and

●	Its ability to establish, maintain and eventually grow market share in a competitive environment.

There are no substantial barriers to entry into the industry and because EBC has only limited copyright protection for the products it intends to sell, there is no guarantee someone else will not duplicate its ideas and bring them to market before it does, which could severely limit EBC’s sales and revenues.  If EBC cannot generate sales and revenues, it could result in the loss of the value of your investment if you participate in the Share Exchange.

Because EBC has limited copyright and trademark protection, unauthorized persons may attempt to copy aspects of EBC’s business, including its product design or functionality, services or marketing materials. Any encroachment upon EBC’s corporate information, including the unauthorized use of its brand names, the use of a similar name by a competing company, or a lawsuit initiated against EBC for infringement upon another company's proprietary information or improper use of their copyright, may affect its ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business.  Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce EBC’s intellectual property rights, to protect its trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others.  Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm its business operations and/or results of operations.  As a result, a Bayhawk stockholder who participates in the Share Exchange could lose his or her entire investment.

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Failure of third-party distributors upon which we rely could adversely affect our business and result in the loss of your investment.

Like most craft brewers, EBC plans to rely heavily on third party distributors for the sale of their products to retailers.  The loss of a significant distributor could have a material adverse effect on EBC’s business, financial condition and results of operations.  EBC’s distributors often represent competing specialty beer brands, as well as national beer brands, and are to varying degrees influenced by their continued business relationships with other brewers.  EBC’s independent distributors may be influenced by a large brewer if they rely on that brewer for a significant portion of their sales.  While we believe that the relationships between EBC and its distributors are generally good, many of these relationships are relatively new and untested and there can be no assurance that EBC’s distributors will continue to effectively market and distribute EBC’s beer.  The loss of any distributor or the inability to replace a poorly performing distributor in a timely fashion could have a material adverse effect on the business, financial condition and results of operations of EBC.  Furthermore, no assurance can be given that EBC will successfully attract new distributors as they increase their presence in their existing markets or expand into new markets.

We likely will have limited market for the acquired brands in a concentrated geographic area.

Bayhawk Ales primarily has sold its products through different distributors across California, as well as through Prestige Imports, Mt Clemens, MI, which represents the Bayhawk products nationally  There is no assurance that Bayhawk’s brands will be as widely accepted, or that consumers in new geographic markets will be receptive to Bayhawks’s products.  Management believes that California and Private Label Sales are likely to continue to be the largest market for its brands, and that regional identification may assist EBC’s competitors in other regions. Penetration of other regional markets is an important element of EBC’s expansion plan, and failure to accomplish this objective will hinder the success of the expansion plan and could have a material adverse impact on EBC’s business, financial condition, and results of operations.

EBC depends on a limited number of suppliers; cost and availability of raw materials.

Following the Asset Purchase Transaction, EBC likely will rely upon a limited number of suppliers for raw materials used to make and package EBC’s products, including, but not limited to, providers of hops, grains and other products necessary for us to manufacture our product.  EBC’s success will depend in part upon our ability to successfully secure such materials from suppliers that are delivered with consistency and at a quality that meets our requirements.  The price and availability of these materials are subject to market conditions.  Increases in the price of our products due to the increase in the cost of raw materials could have a negative effect on our business.

Although to date Bayhawk and Evans Brewing California have been able to obtain adequate supplies of these ingredients and other raw materials in a timely manner from existing sources, following the Asset Purchase Transaction if EBC is unable to obtain sufficient quantities or other raw materials, delays or reductions in product shipments could occur which would have a material adverse effect on the business, financial condition and results of operations of EBC.  The costs of grains and hops are volatile and unpredictable.  As with most agricultural products, the supply and price of raw materials used to produce EBC’s beer can be affected by a number of factors beyond EBC’s control, such as frosts, droughts, other weather conditions, economic factors affecting growing decisions, and various plant diseases and pests.  If any of the foregoing were to occur, no assurance can be given that such condition would not have a material adverse effect on the business, financial condition and results of operations of EBC.  In addition, the results of operations of EBC are dependent upon its ability to accurately forecast its requirements of raw materials.  Any failure by EBC to accurately forecast its demand for raw materials could result in an inability to meet higher than anticipated demand for products or producing excess inventory, either of which may adversely affect results of operations of EBC.

While EBC believes that the relations of Bayhawk and Evans Brewing California with their suppliers are good, there can be no assurance that these suppliers will be able or willing to supply EBC with materials at the current pricing levels, or at all, or that it will be successful in engaging alternative suppliers on commercially reasonable terms which meet the quality or pricing levels currently experienced by EBC.  As a result, should EBC’s costs increase and if those increases are unable to be passed on to its customers, our business, financial condition, and results of operations and cash flows may be materially adversely impacted, which could result in the loss of your entire investment.

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Product Concentration; dependence on new product introductions.

Once EBC and Bayhawk close the Asset Purchase Transaction, EBC anticipates that it will be dependent on three principal brands: the Bayhawk Brands; the Evans Brands; and the Pigs Eye Brands, to generate revenues.  While we anticipate expanding our product offerings, we expect that these brands will continue to account for a large portion of our revenues for the foreseeable future.  Therefore, EBC’s future operating results, particularly in the near term, are significantly dependent upon the continued market acceptance of these beer products.  There can be no assurance that EBC's beer products will continue to achieve market acceptance.  Initial sales for a new alcoholic beverage product may be caused by the interest of distributors and retailers to have the latest product on hand for potential future sale to consumers.  As a result, initial stocking orders for, or sales of, a newly introduced alcoholic beverage product may not be indicative of market acceptance and long term consumer demand.  A decline in the demand for any of EBC's beers as a result of competition, changes in consumer tastes and preferences, government regulation or other factors would have a material adverse effect on EBC's business, operating results and financial condition.  In addition, there can be no assurance that EBC will be successful in importing, developing, managing, introducing and marketing additional new alcoholic beverage products that will sustain sales growth in the future.

Our revenue growth rate depends primarily on our ability to satisfy relevant channels and end-customer demands, identify suppliers of our necessary ingredients and to coordinate those suppliers, all subject to many unpredictable factors.

We may not be able to identify and maintain the necessary relationships with suppliers of product and services as planned.  Delays or failures in deliveries could materially and adversely affect our growth strategy and expected results.  As we supply more customers, our rate of expansion relative to the size of such customer base will decline. In addition, one of our biggest challenges is securing an adequate supply of suitable product.  Competition for product is intense, and commodities costs subject to price volatility.

Our ability to execute our business plan also depends on other factors, including:

●	there is no guarantee that we will enter into definitive agreements with distributors and on acceptable terms;

●	hiring and training qualified personnel in local markets;

●	managing marketing and development costs at affordable levels;

●	cost and availability of labor;

●	the availability of, and our ability to obtain, adequate supplies of ingredients that meet our quality standards; and

●	securing required governmental approvals in a timely manner when necessary.

We lack sales, marketing and distribution capabilities and depend on third parties to market our products.

We have minimal personnel dedicated solely to sales and marketing of our products and therefore we must rely primarily upon third party distributors to market and sell our products.  These third parties may not be able to market our product successfully or may not devote the time and resources to marketing our products that we require.  We also rely upon third party carriers to distribute and deliver our products.  As such, our deliveries are to a certain extent out of our control.  If we choose to develop our own sales, marketing or distribution capabilities, we will need to build a marketing and sales force with technical expertise and with supporting distribution capabilities, which will require a substantial amount of management and financial resources that may not be available.  If we or a third party are not able to adequately sell and distribute our product, our business will be materially harmed.

The manufacture and sale of alcoholic beverages is regulated by federal and state law; taxation.

The manufacture and sale of alcoholic beverages is a business that is highly regulated and taxed at the federal, state and local levels.  EBC’s operations may be subject to more restrictive regulations and increased taxation by federal, state and local governmental agencies than are those of non-alcohol related businesses.  For instance, operation of EBC’s breweries requires various federal, state and local licenses, permits and approvals.  The loss or revocation of any existing licenses, permits or approvals, failure to obtain any additional or new licenses, permits or approvals or the failure to obtain approval for the transfer of any existing permits or licenses could have a material adverse effect on the ability of EBC to conduct its business.  Certain states have laws restricting or forbidding a combined pub and brewery.  Furthermore, U.S. Treasury Department, Bureau of Alcohol, Tobacco and Firearms ("BATF") regulations prohibit, among other things, the payment of beer slotting allowances to retailers. These regulations have the effect of preventing competitors with greater financial resources from excluding smaller brewers from retailers.  Any repeal or substantial modification of these regulations or the enactment of any new legislation or regulations could have a material adverse effect on the business, financial condition and results of operations of EBC.

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The distribution of alcohol-based beverages is also subject to extensive federal and state taxation.  Our operations may be subject to increased taxation as compared with those of non-alcohol related businesses.  In such event, we have to raise prices on our products in order to maintain profit margins.  The effect of such an increase could negatively impact our sales or profitability.

We face various operating hazards, which if not addressed correctly, could result in the reduction of our operations and the loss of your investment.

EBC’s operations are subject to certain hazards and liability risks faced by all brewers, such as potential contamination of ingredients or products by bacteria or other external agents that may be wrongfully or accidentally introduced into products or packaging.  EBC’s products are not pasteurized.  While EBC has never experienced a contamination problem in their products, the occurrence of such a problem could result in a costly product recall and serious damage to the reputation of EBC for product quality.  EBC’s operations also subject employees and others to certain injury and liability risks normally associated with the operation and possible malfunction of brewing and other equipment.  Although EBC maintains insurance against certain risks under various general liability and product liability insurance policies, no assurance can be given that EBC’s insurance will be adequate to fully cover any incidents of product contamination or injuries resulting from brewery operations.  We cannot assure you that we will be able to continue to maintain insurance with adequate coverage for liabilities or risks arising from our business operations on acceptable terms.  Even if the insurance is adequate, insurance premiums could increase significantly which could result in higher costs to us.

Litigation and publicity concerning product quality, health and other issues, which can result in liabilities and also cause customers to avoid our products, could adversely affect our results of operations, business and financial condition.

Beverage and food service businesses can be adversely affected by litigation and complaints from customers or government authorities resulting from food and beverage quality, illness, injury or other health concerns or operating issues stemming from consumption of products.  Adverse publicity about these allegations may negatively affect us, regardless of whether the allegations are true, by discouraging customers from buying our products. We could also incur significant liabilities, if a lawsuit or claim results in a decision against us, or litigation costs, regardless of the result.  Further, any litigation may cause our key employees to expend resources and time normally devoted to the operations of our business.

The alcohol-based beverage industry also faces the possibility of class action or other similar litigation alleging that the continued excessive use or abuse of alcohol-based beverages has caused death or serious health problems.  It is also possible that federal or state governments could assert that the use of alcohol-based beverages has significantly increased that portion of health care costs paid for by the government.  Litigation or assertions of this type have adversely affected companies in the tobacco industry.  It is possible, however, that our suppliers could be named in litigation of this type which could have a negative impact on their business and, in turn, could also have a significant negative impact on our business.

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Risks Related to Our Common Stock and the Share Exchange

The total number of shares of EBC common stock issuable in connection with the Share Exchange is unknown as of the date of this Proxy Statement/Registration Statement, and as such, the percentage ownership of Bayhawk stockholders who participate in the Share Exchange is unknown and subject to change as more Bayhawk stockholders participate in the Share Exchange.

Assuming approval by the stockholders of Bayhawk, the Share Exchange Offer will be open for a period (the “Exchange Period”) of seventy-five (75) calendar days following the closing of the Consent Period. Bayhawk stockholders may tender shares of Bayhawk stock for participation in the Share Exchange during the Exchange Period. Any Bayhawk stockholder who tenders Bayhawk shares in the Share Exchange shall have the right to withdraw any such shares tendered at any time until the closing of the Exchange Period. EBC agreed to use its best efforts to issue the EBC Exchange Shares within three (3) Business Days following the Close of the Exchange Period. EBC and Bayhawk agreed that upon the expiration of the Exchange Period, the Share Exchange offer shall be terminated, and any Bayhawk shareholders who have not tendered their shares of Bayhawk’s common stock may not participate in the Share Exchange. However, EBC management does not know how many Bayhawk stockholders will participate in the Share Exchange, or how many shares of Bayhawk common stock will be tendered or how many shares of EBC common stock will need to be issued. As such, there can be no way of knowing the ownership percentage of EBC of any Bayhawk stockholder who elects to participate in the Share Exchange, and those ownership percentages are subject to change throughout the Exchange Period.

The exact number of shares of Bayhawk common stock outstanding is uncertain, and as such, EBC management cannot determine how many shares of EBC common stock may be issued in connection with the Share Exchange.

On December 11, 2013, a meeting of the stockholders of Bayhawk was held, pursuant to an order of the Delaware Chancery Court, following years of corporate inactivity. At that stockholder meeting, Michael J. Rapport and Evan Rapport, among others, were elected to the Bayhawk board of directors. Mr. Michael Rapport has worked to determine the identity of the Bayhawk stockholders and the number of outstanding shares of Bayhawk common stock, but between 1999, when Bayhawk made its last filing with the SEC and Mr. Rapport’s involvement, the corporate records were incomplete. Mr. Rapport has attempted to contact as many of the Bayhawk stockholders as possible, and to determine the number of shares of Bayhawk common stock outstanding, but there may be additional shares or stockholders who are not known to Bayhawk or EBC management. As such, the exact number of shares of Bayhawk common stock outstanding is uncertain, and EBC management cannot determine how many shares of EBC common stock may be issued in connection with the Share Exchange.

Bayhawk stockholders who participate in the Share Exchange, and others who choose to purchase shares of EBC common stock if and when offered, may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.  The Bayhawk stockholders who receive shares of our common stock in connection with the Share Exchange, and persons who desire to purchase them in any trading market that might develop in the future should be aware that there might be additional significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having our shares available for trading on the OTC Bulletin Board or the OTC Markets, investors should consider any secondary market for our securities to be a limited one.

Sales of our common stock under Rule 144 could reduce the price of our stock.

None of our outstanding common shares are currently eligible for resale under Rule 144. In general, persons holding restricted securities in a publicly reporting company that is providing current public information meeting the requirements of Rule 144, including affiliates, must hold their shares for a period of at least six months.  Because EBC was previously a “shell company” as defined in the rules of the SEC, Rule 144 is unavailable until one year from the date on which EBC filed “Form 10 information” with the SEC, which is contained in this Proxy Statement/Registration Statement. Additionally, affiliates of EBC may not sell more than one percent of the total issued and outstanding shares in any 90-day period and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144 once a market has developed for our common stock, the then-prevailing market prices for our common stock may be reduced.

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We may, in the future, issue additional securities, which would reduce our stockholders’ percent of ownership and may dilute our share value.

Our Certificate of Incorporation authorizes us to issue 100,000,000 shares of common stock. As of the date of this Proxy Statement/Registration Statement, we had 436,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 99,564,000 shares of common stock. The future issuance of common stock may result in additional dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock.  Additionally, our board of directors may designate the rights terms and preferences of one or more series of preferred stock at its discretion including conversion and voting preferences without prior notice to our stockholders.  Any of these events could have a dilutive effect on the ownership of our shareholders, and the value of shares owned.

Raising additional capital may cause dilution to our existing stockholders.

We may seek additional capital through a combination of private and public equity offerings, debt financings, collaborations, and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, your ownership interest in EBC will be diluted.

Raising additional capital may restrict our operations or require us to relinquish rights.

We may seek additional capital through a combination of private and public equity offerings, debt financings, collaborations, and strategic and licensing arrangements.  To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, the terms of any such securities may include liquidation or other preferences that materially adversely affect your rights as a stockholder.  Debt financing, if available, would increase our fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.  If we raise additional funds through collaboration, strategic partnerships and licensing arrangements with third parties, we may have to relinquish valuable rights to our intellectual property, future revenue streams or grant licenses on terms that are not favorable to us.

Market volatility may affect our stock price and the value of your shares.

Once a market for our common stock is established, the market price for our common stock is likely to be volatile, in part because our common stock has not been previously traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including, among others:

●	announcements of new products, brands, commercial relationships, acquisitions or other events by us or our competitors;

●	regulatory or legal developments in the United States and other countries;

●	fluctuations in stock market prices and trading volumes of similar companies;

●	general market conditions and overall fluctuations in U.S. equity markets;

●	variations in our quarterly operating results;

●	changes in our financial guidance or securities analysts' estimates of our financial performance;

●	changes in accounting principles;

●	our ability to raise additional capital and the terms on which we can raise it;

●	sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders;

●	additions or departures of key personnel;

●	discussion of us or our stock price by the press and by online investor communities; and

●	other risks and uncertainties described in these risk factors.

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An active public market for our common stock may not develop or be sustained after the Share Exchange. We will work to negotiate and determine the initial public sale price with our market makers, but this price may not be indicative of prices that will prevail in the trading market.  As a result, Bayhawk stockholders who participate in the Share Exchange may not be able to sell their shares of common stock at a price that is attractive to them, or at all.

If securities or industry analysts do not publish or cease publishing research or reports or publish misleading, inaccurate or unfavorable research about us, our business or our market, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. We do not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts cover our company, the trading price and volume of our stock would likely be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, or provides more favorable relative recommendations about our competitors, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price or trading volume to decline.

Future sales of our common stock may cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could significantly reduce the market price of our common stock and impair our ability to raise adequate capital through the sale of additional equity securities.

We will be subject to penny stock regulations and restrictions, and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

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Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time consuming, difficult and costly.

EBC’s executive officers do not have experience being an officer of a public company.   It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley.  We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with Sarbanes-Oxley’s internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

We cannot assure you that the common stock will become liquid or that it will be listed on a securities exchange.

We cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing. Until the common stock is listed on an exchange, we expect that it would be eligible to be quoted on the OTC Bulletin Board or the OTC Markets, another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of the common stock. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering, which could result in the loss of your investment.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus.  We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Bulletin Board (OTCBB) or the OTC Markets. However, there is no guarantee that a trading market will ever develop.  The OTCBB and the OTC Markets are regulated quotation services that display real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The services are not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. EBC cannot guarantee that our application will be accepted or approved or that its stock will be quoted for sale.  As of the date of this filing, there have been no discussions or understandings between EBC or anyone acting on its behalf with any market maker regarding participation in a future trading market for its securities.  If no market is ever developed for our common stock, it will be difficult or impossible for you to sell any shares you purchase in this offering.  In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.  In addition, if EBC fails to have its common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

EBC may issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of Common Stock.

Although EBC presently has no intention to do so without stockholder approval, which may be obtained solely through the votes of its management and board of directors, the Board may issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of Common Stock.  Any such provision may be deemed to have a potential anti-takeover effect, and the issuance of Preferred Stock in accordance with such provision may delay or prevent a change of control of EBC.  The Board of Directors also may declare a dividend on any outstanding shares of Preferred Stock.  All outstanding shares of Preferred Stock are fully paid and non-assessable.

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We may never pay dividends to shareholders, which could reduce the monetary gain you may realize on your investment.

We have not declared or paid any cash dividends or distributions on our capital stock.  We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.  If EBC does not pay dividends, EBC’s common stock may be less valuable because a return on an investor’s investment will only occur if EBC’s stock price appreciates.

Although we expect to apply for quotation on the OTC bulletin board (OTCBB) or the OTC Markets, we may not be approved, and even if approved, we may not be approved for trading on the OTCBB or the OTC Markets; therefore Bayhawk shareholders who participate in the Share Exchange may not have a market to sell their EBC shares, either in the near term or in the long term, or both.

There is presently no demand for our common stock and no public market exists for the Exchange Shares. We plan to contact a market maker immediately following this proxy statement/registration statement’s being declared effective and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB") or the OTC Markets. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. If our application is rejected, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated. As of the date of this filing, there have been no discussions or understandings between EBC and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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SOLICITATION OF CONSENT OF BAYHAWK STOCKHOLDERS FOR ASSET

PURCHASE TRANSACTION AND SHARE EXCHANGE.

PROXY STATEMENT FOR STOCKHOLDER ACTION BY WRITTEN CONSENT

This Proxy Statement (the "Proxy Statement") has been prepared by the Board of Directors of Bayhawk Ales, Inc., a Delaware corporation (“Bayhawk”),and is being furnished in connection with the solicitation by the Board of Directors of Bayhawk of the written consent of the stockholders of Bayhawk, to authorize and approve the entry by Bayhawk into that certain Amended and Restated Asset Purchase and Share Exchange Agreement (the “Agreement”), whereby Bayhawk will sell substantially all of its assets, as well as its liabilities (the “Asset Purchase Transaction”), to Evans Brewing Company Inc. (“EBC”), a public reporting company that plans to use the assets.

The specific proposal which is being presented to the shareholders of Bayhawk for their consideration and vote is as follows:

1.

Approval of the entry by Bayhawk into the Amended and Restated Asset Purchase and Share Exchange Agreement, dated June __, 2015, and pursuant to the terms thereof, the acquisition by EBC of all of the assets of Bayhawk, including but not limited to: (A) all assets, including personal property, intellectual property, inventory, selected distribution contracts, websites, documents, and all other assets however delineated relating to the Bayhawk Ales label; and (B) all assets, including personal property, intellectual property, inventory, contracts, websites, documents, and all other assets however delineated relating to the Evans Brands, and (C) 100% of the stock in Evans Brewing Company Inc. (CA) (“Evans Brewing California”) which has the brewers license at City Brewery in Lacrosse, WI (where all of the EBC brands will be brewed) (collectively, the “Transferred Assets”), and the assumption by EBC, pursuant to the terms and conditions set forth in the Agreement, of all of the liabilities of Bayhawk (the “Assumed Liabilities”). (The “Evans Brands” include the former assets of Pig’s Eye Brewing Company, including its original beers, lagers and ales (“Pig’s Eye Brands”), as well as Evans Lager Original, Evans Lager Black, Evans Lager Light, Bad Kat Ice, and Dead Presidents.)

Additionally, Bayhawk is soliciting the written consent of the Bayhawk shareholders to approve the entry by Bayhawk into a Share Exchange transaction, whereby all Bayhawk shareholders who approve the transaction and tender their Bayhawk shares will receive one (1) share of EBC common stock (collectively, the “Exchange Shares”) for every one shares of Bayhawk common stock held as of the record date. The terms of the Agreement are described in detail below.

Bayhawk intends to distribute this Proxy Statement/Registration Statement and the accompanying materials to its stockholders on _____________, 2015. The mailing address of Bayhawk’s principal executive offices is 3815 S. Main St, Santa Ana, CA 92714.

The terms of the Asset Purchase Transaction and the Share Exchange are described in detail in this Proxy Statement.

Attached to the Proxy Statement as Appendix A is the shareholder consent resolution (the “Consent Resolution”), which provides for authorization and approval of the entry by Bayhawk into the Agreement. The procedure for indicating authorization and approval of the entry by Bayhawk into the Agreement is described in detail in the attached Proxy Statement.

Also attached to the Proxy Statement as Appendix B is the Share Exchange Election Form, which explains the procedure for Bayhawk Shareholders to tender their Bayhawk shares to receive shares of EBC common stock.

Recommendation of the Bayhawk Board of Directors

THE BAYHAWK BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDED AND RESTATED ASSET PURCHASE AND SHARE EXCHANGE AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT BAYHAWK STOCKHOLDERS VOTE FOR THE ASSET PURCHASE TRANSACTION.

THE BAYHAWK BOARD OF DIRECTORS ALSO UNANIMOUSLY RECOMMENDS THAT BAYHAWK SHAREHOLDERS PARTICIPATE IN THE SHARE EXCHANGE OFFERED BY EVANS BREWING COMPANY.

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General Information

Voting Rights

The matter which is being submitted for Stockholder approval is to be acted upon by written consent, without meeting, rather than by a vote held ate meeting. The holders of Bayhawk’s issued and outstanding common stock are entitled to consent in writing to the matter being considered.

The Boards of Directors of both EBC and Bayhawk have set as a specific condition for the closing of the Asset Purchase Transaction the approval of the holders of at least a majority of the Independent Shares (i.e. shares not held by Bayhawk’s majority shareholder, The Michael J. Rapport Trust or by Evan Rapport, who is an officer of EBC and the son of Michael Rapport) that actually vote on the Asset Purchase Transaction proposal. The Consent Period, the period during which the Bayhawk shareholders may tender their votes either for or against the Asset Purchase Transaction runs from the date on which Bayhawk mails the definitive proxy materials to its shareholders, and ends on the 31st day following the mailing date. During the Consent Period, Bayhawk management will work with its Transfer Agent to track the written consents received. The Transfer Agent will count the shares voted, and will provide updates to Bayhawk during the Consent Period. At the closing of the Consent Period, if the holders of at least a majority of the Independent Shares vote in favor of the Asset Purchase Transaction, the Asset Purchase Transaction shall be deemed to have been approved by Bayhawk's shareholders, and EBC and Bayhawk will close the Asset Purchase Transaction as soon thereafter as possible. EBC will provide additional information about the closing to the public in its publicly filed reports, and Bayhawk will then provide notice to each of Bayhawk's shareholders who did not provide written consent authorizing and approving the Asset Purchase Transaction of the taking of the action by written consent of the shareholders. No meeting will be held to vote on this corporate action.

Voting Securities; Record Date

Only the holders of record of shares of Bayhawk’s common stock at the close of business on ____________, 2015 (the “Bayhawk Record Date”), are entitled to execute the Consent Resolution. At the close of business on the Bayhawk Record Date, there were 4,448,624 shares of Bayhawk common stock issued and outstanding held by approximately ________ holders of record. In deciding the matter described in this Proxy Statement, a holder of common stock on the Bayhawk Record Date shall be entitled to provide one consent for each share of common stock then registered in such holder's name. The holders of the common stock as of the Record Date are hereinafter referred to as the “Bayhawk Stockholders.”

Principal Holders of Voting Securities

The following table sets forth certain information regarding beneficial ownership of Bayhawk common stock prior to giving effect to the Share Exchange (i) by each person (or group of affiliated persons) who owns beneficially more than five percent of the outstanding shares of common stock, (ii) by each director and executive officer of EBC, and (iii) by all of the directors and executive officers of EBC as a group. The percentages are based on the following figures:

●	4,448,624 shares of Bayhawk outstanding prior to the Share Exchange; and

●	0 shares of Bayhawk common stock outstanding following the Share Exchange (assumes that all Bayhawk stockholders participate fully in the Share Exchange, although there can be no guarantee that any of the Bayhawk stockholders or how many will participate in the Share Exchange).

Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address of beneficial owner (1)	Amount of beneficial ownership prior to Share Exchange		Percentage of class prior to Share Exchange	Amount and nature of beneficial ownership following Share Exchange		Percentage of Class following Share Exchange (2)
The Michael J. Rapport Trust	2,841,684		63.88%	0	(3)	0%
Michael J. Rapport, President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors	2,841,684	(4)	63.88%	0	(5)	0%
Evan Rapport, Director	570,458		12.82%	0		0%
Mark Lamb, Director	2,000		0.04%	0		0%
Roy Roberson, Director	2,506		0.06%	0		0%
Joe Ryan, Director	8,000		0.18%	0		0%
All Officers and Directors As a Group (5 persons)	3,424,648		76.98%	0		0%

(1)	Except as otherwise indicated, the address of the stockholder is: Bayhawk Ales, Inc., 2000 Main Street, Irvine CA 92614.

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(2)	The percentages listed in the table are based on 4,448,624 shares of Bayhawk common stock prior to the Share Exchange, and following a hypothetical exchange of all 4,448,624 shares of Bayhawk common stock (constituting 100% of the known outstanding shares of Bayhawk common stock). There can be no guarantee as to the total number of shares of Bayhawk common stock that will be exchanged in the Share Exchange. Nevertheless, all of the officers and directors of Bayhawk have indicated their intention to participate in the Share Exchange and to exchange their shares of Bayhawk for shares of EBC if the Bayhawk stockholders approve the Asset Purchase Transaction.
(3)	Ownership by The Michael J. Rapport Trust following the Share Exchange based on 2,841,684 shares of Bayhawk common stock exchanged for 2,841,684 shares of EBC common stock held by the Trust.
(4)	Michael J. Rapport is the trustee of The Michael J. Rapport Trust, and as such, controls the shares held by the Trust. Mr. Rapport owns no shares directly.
(5)	Ownership by Michael J. Rapport following the Share Exchange based on 2,841,684 shares of Bayhawk common stock exchanged for 2,841,684 shares of EBC common stock held by Mr. Rapport.

Solicitation of Written Consents

Under Delaware law and under the Bayhawk Certificate of Incorporation and Article II, Section 2.9 of the Bayhawk Bylaws, any action which may be taken at any annual or special meeting of the Bayhawk Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The matter being considered by the Stockholders is being submitted for action by written consent rather than by votes cast at a meeting. Attached to this Proxy Statement/Registration Statement as Appendix A is the text of the Consent Resolution being submitted for Stockholder adoption by written consent.

As noted, the Boards of Directors of both EBC and Bayhawk have set as a specific condition for the closing of the Asset Purchase Transaction the approval of the holders of at least a majority of the Independent Shares that actually vote on the Asset Purchase Transaction proposal during the Consent Period. At the closing of the Consent Period, if the holders of at least a majority of the Independent Shares vote in favor of the Asset Purchase Transaction, the Asset Purchase Transaction shall be deemed to have been approved by Bayhawk's shareholders, and EBC and Bayhawk will close the Asset Purchase Transaction as soon thereafter as possible. EBC will provide additional information about the closing to the public in its publicly filed reports, and Bayhawk will then provide notice to each of Bayhawk's shareholders who did not provide written consent authorizing and approving the Asset Purchase Transaction of the taking of the action by written consent of the shareholders. No meeting will be held to vote on this corporate action.

Bayhawk Stockholders are being requested to indicate approval of and consent to the adoption of the Consent Resolution by filling out, signing, and dating the enclosed Consent Resolution Signature Page. Execution of the Consent Resolution Signature Page will constitute your approval, as a Stockholder of Bayhawk, of the Asset Purchase Transaction. The discussion and description of the Asset Purchase Transaction in this Proxy Statement/Registration Statement are qualified in their entirety by reference to the full text of the Consent Resolution. Bayhawk Stockholders who do not approve, and consent to the adoption of, the Consent Resolution by execution of the Consent Resolution Signature Page will none the less be bound by the Consent Resolution if sufficient written consents are received by Bayhawk during the Consent Period to approve the Consent Resolution.

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The Board of Directors requests that each Stockholder fill out, execute, date, and mail or deliver the Consent Resolution Signature Page to the Registrar and Transfer Agent of Bayhawk at the following address:

Justeene Blankenship

Action Stock Transfer

2469 E Fort Union Blvd, Suite 214

Salt Lake City, UT 84121

801-274-1088 main

801-274-1099 fax

www.actionstocktransfer.com

An addressed envelope is enclosed for your convenience in returning the Consent Resolution Signature Page. Each Bayhawk Stockholder should indicate on the Consent Resolution Signature Page the number of shares of Bayhawk common stock which the Stockholder is voting. The Consent Resolution Signature Page should be returned as soon as possible for receipt by the Registrar and Transfer Agent no later than ____________________, 2015, the close of the Consent Period.

EBC will pay the entire cost of the preparation and mailing of this Proxy Statement/Registration Statement and all other costs of this solicitation. Certain of Bayhawk’s Directors, officers, or employees may also solicit written consents by mail, telephone, telegraph, or personal interview but no additional compensation will be paid to them by Bayhawk for doing so.

Written consents irrevocable

Any Consent Resolution Signature Page executed and delivered by a Bayhawk Stockholder shall be deemed by Bayhawk to constitute that Bayhawk Stockholder's approval of and written consent to the adoption of the Consent Resolution. Once Bayhawk's Registrar and Transfer Agent receives the executed Consent Resolution Signature Page, such consent may not be revoked.

EVERY BAYHAWK STOCKHOLDER’S VOTE IS IMPORTANT. ACCORDINGLY, EACH BAYHAWK STOCKHOLDER SHOULD RETURN THE ENCLOSED WRITTEN CONSENT RESOLUTION, AND VOTE EITHER FOR OR AGAINST THE ASSET PURCHASE TRANSACTION.

Share Exchange Approval

In connection with the Asset Purchase Transaction, the Bayhawk Board of Directors has recommended that its shareholders approve and participate in the Share Exchange, pursuant to which EBC has agreed to issue one (1) share of its common stock for each one (1) share of Bayhawk common stock tendered for exchange.

Also attached to the Proxy Statement/Registration Statement as Appendix B is the Share Exchange Election Form, where you can indicate your choice of whether or not to participate in the Share Exchange. You should complete and sign the Share Exchange Election Form and return it to Bayhawk’s Transfer Agent which explains the procedure for Bayhawk Shareholders to tender their Bayhawk shares to receive shares of EBC common stock.

Logistics of the Share Exchange

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. If you choose to participate in the Share Exchange, please do not send in your stock certificates with the Share Exchange Election Form. If you hold your shares in your name as a shareholder of record, when the Share Exchange is completed you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the transfer agent in order to receive the Exchange Shares from EBC. You should use the letter of transmittal to exchange your Bayhawk stock certificates for the EBC Exchange Shares that you are entitled to receive as a result of the Share Exchange. If you hold your shares in “street name” through a nominee, then you will receive instructions from your nominee as to how to effect the surrender of your “street name” shares in exchange for the EBC Exchange Shares. Please Note: Bayhawk shareholders who elect to participate in the Share Exchange will be responsible for any Transfer Agent fees and other fees relating to the Share Exchange.

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QUESTIONS AND ANSWERS ABOUT THE ASSET PURCHASE TRANSACTION AND THE SHARE EXCHANGE

In this proxy statement, the terms “you,” “your,” and similar terms refer to the shareholders receiving it. The terms “Bayhawk,” “we,” “us,” “our,” and similar terms refer to Bayhawk Ales, Inc.

The following are some questions that you may have regarding the Asset Purchase Transaction and the proposed Share Exchange. This Proxy Statement/Registration Statement and the enclosed Consent Resolution and Share Exchange Election Form are being mailed to our shareholders on or about _______________, 2015. We urge you to read carefully the entirety of this Proxy Statement/Registration Statement, including the appendices, because the information in this section does not provide all the information that might be important to you with respect to the Asset Purchase Transaction and the Share Exchange.

The Written Consent

Q: Why am I receiving this Proxy Statement?

A: On October 15, 2014, Bayhawk and Evans Brewing Company, Inc., a Delaware corporation (“EBC”) entered into an Asset Purchase and Share Exchange Agreement, subject to receiving approval of the Bayhawk shareholders. Subsequently, on June __, 2015, EBC and Bayhawk agreed to clarify certain terms, and entered into an Amended and Restated Asset Purchase and Share Exchange Agreement (the “Agreement”). The Agreement provides for (i) the purchase by EBC of all of the assets and certain of the liabilities of Bayhawk (the “Asset Purchase Transaction”) and (ii) if the Asset Purchase Transaction is approved by the Bayhawk stockholders as provided herein, the offer by EBC to issue one (1) share of EBC common stock (the “Exchange Shares”) in exchange for each one (1) share of Bayhawk common stock tendered in connection with EBC’s Share Exchange offer.

The Boards of Directors of both EBC and Bayhawk have set as a specific condition for the closing of the Asset Purchase Transaction the approval of the holders of at least a majority of the Independent Shares (i.e. shares not held by Bayhawk’s majority shareholder, The Michael J. Rapport Trust or by Evan Rapport, who is an officer of EBC and the son of Michael Rapport) that actually vote on the Asset Purchase Transaction proposal. The Consent Period, the period during which the Bayhawk shareholders may tender their votes either for or against the Asset Purchase Transaction runs from the date on which Bayhawk mails the definitive proxy materials to its shareholders, and ends on the 31st day following the mailing date. During the Consent Period, Bayhawk management will work with its Transfer Agent to track the written consents received. The Transfer Agent will tally the votes, and will provide updates to Bayhawk during the Consent Period. At the closing of the Consent Period, if the holders of at least a majority of the Independent Shares vote in favor of the Asset Purchase Transaction, the Asset Purchase Transaction shall be deemed to have been approved by Bayhawk's shareholders, and EBC and Bayhawk will close the Asset Purchase Transaction as soon thereafter as possible. EBC will provide additional information about the closing to the public in its publicly filed reports, and Bayhawk will then provide notice to each of Bayhawk's shareholders who did not provide written consent authorizing and approving the Asset Purchase Transaction of the taking of the action by written consent of the shareholders. No meeting will be held to vote on this corporate action.

This document is the proxy statement by which the Board of Directors of the Bayhawk (the “Board”) is soliciting written consents from the Bayhawk stockholders to vote on the approval of the entry by Bayhawk into the Agreement, and the approval of the Asset Purchase Transaction Agreement, and also recommending that the Bayhawk stockholders participate in the Share Exchange.

Attached to the Proxy Statement/Registration Statement as Appendix A is the shareholder consent resolution (the “Consent Resolution”), which provides for authorization and approval of the entry by Bayhawk into the Agreement. The procedure for indicating authorization and approval of the entry by Bayhawk into the Agreement is described in detail in the attached Proxy Statement.

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Also attached to the Proxy Statement/Registration Statement as Appendix B is the Share Exchange Election Form, where you can indicate your choice of whether or not to participate in the Share Exchange, and which explains the procedure for Bayhawk Shareholders to tender their Bayhawk shares to receive shares of EBC common stock. With respect to the Share Exchange, assuming approval by the stockholders of Bayhawk, the Share Exchange Offer will be open for a period (the “Exchange Period”) of seventy-five (75) calendar days following the closing of the Consent Period. Bayhawk stockholders may tender shares of Bayhawk stock for participation in the Share Exchange during the Exchange Period. Any Bayhawk stockholder who tenders Bayhawk shares in the Share Exchange shall have the right to withdraw any such shares tendered at any time until the closing of the Exchange Period. EBC agreed to use its best efforts to issue the EBC Exchange Shares within three (3) Business Days following the Close of the Exchange Period. EBC and Bayhawk agreed that upon the expiration of the Exchange Period, the Share Exchange offer shall be terminated, and any Bayhawk shareholders who have not tendered their shares of Bayhawk’s common stock may not participate in the Share Exchange. Additionally, any Bayhawk stockholders who elect to not participate in the Share Exchange will remain stockholders of Bayhawk, but, as noted above, following the Asset Purchase Transaction, management anticipates that Bayhawk will have no operations or assets going forward. There is no minimum number of shares that must participate in the Share Exchange.

Q: Are we being asked to vote on any other matters?

A. No. At this time, the only proposal being presented to the Bayhawk stockholders for a vote is the Asset Purchase Transaction. Additionally, the Bayhawk Board has recommended that the Bayhawk stockholders participate in the Share Exchange offer from EBC, and Bayhawk stockholders may participate in one or both transactions. In other words, Bayhawk stockholders may choose to not vote in favor of the Asset Purchase Transaction and then still choose to participate in the Share Exchange, or they may choose to vote for the Asset Purchase Transaction but choose to not participate in the Share Exchange.

Q: What should I do?

A: Please carefully read this Proxy Statement/Registration Statement. If you are a record shareholder, please respond by completing, signing and dating the Consent Resolution, indicating whether or not you approve the Asset Purchase Transaction, and returning it in the enclosed postage-paid envelope as soon as possible so that your shares will be represented and voted during the Consent Period. Additionally, if you choose to participate in the Share Exchange, please respond by completing, signing and dating the Share Exchange Election Form, indicating whether or not you wish to participate in the Share Exchange, and returning it in the enclosed postage-paid envelope as soon as possible so that the transfer agent receives your election during the Exchange Period.

If your shares are held in “street name” in the name of your bank, broker or other nominee (your “Nominee”), please refer to your written consent card or the information forwarded by your Nominee to see which voting options are available to you.

Q: If my Bayhawk shares are held in “street name” by my Nominee, will they automatically vote my shares for me?

A: No, if you hold Bayhawk shares in an account at your Nominee, you must provide your Nominee with instructions as to how to vote your shares. Your failure to instruct your Nominee to vote your shares will result in your shares not being voted. If you fail to return your Consent Resolution and do not instruct your Nominee how to vote your shares, the effect will be the same as not having voted on the entry by Bayhawk into the Asset Purchase Transaction.

Q: What vote is required to approve the Asset Purchase Transaction?

A: As noted, the Boards of Directors of both EBC and Bayhawk have set as a specific condition for the closing of the Asset Purchase Transaction the approval of the holders of at least a majority of the Independent Shares (i.e. shares not held by Bayhawk’s majority shareholder, The Michael J. Rapport Trust or by Evan Rapport, who is an officer of EBC and the son of Michael Rapport) that actually vote on the Asset Purchase Transaction proposal. As noted above, The Michael J. Rapport Trust holds a majority of the outstanding common stock of Bayhawk, and the Trust’s ownership would otherwise be sufficient to constitute approval of the Asset Purchase Transaction. However, because Michael J. Rapport, who is an executive officer and director of EBC, may be deemed to have an interest in the completion of the Asset Purchase Transaction, the Boards of Directors of both EBC and Bayhawk have set as a specific condition for the closing of the Asset Purchase Transaction the approval of the holders of at least a majority of the Independent Shares.

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During the Consent Period, Bayhawk management will work with its Transfer Agent to track the written consents received. The Transfer Agent will tally the votes, and will provide updates to Bayhawk during the Consent Period. At the closing of the Consent Period, if the holders of at least a majority of the Independent Shares vote in favor of the Asset Purchase Transaction, the Asset Purchase Transaction shall be deemed to have been approved by Bayhawk's stockholders, and EBC and Bayhawk will close the Asset Purchase Transaction as soon thereafter as possible. EBC will provide additional information about the closing to the public in its publicly filed reports, and Bayhawk will then provide notice to each of Bayhawk's shareholders who did not provide written consent authorizing and approving the Asset Purchase Transaction of the taking of the action by written consent of the shareholders. No meeting will be held to vote on this corporate action.

Q: What if the holders of a majority of the Independent Shares vote against the Asset Purchase Transaction?

A: If the majority of the holders of the Independent Shares who vote on the Asset Purchase Transaction vote against Bayhawk’s sale of the assets to EBC, Bayhawk management has indicated that they would not close the Asset Purchase Transaction with EBC, and likely would be forced to begin marketing the company to sell to another private investor. There can be no guarantee that Bayhawk’s management would be able to find another purchaser willing to pay the costs associated with obtaining shareholder approval to sell the Bayhawk assets, or to offer a mechanism by which the Bayhawk stockholders would be able to obtain a public market for the shares they have owned, in many cases, for ten years or more with no market or opportunity to sell their shares. Bayhawk management is uncertain that there would be sufficient time to find another purchaser for the assets as there is less than 4 years remaining on the lease at the Bayhawk location. Bayhawk management believes that there may not be sufficient time to give a new buyer sufficient time to increase sales to afford to move the brewery to another location in light of the lease term remaining. Bayhawk management feels that the Asset Purchase Transaction with EBC will give the owners of Bayhawk stock the chance to participate in a functioning brewery, and for those who participate in the Share Exchange, an eventual public market for their shares.

Q: What will I receive in the Share Exchange?

A: If you choose to participate in the Share Exchange, and tender your shares of Bayhawk common stock, you will receive one (1) share of EBC common stock for each one (1) share of Bayhawk stock that is tendered during the Exchange Period.

Q: Does the Board recommend approval of the Agreement and the Asset Purchase Transaction?

A: Yes. The Bayhawk Board unanimously approved the entry by Bayhawk into Agreement the Asset Purchase Transaction with EBC, and determined that the Asset Purchase Transaction is advisable and in the best interests of our stockholders. Therefore, the Bayhawk Board recommends that you vote “FOR” the proposal to approve the Agreement and the entry by Bayhawk into the Asset Purchase Transaction as described in this Proxy Statement/Registration Statement.

In considering the recommendation of our Board, you should be aware that members of our Board and certain of our officers have agreements and arrangements that provide them with interests in the Asset Purchase Transaction that may be different from, or in addition to, those of our shareholders generally. See the section entitled “Proposal 1: Approval of the Agreement and the Asset Purchase Transaction – Interests of Our Directors and Officers in the Asset Purchase Transaction.”

Q: Does the Board recommend the Share Exchange?

A: Yes. The Bayhawk Board unanimously approved the entry by Bayhawk into Agreement and the Asset Purchase Transaction with EBC, a significant part of which is the offer by EBC of the Share Exchange. The Bayhawk Board has reviewed the lack of public market for the Bayhawk shares, and the unlikelihood of the establishment of a public market in Bayhawk, and the greater potential for a public market in the EBC common shares, and determined that the Share Exchange is advisable and in the best interests of our stockholders. Therefore, the Bayhawk Board recommends that you participate in the Share Exchange, and tender your shares of Bayhawk common stock during the Exchange Period in connection with the Share Exchange, as described in this Proxy Statement/Registration Statement.

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In considering the recommendation of our Board, you should be aware that members of our Board and certain of our officers have agreements and arrangements that provide them with interests in the Share Exchange that may be different from, or in addition to, those of our shareholders generally. See the section entitled “Proposal 1: Approval of the Agreement and the Asset Purchase Transaction – Interests of Our Directors and Officers in the Share Exchange.”

Q: What are the U.S. federal income tax consequences of the Share Exchange?

A: The receipt of the Exchange Shares by a U.S. holder in exchange for shares of Bayhawk common stock in the Share Exchange will be a taxable transaction for U.S. federal income tax purposes. Your gain or loss will be determined by the tax basis in your shares of Bayhawk common stock.

Tax matters are very complicated, and the tax consequences of the Share Exchange to a particular shareholder will depend in part on such shareholder’s individual circumstances. Because the Share Exchange will close after the Asset Purchase Transaction has closed (assuming Bayhawk Stockholder Approval), EBC management cannot determine the exact tax consequences of the Share Exchange to Bayhawk shareholders, and the actual tax consequences of the Share Exchange to a holder of Bayhawk common stock likely will depend on the holder’s specific situation. Holders of Bayhawk common stock should consult their own tax advisors as to the tax consequences of the Share Exchange in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

Q: When do the EBC and Bayhawk expect to complete the Asset Purchase Transaction?

A: Management of both Bayhawk and EBC are working toward completing the Asset Purchase Transaction as quickly as possible following approval by the Bayhawk stockholders.. As noted, completion of the Asset Purchase Transaction is subject to approval of the Agreement and the Asset Purchase Transaction by the holders of at least a majority of the Independent Shares (i.e. shares not held by Bayhawk’s majority shareholder, The Michael J. Rapport Trust or by Evan Rapport, who is an officer of EBC and the son of Michael Rapport) that actually vote on the Asset Purchase Transaction proposal. The Consent Period, the period during which the Bayhawk shareholders may tender their votes either for or against the Asset Purchase Transaction runs from the date on which Bayhawk mails the definitive proxy materials to its shareholders, and ends on the 31st day following the mailing date. During the Consent Period, Bayhawk management will work with its Transfer Agent to track the written consents received. The Transfer Agent will tally the votes, and will provide updates to Bayhawk during the Consent Period. At the closing of the Consent Period, if the holders of at least a majority of the Independent Shares vote in favor of the Asset Purchase Transaction, the Asset Purchase Transaction shall be deemed to have been approved by Bayhawk's shareholders, and EBC and Bayhawk will close the Asset Purchase Transaction as soon thereafter as possible, subject to other customary closing conditions. However, no assurance can be given as to when, or if, the Asset Purchase Transaction will close.

Q: When do the EBC and Bayhawk expect to complete the Share Exchange?

A: As noted, with respect to the Share Exchange, assuming approval by the stockholders of Bayhawk, the Share Exchange Offer will be open for a period (the “Exchange Period”) of seventy-five (75) calendar days following the closing of the Consent Period. Bayhawk stockholders may tender shares of Bayhawk stock for participation in the Share Exchange during the Exchange Period. Any Bayhawk stockholder who tenders Bayhawk shares in the Share Exchange shall have the right to withdraw any such shares tendered at any time until the closing of the Exchange Period. EBC agreed to use its best efforts to issue the EBC Exchange Shares within three (3) Business Days following the Close of the Exchange Period. EBC and Bayhawk agreed that upon the expiration of the Exchange Period, the Share Exchange offer shall be terminated, and any Bayhawk shareholders who have not tendered their shares of Bayhawk’s common stock may not participate in the Share Exchange. Additionally, any Bayhawk stockholders who elect to not participate in the Share Exchange will remain stockholders of Bayhawk, but, as noted above, following the Asset Purchase Transaction, management anticipates that Bayhawk will have no operations or assets going forward. There is no minimum number of shares that must participate in the Share Exchange.

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Q: Am I entitled to seek appraisal of my shares rather than participate in the Share Exchange?

A: No. Under Delaware General Corporate Law (“DGCL”), you do not have appraisal rights, or the right to receive payment of your shares in lieu of participating in the Share Exchange. You are not required to approve the Asset Purchase Transaction, and are not required to participate in the Share Exchange. Management of EBC and Bayhawk believe that it is in the best interests of the Bayhawk stockholders to approve the Asset Purchase Transaction and to participate in the Share Exchange, but whether to vote to approve the Asset Purchase Transaction or participate in the Share Exchange is entirely up to you.

Q: How do I vote?

A: If you are a shareholder of record, you may vote your shares of Common Stock on the proposed matters by completing, signing and dating your Consent Resolution and returning it in the enclosed postage-paid envelope.

If you are a beneficial owner, please refer to the instructions provided by your Nominee to see which of the above choices are available to you.

Q: Can I revoke or change my vote after I have submitted my Consent Resolution with voting instructions?

A: No. Once you have submitted the Consent Resolution, Bayhawk’s transfer agent will count it either for or against the Asset Purchase Transaction. As such, please consider carefully before you return your Consent Resolution indicating your vote.

Q: Can I withdraw my Bayhawk shares tendered in connection with the Share Exchange?

A: Yes, if done during the Exchange Period. At any time during the Exchange Period (running for seventy-five (75) calendar days following the closing of the Consent Period), you may withdraw any shares tendered by you. Following the closing of the Exchange Period, if you have tendered your shares of Bayhawk in connection with the Share Exchange, you may no longer withdraw such shares, and will receive shares of EBC common stock.

Q: What happens if I sell my shares after the Bayhawk record date but before the end of the Consent Period?

A: The Bayhawk record date for those stockholders entitled to vote on the Asset Purchase Agreement will be ____________, 2015. If you sell or otherwise transfer your Bayhawk shares after the Bayhawk Record Date but before close of the Consent Period, you will retain your right to vote on the Asset Purchase Transaction. However, you will not have the right to participate in the Share Exchange or receive Exchange Shares from EBC. To be able to participate in the Share Exchange, you must hold your shares until you tender them in connection with the Share Exchange.

Q: What does it mean if I receive more than one Consent Resolution and Share Exchange Election Form?

A: If your shares are registered differently or are in more than one account, you may receive more than one Consent Resolution and Share Exchange Election Form. Please complete, sign, date and return all of Consent Resolutions you receive to indicate your vote on the Asset Purchase Transaction to ensure that all of your shares are voted.

Q: Should I send my stock certificates with Consent Resolution or Share Exchange Election Form?

A: No. Do not send in your stock certificates with your Consent Resolution or Share Exchange Election Form. If you hold your shares in your name as a shareholder of record, and if you choose the to participate in the Share Exchange, you will receive a letter of instructions from the Transfer Agent informing you how to send in your Bayhawk stock certificates to receive the EBC Exchange Shares to which you are entitled. You should use the letter of transmittal to exchange your Bayhawk stock certificates for the Exchange Shares that you are entitled to receive as a result of the Share Exchange. If you hold your shares in “street name” through a Nominee, then you will receive instructions from your Nominee as to how to effect the surrender of your “street name” shares in exchange for the EBC Exchange Shares. Bayhawk shareholders who elect to participate in the Share Exchange will be responsible for any transfer agent fees and other fees relating to the exchange of the Bayhawk shares of the EBC shares.

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APPROVAL BY EVANS BREWING COMPANY INC. STOCKHOLDERS

The EBC Board of Directors has recommended that its shareholders vote “FOR” the entry by EBC into the Asset Purchase Transaction, and “FOR” the Share Exchange proposal. As noted above, the shareholders of EBC have approved the entry by EBC into the Asset Purchase Transaction and the Share Exchange proposal.

INFORMATION ABOUT THE COMPANIES

Evans Brewing Company, Inc., a Delaware corporation

Management’s Discussion and Analysis of Financial Condition and Results of Operations

There are statements in this proxy statement/registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire proxy statement/registration statement carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this proxy statement/registration statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this proxy statement/registration statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We expressly disclaim any obligation to update or revise any forward-looking statements.

Overview and Highlights

Company Background

Evans Brewing Company Inc. (“EBC”), was incorporated under the laws of the State of Delaware on June 18, 2013, as ALPINE 3 Inc. On July 3, 2013, EBC filed a Registration Statement on Form 10 with the U.S. Securities and Exchange Commission (the “SEC”) to become a public company.

EBC was formed by Richard Chiang, who was the initial stockholder and the initial sole officer and director. On April 19, 2014, the Board of Directors appointed Michael J. Rapport and Evan Rapport to the Board of Directors.

On April 10, 2014, Mr. Chiang entered into a Share Purchase Agreement pursuant to which he sold an aggregate of 10,000,000 shares of EBC’s common stock to The Michael J. Rapport Trust (the “Trust”) for a purchase price of $40,000. Pursuant to the Share Purchase Agreement, The Trust became the sole shareholder of EBC, owning 100% of the issued and outstanding shares of EBC’s common stock.

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Immediately following the closing of the Share Purchase Agreement transaction, Mr. Chiang tendered his resignation as EBC’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors. Michael J. Rapport, acting as a member of the Registrant’s Board of Directors, accepted Mr. Chiang’s resignation. The resignations were in connection with the consummation of the Share Purchase Agreement with the Trust, and were not the result of any disagreement with EBC on any matter relating to EBC’s operations, policies, or practices. Following Mr. Chiang’s resignations, Michael Rapport appointed himself as President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors of EBC. Michael Rapport also appointed Evan Rapport as to serve as EBC's Vice President. Biographical Information for Michael J. Rapport and for Evan Rapport is included below. Michael Rapport is the father of Evan Rapport.

On March 20, 2015, Kenneth C. Wiedrich was appointed Chief Financial Officer of EBC. More detailed biographical information relating to Mr. Wiedrich is included below under the heading “Directors and Executive Officers.”

Pursuant to negotiations between EBC’s management and the management of Bayhawk, EBC and Bayhawk determined to enter into the Amended and Restated Asset Purchase and Share Exchange Agreement (the “Agreement”), subject to the approval by the stockholders of Bayhawk, as discussed herein. Pursuant to the Agreement, EBC will acquire the assets and operations of Bayhawk, including the assets and operations of Evans Brewing California.

Results of Operations for the twelve months ended December 31, 2014 and the period from June 18, 2013 (Inception) to December 31, 2013.

Our operating results are summarized as follows:

	Three Months Ended March 31, 2015	Three Months ended March, 31, 2014	Twelve months ended December 31, 2014	(From inception June 18, 2013) to December 31, 2013
Revenue	$—	$—	$—	$—
Cost of sales	$—	$—	$—	$—
Operating expenses	$24,446	$1,217	$78,952	$2,833
Other income (expenses)	$(725)	$-	$(1,579)	$—
Net income (loss)	$(25,171)	$(1,217)	$(80,531)	$(2,833)

Revenues

During the quarter ended March 31, 2015, and March 31, 2014, as well as the year ended December 31, 2014, and the period from June 18, 2013 (Inception) to December 31, 2013, EBC did not have sales. We can make no assurances that we will find commercial success in any of our products.

Operating Expenses

Our general, administrative are largely attributable to transfer agent, legal, accounting and audit fees related to our reporting requirements as a public company.

Operating expenses for the quarter ended March 31, 2015, were $24,446 mostly made up of professional fees of $16,446 for legal, accounting and audit fees related to EBC’s reporting requirements as a public company. Operating expenses for the quarter ended March 31, 2014, were $1,217. Operating expenses for the year ended December 31, 2014, were $78,952 and the operating expenses for the period from June 18, 2013 (Inception) to December 31, 2013, were $2,833. This Operating expense total is comprised mostly of professional services of $72,885 for the year ended December 31, 2014, and $0 for the period from June 18, 2013 (Inception) to December 31, 2013. There was also stock based compensation expense of $3,600 for the year ended December 31, 2014, which compares to $0 in the period from June 18, 2013 (Inception) to December 31, 2013. Other general and administrative expense amounted to $2,467 for the year ended December 31, 2014, compared to $2,833 for General and administrative expense for the period from June 18, 2013 (Inception) to December 31, 2013.

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Stock-based compensation has been paid to individuals and a company that have been instrumental in helping establish EBC, providing services and valuable insight into strategy and plans.

Interest Expense:

Interest expense for the quarter ended March 31, 2015, was $725, compared to $0.00 for the quarter ended March 31, 2014. Interest expense for the year ended December 31, 2014, was $1,579, and is due to a note held by a related party. The cost for interest expense for the period from June 18, 2013 (Inception) to December 31, 2013 was $0.

Net Loss:

Net loss from operations for the quarter ended March 31, 2015, is $25,171 compared to a loss of $1,217 for the quarter ended March 31, 2014. The net operating loss for the quarter ended March 31, 2015, was made up of a loss from operations of $24,446 plus interest expense of $725. The loss of $1,217 for the quarter ended March 31, 2014, was for general and administrative expense.  Net Loss from operations for the year ended December 31, 2014, was $80,531 compared to a loss of $2,833 for the period from June 18, 2013 (Inception) to December 31, 2013. The net operating loss for the fiscal year ended December 31, 2014 was made up of a loss from operations of $78,952 plus interest expense of $1,579. The loss of $2,833 for the year ended December 31, 2013 was for general and administrative expense.

Liquidity and Capital Resources

Working Capital

	March 31, 2015	December 31, 2014	December 31, 2013
Current Assets	$20,931	$48,215	$-
Current Liabilities	$21,816	$23,929	$1,833
Working Capital (Deficit)	$(885)	$24,286	$(1,833)

Cash Flows

	For the three months ended March 31, 2015	For the three months ended March 31, 2014	For the twelve months ended December 31, 2014	(From inception June 18, 2013) to December 31, 2013
Cash used in Operating Activities	$(17,713)	$-	$(83,718)	$(500)
Cash provided by (used in) Investing Activities	$-	$-	$—	$—
Cash provided by Financing Activities	$-	$-	$117,500	$500
Increase (Decrease) in Cash	$(17,713)	$-	$33,782	$0

Cash Used In Operating Activities

EBC’s net loss for the quarter ended March 31, 2015, was the main contributing factor for the negative operating cash flow. EBC’s net loss for the period ended December 31, 2014, was the main contributing factor for our negative operating cash flow. An increase in prepaid expense also contributed to the negative operating cash flow.

Cash from Financing Activities

As of March 31, 2015 and as of December 31, 2014, EBC has insufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals. The success of our business plan beyond the next 12 months is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

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Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements between EBC and any other entity that have, or are reasonably likely to have, a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Going Concern

The accompanying annual financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of March 31, 2015, and as of December 31, 2014, EBC had an accumulated deficit of $108,535 and $83,364 respectively. EBC requires capital for its contemplated operational and marketing activities. EBC’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of EBC’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for EBC to continue operations. The ability to successfully resolve these factors raise substantial doubt about EBC’s ability to continue as a going concern. The financial statements of EBC do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

Impact of Inflation

The business will have to absorb any inflationary increases on development costs in the short-term, with the expectation that it will be able to pass inflationary increases on costs on to customers through price increases on the release of these new/enhanced products into the market and hence management does not expect inflation to be a significant factor in our business.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition.  Some of the critical accounting estimates are detailed below.

Critical Accounting Estimates and New Accounting Pronouncements

Critical Accounting Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect reported amounts and related disclosures in the financial statements.  Management considers an accounting estimate to be critical if:

●	it requires assumptions to be made that were uncertain at the time the estimate was made, and

●	changes in the estimate or different estimates that could have been selected could have a material impact on our results of operations or financial condition.

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The Company bases its estimates and judgments on our experience, our current knowledge, and our beliefs of what could occur in the future, our observation of trends in the industry, information provided by our customers and information available from other sources. Actual results may differ from these estimates under different assumptions or conditions.  We have identified the following accounting policies and estimates as those that we believe are most critical to our financial condition and results of operations and that require management’s most subjective and complex judgments in estimating the effect of inherent uncertainties: share-based compensation expense, income taxes, and derivative financial instruments.

Share-Based Compensation Expense. The Company plans to calculate share-based compensation expense for option awards and warrant issuances ("Share-based Awards") based on the estimated grant/issue-date fair value using the Black-Scholes-Merton option pricing model ("Black-Sholes Model"), and recognize the expense on a straight-line basis over the vesting period, net of estimated forfeitures.   The Black-Scholes Model requires the use of a number of assumptions including volatility of the stock price, the weighted average risk-free interest rate, and the vesting period of the Share-based Award in determining the fair value of Share-based Awards.  Although we believe our assumptions used to calculate share-based compensation expense are reasonable, these assumptions can involve complex judgments about future events, which are open to interpretation and inherent uncertainty.  In addition, significant changes to our assumptions could significantly impact the amount of expense recorded in a given period.

Income Taxes. As part of the process of preparing our financial statements, the Company will be required to estimate income taxes in each of the jurisdictions in which we operate. Our provision for income taxes is determined using the asset and liability approach to account for income taxes. A current liability is recorded for the estimated taxes payable for the current year. Deferred tax assets and liabilities are recorded for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates in effect for the year in which the timing differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of changes in tax rates or tax laws are recognized in the provision for income taxes in the period that includes the enactment date.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount more-likely-than-not to be realized.  Changes in valuation allowances will flow through the statement of operations unless related to deferred tax assets that expire unutilized or are modified through translation, in which case both the deferred tax asset and related valuation allowance are similarly adjusted. Where a valuation allowance was established through purchase accounting for acquired deferred tax assets, any future change will be credited or charged to income tax expense.

The determination of our provision for income taxes requires significant judgment, the use of estimates, and the interpretation and application of complex tax laws.  In the ordinary course of our business, there are transactions and calculations for which the ultimate tax determination is uncertain.  In spite of our belief that we have appropriate support for all the positions taken on our tax returns, we acknowledge that certain positions may be successfully challenged by the taxing authorities.  We determine the tax benefits more likely than not to be recognized with respect to uncertain tax positions.  Although we believe our recorded tax assets and liabilities are reasonable, tax laws and regulations are subject to interpretation and inherent uncertainty; therefore, our assessments can involve both a series of complex judgments about future events and rely on estimates and assumptions.  Although we believe these estimates and assumptions are reasonable, the final determination could be materially different than that which is reflected in our provision for income taxes and recorded tax assets and liabilities.

New Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company adopted ASU 2014-10 during the quarter ended December 31, 2014, thereby no longer presenting or disclosing any information required by Topic 915.

40

Management does not believe there would be a material effect on the accompanying financial statements had any other recently issued but not yet effective accounting standards been adopted in the current period.

Directors and Executive Officers

As of the date of this Registration Statement/Proxy Statement, the officers and directors of EBC were as follows:

Name	Age	Positions with EBC
Michael J. Rapport	58	Chief Executive Officer, Chairman of the Board of Directors
Kenneth C. Wiedrich	68	Chief Financial Officer
Evan Rapport	28	Vice President, Director
Mark Lamb	51	Director
Roy Roberson	53	Director
Joseph Ryan	49	Director

Michael J. Rapport – Michael Rapport currently serves as the Chairman of the Board of Bayhawk Ales Inc., a position he has held since 2013. He also serves as President of Frontier Aluminum Corporation, an aluminum extruder company, since 1990. Additionally, Mr. Rapport was a Managing Partner of TresHermanos, LLC, and also holds a position as President of Evans Brewing Company. In 2011, Mr. Rapport and his son Evan Rapport started Evans Premium Lager, which has gained international attention, winning 16 awards for craft lagers. He received a B.A. degree in Psychology from Antioch West University in 1979.

Evan Rapport –Evan Rapport currently serves as the President of Bayhawk Ales Inc., a position he has held since 2013. He also served as a Managing Partner of TresHermanos, LLC. Additionally, Mr. Rapport is the Vice President of Evans Brewing Company. In 2011, Mr. Rapport and his father, Michael Rapport started Evans Premium Lager. Michael Rapport is the father of Evan Rapport.

Kenneth C. Wiedrich – Mr. Wiedrich was appointed Chief Financial Officer of EBC on March 20, 2015.  He is a senior level executive with extensive experience in management, operational accounting, public company reporting, finance functions, and working with Boards of Directors and professional service providers.  Mr. Wiedrich earned a Bachelor of Science in Economics from Northern State University in Aberdeen, South Dakota.  For the last two years, he has assisted with the preparation of corporate filings for public reporting companies and has served as part time CFO for two small publicly traded companies, Pleasant Kids, Inc. (formerly New York Bagel), from January, 2013 to present and Petrotech Oil and Gas from January 2013 to August 2014.  Mr. Wiedrich is also the CFO and Secretary of LIG Assets, Inc., and has served as such from September 2014 to the present. Mr. Wiedrich worked for and provided consulting services for Wiedrich Construction from January 2011, to December 2012. Prior to that, Mr. Wiedrich was the CFO for Unico, Inc., from April of 2007 to January 2011.

Mr. Lamb is a vice president of Double Diamond Financial a firm engaged in individual and business planning, where he has worked since February, 2003. Prior to his employment at Double Diamond Financial, Mr. Lamb was a registered representative with The Robert Driver Company, a financial services firm since October 1999. From October 1996 to October 1999, he was an account specialist with Liberty Mutual Group and from May 1994 to October 1996 he was an account executive with Paine Webber Inc. He began his career in financial services in June 1988 as an investment counselor with Western Financial Planning Corporation. Mr. Lamb holds a Series 7, Series 66, Series 63, and Series 6 licenses with FINRA. He also holds property, casualty, life, health and disability insurance licenses. Mr. Lamb attended San Diego State University.

Mr. Roberson P.E. is a professional engineer in the land development industry. He manages real estate development projects and has held senior management positions at several public and private businesses that serve the land development industry. He is a post-graduate of development, real estate, investment, finance and strategic planning and management of technical professionals from the University of California, Irvine. He received his BS from Texas A&M University, in civic engineering, in 198. He became a registered civil engineer in the State of California in 1989. Roy is also a founding member of Bayhawk Ales since 1994 through 2013. He has extensive corporate start up experience in the Southern California region and has also accomplished many real estate projects that include homes, golf courses, schools, churches, hospitals, offices, bridges, tunnels, habitat restoration flood control, water supply as well as for corporate companies such as Space X and Virgin Galactic.

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Mr. Ryan is responsible for business development, sales, marketing, and account management at the company he founded, Graphic Industries, a print and interactive production company providing end-to-end solutions for the marketing and communications industry. Mr. Ryan also founded Accomplice, a brand packing, logo design, website merchandising design, apparel, social marketing firm that provides expertise to clients such as Verizon Wireless, Grand Canyon Brewing Company, Los Angeles Dodgers, Warner Brothers Entertainment, and Kawasaki. From 2000 to present, Mr. Ryan is a founding partner and current sole proprietor of The Academy of Fine Beers, where he co-created and developed as well as marketed the Josef BIERBITZCH Golden Pilsner, Wing Man American Lager, Birra Bella and Shenanigans Irish Lager. Ryan recently concepted and developed a Brewer Series titled Hail to Rock, in which Bayhawk Ales will produce.

In connection with their election to the Board, all directors will be granted a restricted stock award covering 2,000 shares of the Company’s common stock which will be vested over a period of one year.

Recent Developments

Distribution Agreement

On July 30, 2014, Evans Brewing California, then a subsidiary of Bayhawk, entered into a Brand Manager Agreement with Prestige Imports, LLC (“Prestige”), located in Mt. Clemens, MI, pursuant to which Evans Brewing California engaged Prestige to act as brand manager for certain of Evans Brewing California’s products, including Big Dawg, Pigs Eye, Milwaukee Select, Bad Kat, and Dead Presidents labels, and granted to Prestige the exclusive rights to manage and distribute Evans Brewing California’s products to distribution channels and retail outlets. The territory is defined in the Brand Manager Agreement as the continental United States excluding Oklahoma, Colorado, and certain territories covered by other distributors. Prestige agreed to provide internet, phone, distributor contacts, distributor management, marketing concepts, presentation bindings, brand registration, inventory management, launch preparation, and lead generation services, among others. The initial term of the Brand Management Agreement is for one year, and it will be automatically renewed for additional one year periods, although either party may terminate the agreement by providing 90-days’ written notice prior to an automatic extension. Evans Brewing California’s obligations include using commercially reasonable efforts to have available products to supply to Prestige’s distributors in sufficient quantities to meet demand for the products.

Management of Evans Brewing California and Bayhawk believe that the Brand Manager Agreement with Prestige will permit broad distribution of Evans Brewing California’s products, including the brands and labels to be purchased from Bayhawk, assuming the Asset Purchase Transaction is approved by the stockholders of Bayhawk. Prestige has built a fast-growing, national network of alcoholic beverage distributors in the United States, comprised of capital-rich beer distributors and wine / spirits distributors.

Chief Financial Officer

As noted above, on March 20, 2015, Kenneth C. Wiedrich was appointed Chief Financial Officer of EBC. Additional biographical information about Mr. Wiedrich is included above under the heading “Directors and Executive Officers.”

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EXECUTIVE COMPENSATION.

Summary Compensation Table

The following tables lists the compensation of the Company's principal executive officers for the years ended December 31, 2014 and 2013.  The following information includes the dollar value of base salaries, bonus awards, the number of non-qualified Company Options granted and certain other compensation, if any, whether paid or deferred.

The following tables sets forth all cash compensation paid by Evans Brewing Company, Inc. (Formerly ALPINE 3, Inc.), for the year ended December 31, 2014 and December 31, 2013.  The tables below sets forth the positions and compensations for each officer and director of Evans Brewing, Company, Inc.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Comp. ($)	Total ($)
Richard Chaing President/Chief Executive Officer	2013	$0	-	-	-	-	-	-	$0

Name and Principal Position	Year	Salary ($)	Bonus ($)	(1)Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Comp. ($)	Total ($)
Michael J. Rapport President/Chief Executive Officer	2014	$0	-	$100	-	-	-	-	$100

Evan Rapport, Vice President	2014	$0	-	$100	-	-	-	-	$100

Richard Chiang Director(2)	2014	$0	-	$100	-	-	-	-	$100

Mark Lamb Director	2014	$0	-	$100	-	-	-	-	$100

Roy Roberson Director	2014	$0	-	$100	-	-	-	-	$100

Joe Ryan Director	2014	$0	-	$100	-	-	-	-	$100

Kenneth C. Wiedrich. CFO	2014	$0	-	-	-	-	-	-	$0

(1)	Stock award based on the award of 1,000 shares of common stock.
(2)	As noted, Mr. Chiang resigned from the Board of Directors on February 19, 2015.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. On June 1, 2014 the board determined that members of the board will be granted a restricted stock award covering 1,000 shares of the Company’s common stock which will be vested over a period of one year. The 6,000 shares of restricted common shares were awarded to the six members of the board of directors (1,000 each) during the fiscal year ended December 31, 2014 and recorded as stock based compensation in the financial statements.

Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through 2014,

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Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised during periods ending December 31, 2014, and December 31, 2013, by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (‘LTIP’) Awards Table

There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation Arrangements with Executive Management

There were no compensation contracts for any of the executives of the Company at the end of December 31, 2014. Members of the board of directors do have a contract to receive 1,000 shares of restricted common stock as compensation for board services.

Description of Business

Following the closing of the Asset Purchase Transaction, assuming the required approval is obtained from the Bayhawk stockholders, EBC plans to employ the assets of Bayhawk and Evans Brewing California in its operations as a brewery. As noted above, to date, EBC has not had operations, but intends to acquire the assets of Bayhawk and Evans Brewing California and to continue to sell those products, produce new beers and labels, and build its distribution network and sales.

Description of Property

Following the closing of the Asset Purchase Transaction, assuming the required approval is obtained from the Bayhawk stockholders, EBC plans to work with Landry’s, the lessor of the Bayhawk brewery location, to continue to use that property. EBC management has been in discussions with Landry’s regarding the ongoing use of the facility and believes that it will be able to negotiate a lease of the premises with Landry’s. EBC owns no other properties.

Legal Proceedings

As of the date of this Proxy Statement/Registration Statement, there were no material pending legal proceedings to which EBC was a party or as to which any of its property was subject, and no such proceedings are known to EBC’s management to be threatened or contemplated against it.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

(a) Dismissal of Independent Registered Public Accounting Firm.

On January 21, 2015, Company’s the board of directors (the "Board") dismissed Kenne Ruan, CPA, P.C. (“KR”) as the independent registered public accounting firm for the Company effective immediately.

Other than an explanatory paragraph included in the audit report of KR for the Company's fiscal year ended December 31, 2013, relating to the uncertainty of the Company's ability to continue as a going concern, the audit report of KR on the Company's financial statements for the fiscal year ended December 31, 2013, and through January 21, 2015, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's 2013 and 2014 fiscal year and through the date of this Current Report on Form 8-K, (1) there were no disagreements with KR on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KR, would have caused KR to make reference to the subject matter of the disagreements in connection with their report, and (2) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

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(b) Engagement of New Independent Registered Public Accounting Firm.

On January 21, 2015, upon approval of the Company’s Board of Directors, the Company engaged Anton & Chia, LLP (“A&C”), as the Company's independent registered public accounting firm to audit the Company’s financial statements and to perform reviews of interim financial statements. During the fiscal year ended December 31, 2013, through January 21, 2015, neither the Company nor anyone acting on its behalf consulted with A&C regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Company, or the type of audit opinion that might be rendered by A&C on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement with KR or a reportable event with respect to KR; (iii) the type of audit opinion that might be rendered on the Company’s financial statements, and none of the following was provided to the Company: (a) a written report, or (b) oral advice that A&C concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issue; or (iv) Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Quantitative and Qualitative Disclosures about Market Risk

Not applicable.

Compensation of EBC Management Following the Asset Purchase Transaction

Following the closing of the Asset Purchase Transaction, assuming the required approval is obtained from the Bayhawk stockholders, the EBC Board of Directors will determine the compensation to be paid to EBC’s management, including Mr. Michael Rapport and Mr. Evan Rapport, for their services to EBC. As of the date of this Proxy Statement/Registration Statement, neither Michael Rapport nor Evan Rapport had entered into employment agreements with EBC. Additionally, as of the date of this Proxy Statement/Registration Statement, EBC did not have a compensation committee.

Related Party Transactions

As noted throughout this Proxy Statement/Registration Statement, Michael Rapport, through The Michael J. Rapport Trust, is the majority shareholder of both Bayhawk and EBC. Through his anticipated participation in the Share Exchange, Mr. Rapport will receive additional shares of EBC common stock in exchange for his shares of Bayhawk common stock. On October 9, 2014, the Trust agreed to the cancellation of 9,600,000 of the shares, and retained 400,000 shares. However, even following the cancellation of such shares, Mr. Rapport, through the Trust, will remain the majority shareholder of EBC. (Mr. Rapport also received 1,000 shares of EBC common stock for his service as a director of EBC, which shares are held by the Trust.) Additionally, if the Bayhawk stockholders approve the Asset Purchase Transaction, Mr. Rapport has indicated that the Trust will participate in the Share Exchange. As of the date of this registration statement/proxy statement, the Trust owned 2,841,684 shares of Bayhawk. Following the Share Exchange, assuming the exchange by the Trust of all of the Bayhawk shares, the Trust would own 3,242,684 shares of EBC common stock, which likely would be the majority of the outstanding shares of EBC following the Share Exchange. However, there is no way to determine what percentage of EBC will be owned by the Trust following the closing of the Share Exchange until the Share Exchange has been concluded.

Additionally, both Michael and Evan Rapport were affiliated with Evans Brewing California, the assets of which were purchased by Bayhawk prior to the proposed Asset Purchase Transaction with EBC. Through the Asset Purchase Transaction, EBC will acquire the assets of Bayhawk, which include the assets of Evans Brewing California.

The Bayhawk Board of Directors was aware of Michael Rapport’s (indirect) ownership of Bayhawk and EBC stock, and took those factors into consideration when considering the proposed Asset Purchase and Share Exchange transactions. Additionally, Mr. Rapport did not participate in the voting on the proposed Asset Purchase and Share Exchange transactions.

Michael Rapport is the father of Evan Rapport, a director of Bayhawk and an officer and director of EBC.

Director Independence

EBC is not required by any outside organization (such as a stock exchange or trading facility) to have independent directors.

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FINANCIAL STATEMENTS

EBC financial statements follow.

EVANS BREWING COMPANY INC.

Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Evans Brewing Company, Inc.

2000 Main Street

Irvine, CA 92614

We have audited the accompanying balance sheet of Evans Brewing Company, Inc. (Formerly Alpine 3, Inc.) (the "Company") as of December 31, 2014, and their related statement of operations, changes in stockholders' deficit and statement of cash flows for the year ended December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company as of December 31, 2013, were audited by other auditors, whose report, dated February 7, 2014, expressed an unqualified opinion on those financial statements.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, CA

April 9, 2015

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

ALPINE 3, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of ALPINE 3, Inc. as of December 31, 2013 and the related statements of operations, changes in shareholders’ equity and cash flows for the period from June 18, 2013 (inception) to December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ALPINE 3, Inc. as of December 31, 2013 and the results of its operation and its cash flows for the period from June 18, 2013 (inception) to December 31, 2013 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the note to the financial statements, the Company’s lack of liquidity and losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kenne Ruan, CPA, P.C.

Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

February 7, 2014

F-3

EVANS BREWING COMPANY, INC.

(Formerly ALPINE 3, INC.)

BALANCE SHEETS

	December 31,	December 31,
	2014	2013
ASSETS
Current Assets
Cash	$33,782	$-
Prepaid expense	14,433	-
Total Assets	$48,215	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	4,350	1,333
Accrued expense	1,579	-
Notes payable to related party	18,000	500
Total Current Liabilities	23,929	1,833

Long Term Liabilities
Convertible notes payable to related party	100,000	-
Total Liabilities	123,929	1,833

Stockholders' Deficit
Preferred Stock, authorized 5,000,000 shares, series A, $0.001 par value, 0 issued and outstanding as of December 30, 2014 and 0 issued and outstanding as of December 31, 2013 respectively	-	-
Common Stock, authorized 100,000,000 shares, $0.0001 par value,436,000 issued and outstanding as of December 31, 2014 and 10,000,000 shares issued and outstanding as of December 31, 2013, respectively	44	1,000
Additional Paid in Capital	7,606	-
Accumulated Deficit	(83,364)	(2,833)
Total Stockholders' Deficit	(75,714)	(1,833)
Total Liabilities and Stockholders' Deficit	$48,215	$-

The accompanying notes are an integral part of these financial statements.

F-4

EVANS BREWING COMPANY, INC

(Formerly ALPINE 3, INC.)

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2014	(From inception June 18, 2013) to December 31, 2013
NET REVENUES	$-	$-
COST OF REVENUES	-	-
GROSS PROFIT	-	-

COSTS AND EXPENSES
Professional services	72,885	-
Stock based compensation	3,600	-
General and administrative expense	2,467	2,833
Total Operating Expenses	78,952	2,833

Loss from continuing operations	(78,952)	(2,833)

Other Expense
Interest expense	(1,579)	-
Total other expenses	(1,579)	-

Net loss before income taxes	(80,531)	(2,833)

Income taxes	-	-
Net Loss	$(80,531)	$(2,833)

Earnings loss per share;
Basic	$(0.01)	$(0.000)

Weighted average number of shares outstanding	7,379,627	10,000,000

The accompanying notes are an integral part of these financial statements.

F-5

EVANS BREWING COMPANY, INC

(Formerly ALPINE 3, INC.)

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

For the period from inception (June 18, 2013) to December 31, 2014

			Additional		Total
	Common Stock		Paid-in	Retained	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, June 18, 2013	-	-	-	-	-
Stock issued for services	10,000,000	$1,000	$-	$-	$1,000

Net loss for the period from June 13, 2013 to December 31, 2013	-	-	-	(2,833)	(2,833)
Balance, December 31, 2013	10,000,000	1,000	-	(2,833)	(1,833)

Shareholder’s contribution	-	-	3,050	-	3,050
Stock cancellation	(9,600,000)	(960)	960		-
Stock issued for services	36,000	4	3,596	-	3,600
Net loss for period ending December 31, 2014	-	-	-	(80,531)	(80,531)
Balance, December 31, 2014	436,000	$44	$7,606	$(83,364)	$(75,714)

The accompanying notes are an integral part of these financial statements.

F-6

EVANS BREWING COMPANY, INC

(Formerly ALPINE 3, INC.)

STATEMENTS OF CASH FLOWS

		(From inception
	For the Year Ended	June 18, 2013) to
	December 31, 2014	December 31, 2013
Cash Flows from Operating Activities:
Net Loss	$(80,531)	$(2,833)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services	3,600	1,000
Shareholders’ services contribution	3,050	-
Depreciation and amortization	-	-
Changes in Operating Assets and Liabilities:
Increase in prepaid expense	(14,433)	-
Increase in accrued expenses	4,596	1,333
Net Cash Used by Operating Activities	(83,718)	(500)

Cash Flows from Financing Activities:
Proceeds from convertible note payable – related party	100,000	-
Proceeds from loan payable - related party	17,500	500
Net Cash Provided by Financing Activities	117,500	500

Net Increase in Cash	33,782	-
Cash at Beginning of Period	-	-
Cash at End of Period	$33,782	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest	$-	$-
Income Taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued to founder for services rendered	3,600	1,000
Shareholders’ non cash distribution	3,050	-

The accompanying notes are an integral part of these financial statements.

F-7

EVANS BREWING COMPANY, INC

(Formerly ALPINE 3, INC.)

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2014 AND DECEMBER 31, 2013

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Evans Brewing Company, Inc. (formerly ALPINE 3 Inc.) was incorporated under the laws of the State of Delaware on June 18, 2013. Alpine 3 Inc. was set up to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. ALPINE 3 did not undertake any effort to cause a market to develop in its securities, either debt or equity, before it successfully concluded a business combination. On April 4, 2014 The Michael J. Rapport Trust purchased 10,000,000 which was all of the outstanding shares of Alpine 3, Inc. and changed the name to Evans Brewing Company Inc. (EBC) on May 29, 2014. On October 9, 2014 the “Trust” agreed to the cancellation of 9,600,000 of the shares of common stock that it had acquired and retained 400,000 shares of common stock. Since inception, EBC has been in the developmental stage and has conducted virtually no business operations other than exploring the acquisition of the Bayhawk brands and related assets.

Bayhawk and EBC entered into the Agreement on October 15, 2014, subject to receiving approval of the Bayhawk shareholders. Assuming that the approval of the Bayhawk shareholders is obtained, pursuant to the Agreement, Bayhawk will sell to EBC, and EBC will purchase from Bayhawk all of the assets of Bayhawk, including but not limited to: (A) all assets, including personal property, intellectual property, inventory, contracts, websites, documents, and all other assets however delineated relating to the Bayhawk Ales label (as defined in the Agreement and discussed in more detail below); and (B) all assets, including personal property, intellectual property, inventory, contracts, websites, documents, and all other assets however delineated relating to the Evans Brands (as defined in the Agreement and discussed in more detail below); and(C) 100% of the stock in Evans Brewing CO (CA) which has the brewers license at City Brewery in Lacrosse, WI (where all of the EBC brands will be brewed) (collectively, the “Transferred Assets”).

The transaction will be accounted for as a business combination under common control, a method similar to the pooling-of-interest method ("Pooling-of-Interest") as the Company and Bayhawk are both under common control by our majority shareholder prior to the share exchange.

NOTE 2 - GOING CONCERN

The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $83,364 as of March 31, 2015. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company's continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of accounting policies for Evans Brewing Company, Inc. is presented to assist in understanding the Company’s financial statements. The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting) and have been consistently applied in the preparation of the financial statements.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates. Estimates are used when accounting for allowances for bad debts, collectability of accounts receivable, amounts due to service providers, depreciation and litigation contingencies, among others.

F-8

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. The Company has no any cash equivalents as of December 31, 2014 and 2013.

Fair Value of Financial Instruments

Fair value of certain of the Company’s financial instruments including cash, account payable, accrued expenses, notes payables, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with ASC 820, “Fair Value Measurements and Disclosure” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments.

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the Company’s credit risk.

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities; The Company values it’s available for sale securities using Level 1.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity and that are significant to the fair values.

Fair value measurements are required to be disclosed by the Level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in Level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earning are reported in the statement of income.

Basic Loss Per Share

Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

F-9

The Company has no dilutive debt instruments.

New Authoritative Accounting Guidance

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted.

The Company early adopted ASU 2014-10 during the year ended December 31, 2014, thereby no longer presenting or disclosing any information required by Topic 915.

The Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) 2014-15 on August 27, 2014, providing guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if “conditions or events raise substantial doubt about [the] entity’s ability to continue as a going concern.” The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted.

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4 - NOTES PAYABLE- RELATED PARTY

On July 21, 2014, Michael J. Rapport the Chief Executive Officer, sole director and controlling shareholder of the Company, advanced the Company a $100,000 a long term unsecured loan with a 1.5% interest rate per annum, due no later than July 21, 2017. The loan is convertible into common shares of the Company at any time after the second year’s anniversary at a price based upon either: a) The price of its most recent private placement offering, closest to the time of conversion, b) If publicly-traded, then the bid price of its common stock on the closing day of the conversion. As at December 31, 2014, the Company accrued $670 of interest which is included in accounts payable and accrued liabilities. All interest is due no later than July 21, 2017.

Michael J. Rapport also advanced the Company $10,000 on April 21, 2014 and $8,000 on June 13, 2014. Both payments are secured by an 8% interest bearing note that is due on April 21, 2015 and June 13, 2015 respectively. The Company accrued $353 of interest on the note $8,000 and $556 of interest on the note $10,000 which are both included in accounts payable and accrued expenses. All interest on the $10,000 note is due as of April 21, 2015 and all interest on the $8,000 note is due on June 13, 2015.

Accrued Interest

As of the year ended December 31, 2014, the Company has accrued an interest balance of $1,579 on the three notes due Mr. Rapport. As of December 31, 2013, the Company had an accrued interest balance of $0 pertaining to the outstanding note to related party.

F-10

NOTE 5 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2014, the Company incurred $20,255 for advisory services and SEC filing services that were paid to Tech Associates, Inc., a company controlled by Richard Chiang, a director of the Company. The Company also compensated Tech Associates, Inc. with 30,000 shares of common stock during the year ended December 31, 2014. Tech Associates, Inc. incurred $2,833 for advisory services in the fiscal year ended December 31, 2013.

NOTE 6 - STOCKHOLDERS’ EQUITY

Preferred Stock

Preferred Stock - The Company is authorized to issue 5,000,000 shares of $.001 par value preferred stock. As of December 31, 2014, and December 31, 2013, no shares of preferred stock had been issued.

Common Stock

Common Stock - The Company is authorized to issue 100,000,000 shares of $.0001 par value common stock. As of December 31, 2014, and December 31, 2013, 436,000 and 10,000,000 shares were issued and outstanding, respectively.

Upon formation of the Company on June 18, 2013, the Board of Directors issued 10,000,000 shares of common stock for $1,000 in services to the founding shareholder of the Company. In addition, the founding shareholder made a contribution of $3,050 in 2014 to the Company, which are recorded as additional paid-in capital.

On April 4 2014, the founding shareholder entered into a Share Purchase Agreement pursuant to which he sold an aggregate of 10,000,000 shares of EBC’s common stock to The Michael J. Rapport Trust (the “Trust”) for a purchase price of $40,000. Pursuant to the Share Purchase Agreement, The Trust became the sole shareholder of EBC, owning 100% of the issued and outstanding shares of EBC’s common stock.

On September 22, 2014, the Company cancelled 9,600,000 shares of common stock for no consideration. On September 23, 2014, the Company issued 6,000 shares of common stock to directors of the Company for services valued at $600 ($0.10 per share). On September 23, 2014, the Company issued 30,000 shares of common stock for services to Tech Associates Inc., a company controlled by Richard Chiang, a director of the Company, valued at $3,000 ($0.10 per share).

NOTE 7 - SUBSEQUENT EVENT

Pursuant to a share exchange agreement entered in to by Bayhawk and Evans Brewing Company (EBC) on October 15, 2014, EBC filed a copy of the Asset Purchase Agreement as an annex to a combination registration statement and proxy statement on Form S-4 (the “Registration Statement”), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 30, 2015. In the Asset Purchase Agreement, EBC agreed to purchase from Bayhawk, and Bayhawk agreed to sell to EBC, substantially all of the assets of Bayhawk as well as its liabilities (the “Asset Purchase Transaction”), conditioned on receiving approval of a majority of the independent shareholders of Bayhawk. In connection with the Asset Purchase Transaction, EBC agreed to make the Exchange Offer to the shareholders of Bayhawk.

On February 19, 2015, Richard Chiang resigned as a director of Evans Brewing Company Inc (“EBC”), effective immediately. In a letter dated February 19, 2015, Mr. Chiang indicated that he no longer desired to serve on the Board of Directors of EBC, and tendered his resignation. The letter did not indicate any disagreement with EBC. The Board of Directors accepted Mr. Chiang’s resignation. Also on February 19, 2015, Mr. Chiang, in correspondence to the Board of Directors of EBC, indicated his intention to terminate the Advisory Agreement, effective February 28, 2015.

F-11

Part I – FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

EVANS BREWING COMPANY, INC

(Unaudited)

EVANS BREWING COMPANY, INC.

(Formerly ALPINE 3, INC.)

BALANCE SHEETS

	March 31,	December 31,
	2015	2014
ASSETS
Current Assets
Cash	$16,069	$33,782
Prepaid expense	4,862	14,433
Total Assets	$20,931	$48,215

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	1,512	4,350
Accrued expense	2,304	1,579
Notes payable to related party	18,000	18,000
Total Current Liabilities	21,816	23,929

Long Term Liabilities
Convertible notes payable to related party	100,000	100,000
Total Liabilities	121,816	123,929

Stockholders' Deficit
Preferred Stock, authorized 5,000,000 shares, series A, $0.001 par value, 0 issued and outstanding as of March 31, 2015 and 0 issued and outstanding as of December 31, 2014 respectively	-	-
Common Stock, authorized 100,000,000 shares, $0.0001 par value, 436,000 issued and outstanding as of March 31, 2015 and 436,000 shares issued and outstanding as of December 31, 2014, respectively	44	44
Additional Paid in Capital	7,606	7,606
Accumulated Deficit	(108,535)	(83,364)
Total Stockholders' Deficit	(100,885)	(75,714)
Total Liabilities and Stockholders' Deficit	$20,931	$48,215

The accompanying notes are an integral part of these financial statements

Q-1

EVANS BREWING COMPANY, INC

(Formerly ALPINE 3, INC.)

STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014

NET REVENUES	$-	$-
COST OF REVENUES	-	-
GROSS PROFIT	-	-

COSTS AND EXPENSES
Professional services	16,446	-
General and administrative expense	8,000	1,217
Total Operating Expenses	24,446	1,217

Loss from continuing operations	(24,446)	(1,217)

Other Expense
Interest expense	(725)	-
Total other expense	(725)	-

Net loss before income taxes	(25,171)	(1,217)

Income taxes	-	-
Net Loss	$(25,171)	$(1,217)

Earnings loss per share;
Basic	$(0.06)	$(0.000)

Weighted average number of shares outstanding	436,000	10,000,000

The accompanying notes are an integral part of these financial statements.

Q-2

EVANS BREWING COMPANY, INC

(Formerly ALPINE 3, INC.)

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

For the period from inception (June 18, 2013) to March 31, 2015

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders
	Shares	Amount	Capital	Deficit	Deficit
Balance, June 18, 2013	-	-	-	-	-
Stock issued for services	10,000,000	$1,000	$-	$-	$1,000

Net loss for the period from June 13, 2013 to December 31, 2013	-	-	-	(2,833)	(2,833)
Balance, December 31, 2013	10,000,000	1,000	-	(2,833)	(1,833)
Shareholder’s contribution	-	-	3,050	-	3,050
Stock cancellation	(9,600,000)	(960)	960	-	-
Stock issued for services	36,000	4	3,596	-	3,600
Net loss for period ending December 31, 2014	-	-	-	(80,531)	(80,531)
	436,000	$44	$7,606	$(83,364)	(75,714)

Net loss	-	-	-	(25,171)	(25,171)
Balance, March 31, 2015	436,000	$44	$7,606	$(108,535)	$(100,885)

The accompanying notes are an integral part of these financial statements.

Q-3

EVANS BREWING COMPANY, INC

(Formerly ALPINE 3, INC.)

STATEMENTS OF CASH FLOWS

	For the Three Months Ended	For the Three Months Ended
	March 31, 2015	March 31, 2014
Cash Flows from Operating Activities:
Net Loss	$(25,171)	$(1,217)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in Operating Assets and Liabilities:
Decrease in prepaid expense	9,571	-
Increase (decrease) in accounts payable and accrued expenses	(2,113)	1,217
Net Cash Used by Operating Activities	(17,713)	-

Net Decrease in Cash	(17,713)	-
Cash at Beginning of Period	33,782	-
Cash at End of Period	$16,069	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

Q-4

EVANS BREWING COMPANY, INC

(Formerly ALPINE 3, INC.)

NOTES TO FINANCIAL STATEMENTS

AS OF MARCH 31, 2015 AND DECEMBER 31, 2014

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Evans Brewing Company, Inc. (formerly ALPINE 3 Inc.) (“EBC”) was incorporated under the laws of the State of Delaware on June 18, 2013. Alpine 3 Inc. was set up to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. ALPINE 3 did not undertake any effort to cause a market to develop in its securities, either debt or equity, before it successfully concluded a business combination. On April 4, 2014 The Michael J. Rapport Trust purchased 10,000,000 which was all of the outstanding shares of Alpine 3, Inc. and changed the name to Evans Brewing Company Inc. (EBC) on May 29, 2014. On October 9, 2014 the “Trust” agreed to the cancellation of 9,600,000 of the shares of common stock that it had acquired and retained 400,000 shares of common stock. Since inception, EBC has conducted virtually no business operations other than exploring the acquisition of the Bayhawk brands and related assets.

Bayhawk and EBC entered into the Agreement on October 15, 2014, subject to receiving approval of the Bayhawk shareholders. Assuming that the approval of the Bayhawk shareholders is obtained, pursuant to the Agreement, Bayhawk will sell to EBC, and EBC will purchase from Bayhawk all of the assets of Bayhawk, including but not limited to: (A) all assets, including personal property, intellectual property, inventory, contracts, websites, documents, and all other assets however delineated relating to the Bayhawk Ales label (as defined in the Agreement and discussed in more detail below); and (B) all assets, including personal property, intellectual property, inventory, contracts, websites, documents, and all other assets however delineated relating to the Evans Brands (as defined in the Agreement and discussed in more detail below); and(C) 100% of the stock in Evans Brewing CO (CA) which has the brewers license at City Brewery in Lacrosse, WI (where all of the EBC brands will be brewed) (collectively, the “Transferred Assets”).

The transaction will be accounted for as a business combination under common control, a method similar to the pooling-of-interest method ("Pooling-of-Interest") as EBC and Bayhawk are both under common control by our majority shareholder prior to the share exchange.

NOTE 2 - GOING CONCERN

EBC's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. EBC has an accumulated deficit of $108,535. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

EBC's continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to EBC.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of accounting policies for EBC is presented to assist in understanding EBC’s financial statements. EBC uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting) and have been consistently applied in the preparation of the financial statements.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates. Estimates are used when accounting for allowances for bad debts, collectability of accounts receivable, amounts due to service providers, depreciation and litigation contingencies, among others.

Q-5

 Cash

For purposes of the statement of cash flows, EBC considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. EBC has no cash equivalents as of March 31, 2015 and December 31, 2014.

Fair Value of Financial Instruments

Fair value of certain of EBC’s financial instruments including cash, account payable, accrued expenses, notes payables, and other accrued liabilities approximate cost because of their short maturities. EBC measures and reports fair value in accordance with ASC 820, “Fair Value Measurements and Disclosures” which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments.

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, EBC’s credit risk.

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity and that are significant to the fair values.

Fair value measurements are required to be disclosed by the Level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in Level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earning are reported in the statement of income.

Basic Loss Per Share

Basic income (loss) per share is calculated by dividing EBC's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing EBC's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

Q-6

EBC has no dilutive debt instruments.

New Authoritative Accounting Guidance

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted.

EBC early adopted ASU 2014-10 during the year ended December 31, 2014, thereby no longer presenting or disclosing any information required by Topic 915.

The Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) 2014-15 on August 27, 2014, providing guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if “conditions or events raise substantial doubt about [the] entity’s ability to continue as a going concern.” The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted.

EBC has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and EBC does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4 - NOTES PAYABLE- RELATED PARTY

On July 21, 2014, Michael J. Rapport the Chief Executive Officer, sole director and controlling shareholder of EBC, advanced EBC a $100,000 long term unsecured loan with a 1.5% interest rate per annum, due no later than July 21, 2017. The loan is convertible into common shares of EBC at any time after the second year’s anniversary at a price based upon either: a) The price of its most recent private placement offering, closest to the time of conversion, b) If publicly-traded, then the bid price of its common stock on the closing day of the conversion. For the quarter ended March 31, 2015, EBC accrued $370 of interest on this note. For the year ended December 31, 2014, EBC accrued $670 on this same note, which brings the total interest accrued on the note to $1,040 as of March 31, 2015. The accrued amount is included in accounts payable and accrued liabilities on the balance sheet. All interest is due no later than July 21, 2017.

Michael J. Rapport also advanced EBC $10,000 on April 21, 2014 and $8,000 on June 13, 2014. Both payments are secured by an 8% interest bearing note that is due on April 21, 2015 and June 13, 2015 respectively. For the quarter ended March 31, 2015 EBC accrued a total of $355 interest for the two notes. For December 31, 2014, EBC accrued $909 of interest on the two notes. The total interest accrued on the two notes as of March 31, 2015 is $1,264 which is included in accounts payable and accrued liabilities on the balance sheet.

Accrued Interest

For the quarter ended March 31, 2015, EBC accrued interest of $725 on the three notes due to Mr. Rapport. For the year ended December 31, 2014, EBC accrued interest of $1,579 pertaining to the same notes due to Mr. Rapport. The total interest accrued for the three notes is $2,304 as of the quarter ended March 31, 2015.

Q-7

NOTE 5 - RELATED PARTY TRANSACTIONS

During the quarter ended March 31, 2014 EBC did not complete any related party transactions.

NOTE 6 - STOCKHOLDERS’ EQUITY

Preferred Stock

Preferred Stock - EBC is authorized to issue 5,000,000 shares of $.001 par value preferred stock. As of March 31, 2015, and December 31, 2014, no shares of preferred stock had been issued.

Common Stock

Common Stock - EBC is authorized to issue 100,000,000 shares of $.0001 par value common stock. As of March 31, 2015, there were 436,000 shares issued and outstanding and as of December 31, 2014, there were 436,000 - shares issued and outstanding.

Upon formation of EBC on June 18, 2013, the Board of Directors issued 10,000,000 shares of common stock for $1,000 in services to the founding shareholder of EBC. In addition, the founding shareholder made a contribution of $3,050 in 2014 to EBC, which was recorded as additional paid-in capital.

On April 4, 2014, the founding shareholder entered into a Share Purchase Agreement pursuant to which he sold an aggregate of 10,000,000 shares of EBC’s common stock to The Michael J. Rapport Trust (the “Trust”) for a purchase price of $40,000. Pursuant to the Share Purchase Agreement, The Trust became the sole shareholder of EBC, owning 100% of the issued and outstanding shares of EBC’s common stock.

On September 22, 2014, EBC cancelled 9,600,000 shares of common stock for no consideration. On September 23, 2014, EBC issued 6,000 shares of common stock to directors of EBC for services valued at $600 ($0.10 per share). On September 23, 2014, EBC issued 30,000 shares of common stock for services to Tech Associates Inc., a company controlled by Richard Chiang, a director of EBC, valued at $3,000 ($0.10 per share).

EBC has had no changes to the authorized or to the issued and outstanding shares of common or preferred shares during the quarter ended March 31, 2015.

NOTE 7 - SUBSEQUENT EVENT

Pursuant to a share exchange agreement entered into by Bayhawk and Evans Brewing Company (EBC) on October 15, 2014, EBC filed a copy of the Asset Purchase Agreement as an annex to a combination registration statement and proxy statement on Form S-4 (the “Registration Statement”), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 30, 2015. In the Asset Purchase Agreement, EBC agreed to purchase from Bayhawk, and Bayhawk agreed to sell to EBC, substantially all of the assets of Bayhawk as well as its liabilities (the “Asset Purchase Transaction”), conditioned on receiving approval of a majority of the independent shareholders of Bayhawk. In connection with the Asset Purchase Transaction, EBC agreed to make the Exchange Offer to the shareholders of Bayhawk.

Q-8

UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following Evans Brewing Company Inc. (“EBC”), unaudited pro forma condensed balance sheet as of December 31, 2014, and unaudited pro forma condensed combined statements of operations for the years ended December 31, 2014 and 2013, give effect to an asset purchase and share exchange agreement, whereby EBC will purchase the assets of Bayhawk Ales Inc. (“Bayhawk”), subject to the approval of the Bayhawk stockholders, which approval has not yet been obtained, and will issue shares of the EBC’s common stock in exchange for the outstanding shares of Bayhawk common stock The pro forma condensed combined balance sheet is presented as if the transactions had occurred on December 31, 2014, and the pro forma condensed combined statements of operations are presented as if the transactions had occurred on January 1, 2013.

The pro forma condensed combined balance sheet and the pro forma condensed combined statements of operations were derived by adjusting the historical financial statements of the EBC.  The adjustments are based on currently available information and, therefore, the actual adjustments may differ from the pro forma adjustments.

If the Asset Purchase Transaction is approved by the Bayhawk stockholders, EBC plans to offer to exchange one (1) share of EBC common stock for each one (1) share of Bayhawk common stock, in a share exchange transaction, pursuant to which Bayhawk will become a subsidiary of EBC, following which, EBC management anticipates that Bayhawk will have no business operations, and EBC will be the operating company going forward.

The transaction has been accounted for as a business combination under common control, a method similar to the pooling-of-interest method ("Pooling-of-Interest") as EBC and Bayhawk are both under common control with by our majority shareholder prior to the share exchange.

In the preparation of condensed combined financial statements subsequent to the transaction, the condensed combined financial statements represent the continuation of the financial statements of the legal subsidiary (Bayhawk) except for its capital structure. Therefore, the transaction has the following effects on these consolidated financial statements:

●

Historical equity transactions are those of Bayhawk, except that the number of shares outstanding is changed from those of Bayhawk to that of EBC using an exchange ratio equal to the ratio of the number of shares issued by EBC in the transaction (4,448,624) to the number of shares to be acquired from Bayhawk (4,448,624). That ratio is 1:1. All references to quantities of shares in this and subsequent reports are modified to reflect this change.

The unaudited pro forma financial information has been prepared by our management and is based on our historical financial statements and the assumptions and adjustments described herein and in the notes to the unaudited pro forma financial information below.  The presentation of the unaudited pro forma financial information is prepared in conformity with Article 11 of Regulation S-X.

The pro forma consolidated financial statements should be read in conjunction with the historical financial statements and the related notes thereto for the year ended December 31, 2014 and 2013, included in EBC’s Annual Report on Form 10-K The pro forma information is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the acquisition of assets actually occurred on the dates assumed, nor is it necessarily indicative of EBC’s Evan Brewing Company Inc.’s future condensed combined results of operations or financial position.

PF-1

EVANS BREWING COMPANY INC.

PRO FORMA CONDENSED COMBINED  BALANCE SHEETS

As of December 31, 2014
(Unaudited)

				Pro Forma Adjustments
	Evans Brewing Company Inc. -	Bayhawk					Pro Forma
	Delaware	Ales, Inc.		Debit		Credit	Amount

ASSETS
Current assets:
Cash	33,782	306,665					340,447
Accounts receivable	0	279,824					279,824
Inventory	0	213,143					213,143
Insurance claim receivable	0	300,000					300,000
Prepaid expense	14,433	6,430					20,863
Total current assets	48,215	1,106,062		0		0	1,154,277

Property and equipment, net	0	177,591					177,591
Deposits	0	221,000					221,000
Deferred tax asset, long-term	0	87,942					87,942
	0	486,533		0		0	486,533

Total assets	48,215	1,592,595		0		0	1,640,810

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable and accrued liabilities	4,350	245,724					250,074
Accrued liabilities	1,579	23,591					25,170
Deferred tax liability, current	0	87,942					87,942
Refundable deposits	0	120,613					120,613
Current lease payable, current portion	0	26,670					26,670
Notes payable, current portion	0	7,941					7,941
Due to related party	18,000	0					18,000
Total current liabilities	23,929	512,481		0		0	536,410

Long term liabilities:
Loan - related party	100,000	0					100,000
Total long term liabilities	100,000	0		0		0	100,000

Total Liabilities	123,929	512,481		0		0	636,410

Stockholders' Equity (Deficit):
Preferred stock, ($.0001 par value, 5,000,000 shares authorized; none issued and outstanding.)	0						0
Common stock ($.0001 par value, 100,000,000 shares authorized; 4,884,624 shares issued and outstanding as of December 31, 2014)	44	4,449	A.	4,005			488
Additional paid-in capital	7,606	2,072,693	B.		A.	4,005	2,084,304
Accumulated deficit	(83,364)	(997,028)			B.		(1,080,392)
Total stockholders' deficit	(75,714)	1,080,114		4,005		4,005	1,004,400

Total liabilities and stockholders' deficit	48,215	1,592,595		4,005		4,005	1,640,810

PF-2

EVANS BREWING COMPANY INC.

PRO FORMA CONDENSED COMBINED OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(Unaudited)

			Pro Forma
			Adjustments
	Evans Brewing Company Inc.	Bayhawk Ales, Inc.	Debit	Credit	Pro Forma Amount

Sales, net	0	2,033,072			2,033,072

Cost of sales	0	1,440,538			1,440,538

Gross profit	0	592,534			592,534

Operating expenses:
Professional services	72,885
Stock based compensation	3,600
General and administrative	2,467	547,662			550,129
Selling expense	0	150,408			150,408
Total operating expenses	78,952	698,070			700,537

Income (loss) from operations	(78,952)	(105,536)			(108,003)

Other income (expense):
Interest expense	(1,579)	(349)			(1,928)
Loss on sale of asset	0	(1,375)
Other income (expense)	0	333,834			333,834
	(1,579)	332,110			331,906

Income (loss) before income taxes	(80,531)	226,574			223,903

Provision for income taxes	0	25,395			25,395

Net income (loss)	(80,531)	201,179			198,508

Basic and diluted net income (loss) per common share	$(0.011)	$0.078			$0.020
Basic and diluted weighted average number of common shares outstanding	7,379,627	2,593,960			9,973,587

PF-3

EVANS BREWING COMPANY INC.

PRO FORMA CONDENSED COMBINED OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(Unaudited)

			Pro Forma
			Adjustments
	Evans Brewing Company Inc.	Bayhawk Ales, Inc.	Debit	Credit	Pro Forma Amount
	(Inception from June 18, 2013 to December 31, 2013)
Sales	0	1,463,110			1,463,110

Cost of sales	0	959,087			959,087

Gross profit	0	504,023			504,023

Operating expenses:
General and administrative	2,833	375,418			378,251
Selling expense	0	201,816			201,816
Total operating expenses	2,833	577,234			580,067

Income (loss) from operations	(2,833)	(73,211)			(76,044)

Other income (expense):
Interest expense	0	0			0
Other income (expense)	0	508			508
	0	508			508

Income (loss) before income taxes	(2,833)	(72,703)			(75,536)

Provision for income taxes	0	(1,617)			(1,617)

Net income (loss)	(2,833)	(71,086)			(73,919)

Basic and diluted net income (loss) per common share	$(0.0003)	($0.016)			($0.01)
Basic and diluted weighted average number of common shares outstanding	10,000,000	1,006,831			11,006,831

PF-4

EVAN BREWING COMPANY INC.

Notes to Pro Forma Condensed Combined Financial Statements

(Unaudited)

 EBC and Bayhawk entered into an Asset Purchase and Share Exchange Agreement (the “Agreement”) on October 15, 2014, and subsequently agreed to amend certain of the terms relating to the Share Exchange in an Amended and Restated Asset Purchase and Share Exchange Agreement (as amended, the “Agreement”) on June__, 2015, conditioned on receiving approval of a majority of the independent shareholders of Bayhawk. Subject to shareholder approvals and certain other customary closing conditions, EBC and Bayhawk will combine through the acquisition by EBC of the assets of Bayhawk (the “Asset Purchase Transaction”). Additionally, if the Asset Purchase Transaction is approved by the Bayhawk stockholders, EBC will proceed to offer to exchange up to 4,448,624shares of EBC common stock for up to 4,448,624 shares of Bayhawk common stock, in a share exchange transaction (the “Share Exchange”), pursuant to which Bayhawk will become a subsidiary of EBC, following which, EBC management anticipates that Bayhawk will have no business operations and EBC will be the operating company going forward.

The transaction has been accounted for as a business combination under common control, a method similar to the pooling-of-interest method ("Pooling-of-Interest") as EBC and Bayhawk are both under common control by their majority shareholder, The Michael J. Rapport Trust, prior to the share exchange.

Historical equity transactions are those of Bayhawk, except that the number of shares outstanding is changed from those of Bayhawk to that of EBC using an exchange ratio equal to the ratio of the number of shares issued by EBC in the transaction (4,448,624) to the number of shares acquired from Bayhawk (4,448,624).

A.	Record issuance 4,448,624 shares of EBC common stock exchanged for 4,448,624 shares of Bayhawk common stock in accordance with the Amended and Restated Asset Purchase and Share Exchange Agreement.

Weighted average shares:

The basic and diluted weighted average number of common shares outstanding for the year ended December 31, 2014, for EBC and Bayhawk were 7,379,627 and 2,593,960 shares respectively. With the cancellation of 9,600,000 common shares on September 22, 2014 the basic and diluted weighted average number of common shares outstanding for the beginning of 2015 will be 436,000 shares.

PF-5

EVANS BREWING COMPANY INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF MARCH 31, 2015

(Unaudited)

				Pro Forma
				Adjustments
	Evans Brewing Company Inc. - Delaware	Bayhawk Ales, Inc.		Debit		Credit	Pro Forma Amount

ASSETS
Current assets:
Cash	16,069	354,305					370,374
Accounts receivable	0	173,466					173,466
Inventory	0	205,935					205,935
Prepaid expense	4,862	6,430					11,292
Insurance claim receivable	0	250,000					250,000
Total current assets	20,931	990,136		0		0	1,011,067

Property and equipment, net	0	189,194					189,194
Deposits	0	221,000					221,000
Deferred tax asset	0	72,127					72,127
	0	482,321		0		0	482,321

Total assets	20,931	1,472,457		0		0	1,493,388

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable and accrued liabilities	1,512	169,729					171,241
Accrued liabilities	2,304	24,741					27,045
Refundable deposits	0	135,988					135,988
Current lease payable, current portion	0	26,670					26,670
Current deferred tax liability	0	72,127					72,127
Due to related party	18,000	0					18,000
Total current liabilities	21,816	429,255		0		0	451,071

Long term liabilities:
Loan - related party	100,000	0					100,000
Total long term liabilities	100,000	0		0		0	100,000

Total Liabilities	121,816	429,255		0		0	551,071

Stockholders' Equity (Deficit):
Preferred stock, ($.0001 par value, 5,000,000 shares authorized; none issued and outstanding.)	0						0
Common stock ($.0001 par value, 100,000,000 shares authorized; 4,884,624 shares issued and outstanding as of March 31, 2015	44	4,449	A.	4,005			488
Additional paid-in capital	7,606	2,072,693	B.		A.	4,005	2,084,304
Accumulated deficit	(108,535)	(1,033,940)			B.		(1,142,475)
Total stockholders' deficit	(100,885)	1,043,202		4,005		4,005	942,317

Total liabilities and stockholders' deficit	20,931	1,472,457		4,005		4,005	1,493,388

PF-6

EVANS BREWING COMPANY INC.

PRO FORMA CONDENSED COMBINED OF OPERATIONS

FOR THE QUARTER ENDED MARCH 31, 2015

(Unaudited)

			Pro Forma
			Adjustments
	Evans Brewing Company Inc.	Bayhawk Ales, Inc.	Debit	Credit	Pro Forma Amount

Sales, net	0	521,821			521,821

Cost of sales	0	395,921			395,921

Gross profit	0	125,900			125,900

Operating expenses:
Professional services	16,446
General and administrative	8,000	129,976			137,976
Selling expense	0	30,795			30,795
Total operating expenses	24,446	160,771			168,771

Income (loss) from operations	(24,446)	(34,871)			(42,871)

Other income (expense):
Interest expense	(725)	0			(725)
Loss on sale of asset	0	0
Other income (expense)	0	(2,041)			(2,041)
	(725)	(2,041)			(2,766)

Income (loss) before income taxes	(25,171)	(36,912)			(45,637)

Provision for income taxes	0	0			0

Net income (loss)	(25,171)	(36,912)			(45,637)

Basic and diluted net income (loss) per common share	(0.06)	(0.008)			$(0.01)
Basic and diluted weighted average number of common shares outstanding	436,000	4,448,624			4,884,624

PF-7

EVANS BREWING COMPANY INC.

PRO FORMA CONDENSED COMBINED OF OPERATIONS

FOR THE QUARTER ENDED MARCH 31, 2014

(Unaudited)

			Pro Forma
			Adjustments
	Evans Brewing Company Inc.	Bayhawk Ales, Inc.	Debit	Credit	Pro Forma Amount

Sales, net	0	453,927			453,927

Cost of sales	0	233,491			233,491

Gross profit	0	220,436			220,436

Operating expenses:
General and administrative	0	39,811			39,811
Selling expense	1,217	44,335			45,552
Total operating expenses	1,217	84,146			85,363

Income (loss) from operations	(1,217)	136,290			135,073

Other income (expense):
Interest expense	0	203			203
Other income (expense)	0	13,530			13,530
	0	13,733			13,733

Income (loss) before income taxes	(1,217)	150,023			148,806

Provision for income taxes	0	7,525			7,525

Net income (loss)	(1,217)	142,498			141,281

Basic and diluted net income (loss) per common share	(0.00)	0.142			$0.01
Basic and diluted weighted average number of common shares outstanding	10,000,000	1,005,732			11,005,732

PF-8

INFORMATION ABOUT BAYHAWK ALES, INC.

Bayhawk Ales, Inc. (formerly Orange County Brewing Company) (“Bayhawk”) was formed in February 1994 for the purpose of developing and operating one or more breweries in California for the production of high quality, hand-crafted ales for sale in bottle and draft. The Company built a 17-barrel showcase brewery (the "Southern California Brewery") in a leased building in the McCormick & Schmick’s Seafood Restaurant in Irvine, California. The Southern California Brewery, located in the central business district of Irvine, near John Wayne International Airport, began brewing beer in January 1995. Irvine is south of Los Angeles and is adjacent to Newport Beach. It is a suburban city of the greater Los Angeles metropolitan area and the location of numerous businesses. At the time of the construction of the Southern California Brewery, the Los Angeles metropolitan area was the largest single market for beer in the United States.

In January 1996, Bayhawk and certain of its affiliates established a strategic alliance (the "Alliance") with Nor'Wester Brewing Company, Inc. ("Nor'Wester"). The Alliance was created through a Strategic Alliance Agreement among the Alliance members, a General Services Agreement between Bayhawk’s parent, and Nor'Wester and separate Cooperative Brewing Agreements between the Nor'Wester and each of Bayhawk’s affiliates (the "Cooperative Brewers").

The initial purpose of the Alliance was to develop a national market for the Nor'Wester brand. As Nor'Wester and some of its competitors attempted to expand their brands nationally, Nor'Wester learned that a national marketing strategy for the Nor'Wester brand was not cost effective. Consumers showed strong support for craft beers brewed in or near their local markets. Bayhawk management believed that this strategy could be strengthened through its affiliated companies' ability to build a network of breweries, each producing its own brand with local appeal while benefiting from operating efficiencies, the decrease in production, marketing and distribution costs and the increase in the ability of the Affiliated Companies to finance growth and provide shareholders with a liquid market for their shares. To implement this new strategy, Bayhawk and its affiliated companies elected to consolidate their entities under a single entity, United Craft Breweries, Inc. ("UCB"). Furthermore, on January 30, 1997 the Affiliated Companies entered into a definitive investment agreement with United Breweries of America, Inc. ("UBA") for the purpose of funding operations until the consolidation is completed and provide for future growth thereafter.

However, in light of lower than anticipated 1996 operating results, lower than anticipated first quarter 1997 sales and other operating results and adverse conditions within the craft beer industry in general, representatives of UBA and the management and the investment bankers of the affiliated companies re-negotiated the terms of the original UBA investment. A renegotiation reflected a significantly lower valuation for the affiliate companies, a reduction in the total amount of cash that was to be invested by UBA, and a reduction of UBA's percentage ownership position in UCB to 40% following consolidation. The Company and its affiliates had entered into an investment agreement with UBA. The agreement provided for Bayhawk and its affiliates to merge into a company to be known as United Craft Brewers (UCB). This proposed merger was not consummated.

In 1999, Bayhawk stopped filing reports with the SEC. Over the next fourteen years, Bayhawk continued to operate. The products produced by Bayhawk are 90% private labeled. The business has only recently in the last few years has become profitable. Its largest customer is Landry’s Inc., a privately owned, multi-brand dining, hospitality, entertainment and gaming corporation based in Houston, Texas, which owns McCormick and Schmick’s even though Bayhawk is finally profitable, Bayhawk management believes that the cost to move the operations of Bayhawk will be far greater than the revenue that Bayhawk earns. The sublease on the McCormick and Schmick’s location (discussed in more detail below) will run out in less than 4 years.

Description of Business

Overview

Bayhawk Ales, Orange County’s Oldest & Largest Microbrewery, began operation in late 1994 with our first beer being poured in February 1995. Bayhawk previously filed reports with the SEC, and has more than 1,000 stockholders.

46

Over the years, Bayhawk specialized in brewing House Beers for many fine restaurants and taverns throughout California, Arizona, Nevada, Oregon, and Washington.  In late 2013, the Board of Director was changed in favor of a new direction for the company. Since that time, Bayhawk management has taken extensive steps to rebrand the brewery as Evans Brewing Company.

One of the first actions of the new Board of Directors was to approve the acquisition of the assets of Evans Brewing California, and later the corporation itself. The assets were acquired first to help boost the sales of Bayhawk. The corporation was later acquired once Evans Brewing California received its brewers license at City Brewery, where the brands acquired by Bayhawk from Evans Brewing California are produced.

As of the date of this registration statement/proxy statement, Bayhawk has filed a DBA for Evans Brewing Company to be used for products brewed at Bayhawk Ales, and Bayhawk is in label development. These actions have all been taken in anticipation of an anticipated approval of the asset sale of Bayhawk to EBC (the Delaware corporation), as discussed in more detail below.

Products

By way of background, in August 2013, Evans Brewing California had acquired from City Brewing Company, LLC (“City Brewing”) the assets of Pig’s Eye Brewing Company, LLC, (the “Pig’s Eye Assets”) including the intellectual property and trademarks relating to original beers, lagers, and ales, including Milwaukee Select and Pig’s Eye (the “Pig’s Eye Brands”). Additionally, Evans Brewing California had the exclusive rights to make, manufacture, produce, market, sell, and distribute original beers, lagers, and ales known as Evans Lager Original, Evans Lager Black, Evans Lager Light, Bad Kat Ice, and Dead Presidents which, together with the Pig’s Eye Brands, were referred to in the Bayhawk Purchase Agreement as the “Evans Brands.”

In March 2014, Bayhawk acquired the assets of Evans Brewing California, as well as the right to produce and sell the Evans Brands, in addition to the other private labeled products that Bayhawk traditionally produced.

Distribution

Bayhawk primarily has sold its products through different distributors across California, as well as through Prestige Imports (Mt Clemens, MI), which represents the Bayhawk products nationally  There is no assurance that Bayhawk’s brands will be as widely accepted, or that consumers in new geographic markets will be receptive to Bayhawk’s products.  Management believes that California and Private Label Sales are likely to continue to be the largest market for its brands, and that regional identification may assist Bayhawk’s competitors in other regions.

Competition

Bayhawk’s products and industry as a whole are subject to extreme competition.  There is no guarantee that Bayhawk will be able to sustain its market position or expand our business.  We anticipate that the intensity of competition in the future will increase.

Bayhawk competes with a number of entities in providing products to our customers.  Such competitor entities include: (1) a variety of large nationwide corporations, including but not limited to public entities and companies that have established loyal customer bases over several decades; (2) local breweries and microbreweries that have the same or a similar business plan as we do; and (3) a variety of other local and national breweries and with which we either currently or may, in the future, compete.

Many of Bayhawk’s current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition than Bayhawk has.  As a result, these competitors may have greater credibility with both existing and potential customers.  They also may be able to offer more competitive products and services and more aggressively promote and sell their products.  Bayhawk’s competitors may also be able to support more aggressive pricing, which could adversely affect sales.

Additionally, Bayhawk’s third party providers themselves are subject to the intensely competitive market.  Bayhawk relies on such providers for underlying services and products that enable and/or facilitate the creation of its products.  Competition or grain shortages may affect Bayhawk’s suppliers’ ability to innovate and to continue existing product and service offerings.

47

The microbrewery and beer brewing industry is extremely competitive and the commercial success of any product is often dependent on factors beyond Bayhawk’s control, including but not limited to market acceptance and retailers' prominently shelving and selling our products.

Suppliers

Bayhawk relies upon a limited number of suppliers for raw materials used to make and package Bayhawk’s products, including, but not limited to, providers of hops, grains and other products necessary for us to manufacture our product.  Bayhawk’s success will depend in part upon its ability to successfully secure such materials from suppliers that are delivered with consistency and at a quality that meets its requirements.  The price and availability of these materials are subject to market conditions.  Increases in the price of our products due to the increase in the cost of raw materials could have a negative effect on our business.

To date Bayhawk and Evans Brewing California have been able to obtain adequate supplies of these ingredients and other raw materials in a timely manner from existing sources, although there can be no guarantee that it will continue to be able to obtain these ingredients and materials in the future. The costs of grains and hops are volatile and unpredictable.  As with most agricultural products, the supply and price of raw materials used to produce Bayhawk’s beers can be affected by a number of factors beyond Bayhawk’s control, such as frosts, droughts, other weather conditions, economic factors affecting growing decisions, and various plant diseases and pests.  If any of the foregoing were to occur, no assurance can be given that such condition would not have a material adverse effect on the business, financial condition and results of operations of Bayhawk.

While Bayhawk management believes that the relations of Bayhawk and Evans Brewing California with their suppliers are good, there can be no assurance that these suppliers will be able or willing to supply Bayhawk (or, following the Asset Purchase Transaction, EBC) with materials at the current pricing levels, or at all, or that it will be successful in engaging alternative suppliers on commercially reasonable terms which meet the quality or pricing levels currently experienced by Bayhawk.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Overview

The following discussion and analysis of the results of operations and financial condition of Bayhawk Ales, Inc. (“Bayhawk”) should be read in conjunction with the Selected Combined Financial Data, Bayhawk’s financial statements, and the notes to those financial statements that are included elsewhere in this registration statement/proxy statement on Form S-4.

Company Background

As noted above, Bayhawk was formed in February 1994 for the purpose of developing and operating one or more breweries in California for the production of high quality, hand-crafted ales for sale in bottle and draft. Bayhawk built a 17-barrel showcase brewery (the "Southern California Brewery") in a leased building in the McCormick & Schmick’s Seafood Restaurant in Irvine, California.

Bayhawk has continued to operate at the Southern California Brewery location throughout its history. In September 2014, there was a fire at the Southern California Brewery location that resulted in damage to the production facility such that Bayhawk was unable to produce any product for approximately two months. Repairs to the facility were completed by November 17, 2014, but the first batch of beer was not ready for sale for another two weeks. The total cost to repair the fire damage was $102,512 and the projected loss in profits from sales during the repair period is $240,482. This along with inventory of $62,960 that was lost because of the fire brought the total loss to Bayhawk to $405,954. Bayhawk’s insurance company has already approved payment for the loss of profits of $240,482 and the loss of inventory of $62,960 less a co-insurance deduction of $19,386. As of the date of this registration statement/proxy statement, Bayhawk was awaiting insurance company approval on the $102,512 for property and equipment repairs, but Bayhawk management is cautiously confident that this amount will be paid as well. If this amount is approved, the total insurance payment will be approximately $396,000. Bayhawk has, subsequent to December 31, 2014, received two payments totaling $289,127 for full payment of the business interruption insurance and inventory loss plus a small amount of the property and equipment claim.

48

As of the year ended December 31, 2014, Bayhawk received a payment of $25,000 from the insurance company and accrued a $300,000 receivable in addition to this. The $300,000 amount was based on a conservative estimate of what Bayhawk could receive on its claim.  Subsequent to the year ended December 31, 2014, Bayhawk learned of the insurance company’s approval of the payment for loss of profits and loss of inventory.  As such, Bayhawk could receive $70,000 more than what it has recognized to this point if the expenses submitted are approved for payment as well.

On October 15, 2014, Bayhawk entered into an Asset Purchase and Share Exchange Agreement with Evans Brewing Company, Inc., a Delaware corporation (“EBC”). Subsequently, on June __, 2015, Bayhawk and EBC entered into the Amended and Restated Asset Purchase and Share Exchange Agreement (the “Agreement”). Pursuant to the Agreement, Bayhawk will sell to EBC, and EBC will purchase from Bayhawk, all of the assets of Bayhawk, including but not limited to: (A) all assets, including personal property, intellectual property, inventory, selected distribution contracts, websites, documents, and all other assets however delineated relating to the Bayhawk Ales labels; and (B) all assets, including personal property, intellectual property, inventory, contracts, websites, documents, and all other assets however delineated relating to the Evans Brands, and (C) 100% of the stock in Evans Brewing Company Inc. (CA) (“Evans Brewing California”) which has the brewers license at City Brewery in Lacrosse, WI (where all of the EBC brands will be brewed)(collectively, the “Transferred Assets”). (By way of information, the “Evans Brands” include the former assets of Pig’s Eye Brewing Company, including its original beers, lagers and ales (“Pig’s Eye Brands”), as well as Evans Lager Original, Evans Lager Black, Evans Lager Light, Bad Kat Ice, and Dead Presidents.) Additionally, pursuant to the terms and conditions set forth in the Agreement, EBC agrees to assume all of the liabilities of Bayhawk (the “Assumed Liabilities”). Collectively, the purchase of the Transferred Assets and the assumption of the Assumed Liabilities by EBC are referred to in this Agreement as the “Asset Purchase Transaction.” EBC and Bayhawk agreed, and provided in the Agreement, that the Asset Purchase Transaction must be approved by the holders of a majority of the Independent Shares (i.e. shares not held by Bayhawk’s majority shareholder, The Michael J. Rapport Trust, or by Evan Rapport, who is an officer of EBC and the son of Michael Rapport) that actually vote on the Asset Purchase Transaction proposal.

If the holders of the Independent Shares approve the Asset Purchase Transaction, EBC will offer to exchange one share of EBC common stock for each one (1) share of Bayhawk common stock, in a share exchange transaction (the “Share Exchange”), pursuant to which Bayhawk will become a subsidiary of EBC, following which, EBC management anticipates that Bayhawk would have no ongoing business operations, and that EBC would be the operating entity going forward. The Asset Purchase Transaction and the Share Exchange are discussed in more detail below in the sections “The Asset Purchase Transaction” and “The Share Exchange.”

The transaction will be accounted for as a business combination under common control, a method similar to the pooling-of-interest method ("Pooling-of-Interest") as the Company and Bayhawk are both under common control by our majority shareholder prior to the share exchange.

The following tables set forth key components of Bayhawk’s results of operations for the periods indicated, in dollars, and key components of Bayhawk’s revenue for the period indicated, in dollars. The discussion following the table is based on these results.

Bayhawk Ales, Inc.	Quarter Ended	Quarter Ended	Year Ended	Year Ended
Statement of Operations	31-Mar-15	31-Mar-14	31-Dec-14	31-Dec-13

Revenue	$521,821	$453,927	$2,033,072	$1,463,110
Cost of Goods Sold	395,921	233,491	1,440,538	959,087
Gross Margin	125,900	220,436	592,534	504,023
Less
General & Administrative	129,976	39,811	547,662	375,418

Selling Expense	30,795	44,335	150,408	201,816

Income (Loss) from Operations	(34,871)	136,290	(105,536)	(73,211)
Other Income (Expense)	(2,041)	13,733	332,110	508
Net Income (Loss) Before Taxes	(36,912)	150,023	226,574	(72,703)
Income Tax- Provision (Credit)	-	7,525	25,395	(1,617)

Net Profit (Loss)	$(36,912)	$142,498	$201,179	$(71,086)

49

Results of operations for the quarters ended March 31, 2015, and March 31, 2014 and the years ended December 31, 2014 and December 31, 2013.

Revenue:

Sales for the quarter ended March 31, 2015, were $521,821 compared to $453,927 for the quarter ended March 31, 2014. Sales for the year ended December 31, 2014, were $2,033,072 compared to $1,463,110 for the year ended December 31, 2013. The increase in sales for this year compared to last is mainly due to the addition of Evans Brewing California starting from the second quarter of 2014. This is in spite of the lost sales due to the fire at the Southern California Brewery referenced above. Based on the average sales for the year, the Company had lost sales of approximately $322,400 for the period that the brewery was shut down due to the fire (September, 2014, through November, 2014). This amount added to the reported sales for the year ended December 31, 2014, of $2,033,072 would have brought the total sales to approximately $2,355,472.

Cost of Goods Sold:

For the quarter ended March 31, 2015 Bayhawk is reporting Cost of Goods Sold of $395, 921, which is 76% of sales reported for the quarter, compared to Cost of Goods Sold of $233,491, which is 51% of sales reported for the quarter ended March 31, 2014. The increase in Cost of Goods Sold for quarter ended March 31, 2015 compared to quarter ended March 31, 2014, is due to the addition of Evans Brewing California starting from the second quarter of 2014. Bayhawk is reporting Cost of Goods Sold of $1,440,538, which is 71% of sales for the year ended December 31, 2014, compared to Cost of Goods Sold of $959,087, which is 66% of sales for the year ended December 31, 2013. The increase in Cost of Goods Sold for year ended December 31, 2014 compared to fiscal year ended December 31, 2013, is again due to the addition of Evans Brewing California. The increase in Cost of Goods Sold as a percent of sales for this year compared to last is due to the addition of Evans Brewing California as well. Bayhawk brews the beers and ales that are sold to others, and Evans Brewing California buys the beers that it sells from others. As such, the Cost of Goods Sold for the sales for Evans Brewing California cost more per unit of sale. The Cost of Goods Sold for the period ended December 31, 2014, contains costs that were incurred during the period of no sales (because of the fire) of approximately $110,500. Based on the average Cost of Goods Sold, the costs for the period of no sales would have been approximately $175,300. The total Cost of Goods Sold, adjusting for the fire would have been approximately $1,505,338.

Gross Margins:

The Gross Margins for the quarter ended March 31, 2015, were $125,900 compared to $220,436 for the quarter ended March 31, 2014. The Gross Margins for the fiscal year ended December 31, 2014, were $592,534 compared to $504,023 for the year ended December 31, 2013. Bayhawk continued to incur costs during a period of no sales while it was shut down for the fire from September through November 2014. As such, had the Bayhawk Brewery not experienced the fire, Bayhawk management believes that Bayhawk’s Gross Margins would have been larger by the amount of the cost of goods sold of approximately $110,500. Bayhawk management also believes that there would have also been approximately an additional $147,000 for Gross Margins, based on the average margins for the lost period of sales due to the fire. Bayhawk management believes that this amount, adjusting for the fire, would have brought the Gross Margin for the period ending December 31, 2014, to approximately $850,034.

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Operating Expenses:

Bayhawk’s General & Administrative expenses for Bayhawk for the quarter ended March 31, 2015, were $129,976 compared to $39,811 for the quarter ended March 31, 2014. Bayhawk’s General & Administrative expenses for Bayhawk for the year ended December 31, 2014, were $547,662 compared to $375,418 for the year ended December 31, 2013. Much of the increase was due to the professional fees incurred due to the acquisition of Evans Brewing California and the preparation for the proposed Asset Purchase Transaction with EBC. Included in the operating costs of $547,662 were costs of approximately $131,400, incurred during period of no sales due to the fire. These costs are part of the amount that have been subsequently reimbursed to the Company as part of the computed business interruption insurance.

Bayhawk incurred selling expense of $30,795 for the quarter ended March 31, 2015, compared to $44,335 for the quarter ended March 31, 2014. Bayhawk incurred selling expense of $150,408 for the year ended December 31, 2014, compared to $201,816 for the year ended December 31, 2013. The decrease in selling expense was due to a decrease in advertising and a decrease in the distribution of marketing materials in an effort to decrease costs.

Landry’s Lease; Office and Mill Leases

In January 1994, Bayhawk’s prior parent entity, Willamette Valley, Inc. Microbreweries Across America (“WVI”) entered into a lease of an approximately 2,000 square foot leased facility adjacent to the McCormick & Schmick's Seafood Restaurant in Irvine, California. The lease for the brewery location originally was set to expire in January 2010, and included the right to renew the lease for two additional terms of five years each. The location includes a 17-barrel brewhouse and has a current annual production capacity of 10,000 barrels. Due to space limitations, the annual production capacity of the brewery cannot be increased beyond 10,000 barrels.

In May 1994, WVI assigned the lease to Bayhawk (under its prior name of Orange County Brewing Company). Bayhawk has exercised both of the existing extensions, and as of the date of this registration statement/proxy statement, the lease was extended through January 31, 2019.

Bayhawk’s lease payments for the brewery location are $2,824 per month.

Bawyhawk also leases office/storage space property and a grain milling facility near the brewery location, in Santa Ana, California. Bayhawk leases office and storage space under a renewed lease that is set to expire on July 31, 2015, unless extended. Monthly payments for the office space are $2,367 per month, and the office space is approximately 2,415 square feet. The lease for the grain milling facility also expires on July 31, 2015, unless extended, and the lease payments are $1,577 per month. The grain milling facility lease is for an area consisting of approximately 1,610 square feet.

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Income/Loss from Operations :

The Loss from operations was $34,871 for the quarter ended March 31, 2015, compared to income from operations of $136,290 for the quarter ended March 31, 2014. Loss from operations was $105,536 for the year ended December 31, 2014, compared to $73,211 for the year ended December 31, 2013 Had Bayhawk not experienced the fire during the year ended December 31, 2014, Bayhawk management believes that the Loss from operations during the period ended December 31, 2014, would have been approximately $23,336, based on the adjustments for the fire noted above to sales and cost of sales. All damages were repaired and the Company was back in operation in the year ended December 31, 2014. Bayhawk management anticipates that operations for the coming fiscal year ending December 31, 2015, will not be affected by the fire.

Other Income/Expneses:

Bayhawk recorded Other Expense of $2,041 for the quarter ended March 31, 2015, compared to Other Income of $13,733 for the period ended March 31, 2014. Bayhawk recorded Other Income of 332,110 for the year ended December 31, 2014, which is comprised of an insurance claim of $300,000 and Other Income of $33,834, offset by interest expense of $349 and loss on the sale of an asset of $1,375, compared to Other Income of $508 for the fiscal year ended December 31, 2013. The Insurance claim of $300,000 for the year ended December 31, 2014, is another income item that is due to the fire at the Southern California Brewery location in September of 2014.

Net Income (Loss):

Net Loss from operations for the quarter ended March 31, 2015, was $36,912, compared to Income of $150,023 for the quarter ended March 31, 2014. Net Income from operations for the year ended December 31, 2014, was $226,574 compared to a loss of $72,703 for the fiscal year ended December 31, 2013. This increase in Profits is due to the addition of Evans Brewing California. This amount includes an accrual for the estimated amount of the loss due to the fire, recorded in Other Income, of $300,000.

Income Tax

Bayhawk has not recorded a provision for income tax for the quarter ended March 31, 2015, leaving a net Loss for the period of $36,912, compared to recording a provision for income tax of $7,525 for the quarter ended March 31, 2014, leaving a net profit of $142,498. Bayhawk has recorded a provision for income taxes of $25,395 for the year ended December 31, 2014, leaving a Net Profit after tax of $201,179 compared to recording a tax credit of $1,617 for the fiscal year ended December 31, 2013 leaving a net income (loss) after tax of $71,086.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2015, Bayhawk had current liabilities of $429,255 compared to $473,921 for the quarter ended March 31, 2014.As of December 31, 2014, Bayhawk had net current liabilities of $512,481 compared to $370,486 as of December 31, 2013. The increase in net current liabilities is due mainly to an increase in accounts payable because of the addition of Evans Brewing California. Bayhawk’s balance of cash and cash equivalents at December 31, 2014, was $306,665 compared to $412,162 as of December 31, 2013. Continued operations will be funded from its current cash position and profits from operations.

The table below breaks down the current liabilities by period in which they are due:

Payments Due By Period

Contractual obligations	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Accounts payable	245,724	245,724
Accrued liabilities	23,591	23,591
Deferred tax liability	87,942	87,942
Refundable deposits	120,613	120,613
Current lease payable	26,670	26,670
Notes payable	7,941	7,941
Total	512,481	512,481

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Operational Activities

Bayhawk had cash provided in operating activities of $75,663 in the quarter ended March 31, 2015, and $28,574 for the quarter ended march 31, 2014. Bayhawk had cash provided in operating activities of $231,277 in the year ended December 31, 2014, and $126,064 for the year ended December 31, 2013. Bayhawk’s primary uses of cash have been for working capital, professional support, and marketing expenses. All cash received has been expended in the furtherance of growing future operations. Subsequent to the year ended December 31, 2014, Bayhawk has received $50,000 from the insurance company as partial payment for the business interruption and inventory loss portion of the fire insurance claim it filed during the year ended December 31, 2014.

Subsequent to the quarter ended March 31, 2015, Bayhawk received a check for $239,127 for the balance of the business interruption and inventory loss portion of the claim plus partial payment on the property repair portion. Bayhawk has an outstanding claim balance of $97,441 for property repair portion, which has not yet been settled. Bayhawk expects that this amount will be paid in full during the quarter ended June 30, 2015.

Investing Activities

Bayhawk had cash used in investing activities of $20,082 for the quarter ended March 31, 2015, and $190,274 for the quarter ended March 31, 2014. The invested amounts were for the purchase of equipment except for $158,016 of the amount in the quarter ended March 31, 2014, which was loaned to Evans Brewing Company California prior to the acquisition. Bayhawk had cash used in investing activities of $105,283 in the year ended December 31, 2014, and $7,233 for the fiscal year ended December 31, 2013 which was from the purchase of equipment in both years.

Financing Activities

Bayhawk had cash used in financing activities of $7,941 in the quarter ended March 31, 2015, which was used to pay off a note payable. Byhawk had cash used in financing activities of $76,599 for the quarter ended March 31, 2014, of which $91,766 was used for Capital lease financing offset by proceeds from a note payable. Bayhawk had cash used in financing activities of $231,491 in the fiscal year ended December 31, 2014, of which $71,471 was used to pay down a payable, and $106,020 was used for Capital lease financing. Bayhawk had cash used in financing activities of $162,090 for the fiscal year ended December 31, 2013 of which $160,020 was used for Capital lease financing and $2,070 was used for stock redemption.

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Impact of Inflation

If the Asset Purchase Transaction is not approved by the holders of the Independent Shares and EBC does not proceed with the Asset Purchase Transaction, Bayhawk’s business will have to absorb any inflationary increases in the costs of goods in the short-term, with the expectation that it will be able to pass inflationary increases on costs on to customers through price increases into the market and hence management does not expect inflation to be a significant factor in our business.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements between Bayhawk and any other entity that have, or are reasonably likely to have, a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

The discussion and analysis of Bayhawk’s financial condition and results of operations are based upon Bayhawk’s financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of these financial statements requires Bayhawk’s management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, Bayhawk’s management evaluates Bayhawk’s estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Bayhawk’s Management believes that the application of these policies on a consistent basis enables Bayhawk to provide useful and reliable financial information about Bayhawk’s operating results and financial condition. Some of the critical accounting estimates are detailed below.

Critical Accounting Estimates and New Accounting Pronouncements

Critical Accounting Estimates

The preparation of financial statements in accordance with U.S GAAP requires management to make estimates and assumptions that affect reported amounts and related disclosures in the financial statements. Management considers an accounting estimate to be critical if:

●	it requires assumptions to be made that were uncertain at the time the estimate was made, and

●	changes in the estimate or different estimates that could have been selected could have a material impact on our results of operations or financial condition.

Bayhawk bases its estimates and judgments on our experience, our current knowledge, and our beliefs of what could occur in the future, our observation of trends in the industry, information provided by our customers and information available from other sources. Actual results may differ from these estimates under different assumptions or conditions. Bayhawk’s management has identified the following accounting policies and estimates as those that management believes are most critical to Bayhawk’s financial condition and results of operations and that require management’s most subjective and complex judgments in estimating the effect of inherent uncertainties: share-based compensation expense, income taxes, and derivative financial instruments.

Inventories and Provision for Excess or Expired Inventory Inventories consist of raw materials, work in process, and finished goods. Raw materials, which principally consist of hops, other brewing materials and packaging, are stated at the lower of cost (first-in, first-out basis) or market value. The cost elements of work in process and finished goods inventory consist of raw materials and direct labor.

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The provisions for excess or expired inventory are based on management's estimates of forecasted usage of inventories on hand and under contract. A significant change in the timing or level of demand for certain products as compared to forecasted amounts may result in recording additional provisions for excess or expired inventory in the future. Provisions for excess inventory are included in cost of goods sold and have historically been immaterial but adequate to provide for losses on its raw materials.

Inventories are valued at the lower of cost or market. Bayhawk regularly reviews its inventories for the presence of obsolete product attributed to age, seasonality, and quality and reduces its cost basis when its review indicates a reduction in utility below the inventory's carrying value.

Refundable Deposits on Kegs Bayhawk distributes its draft beer in kegs that are owned by Bayhawk. When a draft beer is shipped to the customer, Bayhawk collects a refundable deposit and records a liability. Upon return of the keg, the deposit is refunded to the customer and the liability is reduced. As of December 31, 2014 and 2013, Bayhawk has refundable deposits in the amounts of $120,613 and $116,484, respectively. Bayhawk accounts for the loss, breakage, and deterioration of the kegs by crediting the customer’s deposits. The deposit approximates Bayhawk’s cost of the keg. Any additional cost incurred for the loss, breakage, or deterioration of the kegs is then billed to the customer. Management periodically reviews its refundable deposits for any loss allowance on loss, breakage, or deterioration and has determined that no allowance is necessary as of December 31, 2014 and 2013.

Bayhawk has experienced some loss of kegs and anticipates that some loss will occur in future periods due to the volume of kegs handled by each wholesaler and retailer, the homogeneous nature of kegs owned by most brewers and the relatively small deposit collected for each keg when compared with its market value. Bayhawk believes that this is an industry-wide issue and that Bayhawk’s loss experience is not atypical. Bayhawk believes that the loss of kegs, after considering the forfeiture of related deposits, has not been material to the financial statements. Bayhawk uses internal records, records maintained by wholesalers, records maintained by other third party vendors and historical information to estimate the physical count of kegs held by wholesalers. These estimates affect the amount recorded as property, plant and equipment and current liabilities as of the date of the financial statements. The actual liability for refundable deposits could differ from these estimates.

Revenue Recognition Revenue from product sales, net of sales and excise taxes, are recognized when the products are picked up by individual customers or shipped to wholesale customers. The following criteria are met before revenue is recognized: persuasive evidence of an arrangement exists, shipment of product or pickup has occurred, selling price is fixed or determinable and collection is reasonably assured. Product returns are allowed, but are rare according to historical records for past years. Bayhawk continuously monitors and evaluates product returns. There was no allowance for product returns as of December 31, 2014 and 2013.

Income Taxes. As part of the process of preparing the financial statements, Bayhawk will be required to estimate income taxes in each of the jurisdictions in which we operate. Management’s provision for income taxes is determined using the asset and liability approach to account for income taxes. A current liability is recorded for the estimated taxes payable for the current year. Deferred tax assets and liabilities are recorded for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates in effect for the year in which the timing differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of changes in tax rates or tax laws are recognized in the provision for income taxes in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount more-likely-than-not to be realized. Changes in valuation allowances will flow through the statement of operations unless related to deferred tax assets that expire unutilized or are modified through translation, in which case both the deferred tax asset and related valuation allowance are similarly adjusted. Where a valuation allowance was established through purchase accounting for acquired deferred tax assets, any future change will be credited or charged to income tax expense.

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The determination of management’s provision for income taxes requires significant judgment, the use of estimates, and the interpretation and application of complex tax laws. In the ordinary course of Bayhawk’s business, there are transactions and calculations for which the ultimate tax determination is uncertain. In spite of management’s belief that management has appropriate support for all the positions taken on Bayhawk’s tax returns, management acknowledges that certain positions may be successfully challenged by the taxing authorities. Management determines the tax benefits more likely than not to be recognized with respect to uncertain tax positions. Although management believes the recorded tax assets and liabilities are reasonable, tax laws and regulations are subject to interpretation and inherent uncertainty; therefore, our assessments can involve both a series of complex judgments about future events and rely on estimates and assumptions. Although management believes these estimates and assumptions are reasonable, the final determination could be materially different from that which is reflected in management’s provision for income taxes and recorded tax assets and liabilities.

New Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. Bayhawk adopted ASU 2014-10 during the quarter ended May 31, 2014, thereby no longer presenting or disclosing any information required by Topic 915.

Bayhawk has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and Bayhawk’s management does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Recent Events

Change in Officers and Directors

On December 11, 2013, at the annual meeting of the stockholders of Bayhawk Ales, Inc. the stockholders voted in seven new members to the Bayhawk Board of Directors. The seven new board members were Mike Rapport, Evan Rapport, Mark Lamb, Tom Jahnke, William Sharpe, David Pergl and Jean Thomas.

On May 23, 2014, four directors resigned and two new directors were appointed to take their place.

(a)	Resignation of Directors

On May 23, 2014, Dave Pergl, William Sharpe, Jean Thomas and Tom Jahnke resigned as members of Bayhawk’s Board of Directors. The resignations were not the result of any disagreement with Bayhawk on any matter relating to Bayhawk’s operations, policies or practices, but was due to lack of time needed to carry out the responsibilities required by their board positions.

(b)	Appointment of Directors and Officers

On May 23, 2014, the board appointed Roy Roberson and Joe Ryan as new member of the board. The list of Directors and Officers as of December 31, 2014, is as follows:

NAME	AGE	POSITION
Michael J. Rapport	58	President/CEO and Director
Evan Rapport	28	Vice President and Director
Mark Lamb	51	Director
Roy Roberson	53	Director
Joe Ryan	49	Director

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Off Balance Sheet Arrangements

As of December 31, 2014, Bayhawk had no material off-balance sheet arrangements.

In the ordinary course of business, Bayhawk enters into agreements with third parties that include indemnification provisions which, in the judgment of Bayhawk’s management, are normal and customary for companies in Bayhawk’s industry sector. These agreements are typically with business partners, and suppliers. Pursuant to these agreements, Bayhawk generally agrees to indemnify, hold harmless, and reimburse indemnified parties for losses suffered or incurred by the indemnified parties with respect to Bayhawk’s product candidates, use of such product candidates, or other actions taken or omitted by Bayhawk. The maximum potential amount of future payments Bayhawk could be required to make under these indemnification provisions is unlimited. Bayhawk has not incurred material costs to defend lawsuits or settle claims related to these indemnification provisions. As a result, the estimated fair value of liabilities relating to these provisions is minimal. Accordingly, Bayhawk has no liabilities recorded for these provisions as of December 31, 2014, or December 31, 2013.

In the normal course of business, Bayhawk may be confronted with issues or events that may result in a contingent liability. These generally relate to lawsuits, claims, environmental actions or the actions of various regulatory agencies. Bayhawk consults with counsel and other appropriate experts to assess the claim. If, in the opinion of Bayhaw’s management, Bayhawk has incurred a probable loss as set forth by U.S. GAAP, an estimate is made of the loss and the appropriate accounting entries are reflected in Bayhawk’s financial statements.

Effects of Inflation

During the periods for which financial information is presented, Bayhawk’s business and operations have not been materially affected by inflation.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

On August 13, 2014, following and based on the approval of the Bayhawk Board of Directors, Bayhawk engaged Anton & Chia LLP, as Bayhawk’s independent accountant to audit Bayhawk’s financial statements and to perform reviews of interim financial statements. During the fiscal years ended December 31, 2014, and December 31, 2013 neither Bayhawk nor anyone acting on its behalf consulted with Anton & Chia, LLP regarding the application of any accounting principles to a specific completed or contemplated transaction of Bayhawk, or the type of audit opinion that might be rendered by Anton & Chia, LLP on Bayhawk’s financial statements.

Additional Information about Bayhawk

Michael J. Rapport’s Involvement with Bayhawk Ales, Inc.

Michael Rapport, through The Michael J. Rapport Trust, brought an action in the Delaware Chancery Court to compel an annual meeting as provided in the Delaware General Corporate Law. Mr. Rapport made numerous attempts to locate and communicate with Bayhawk stockholders, including providing notice by publication and other mass-media means. On December 11, 2013, a meeting of the stockholders of Bayhawk was held, pursuant to an order of the Delaware Chancery Court, following years of corporate inactivity. Pursuant to an order of the Chancery Court and the Delaware statutes, the shares of stock represented at the meeting in person or by proxy would constitute a quorum for the purpose of such meeting. At that stockholder meeting, Michael J. Rapport and Evan Rapport, among others, were elected to the Bayhawk board of directors. Mr. Michael Rapport has worked to determine the identity of the Bayhawk stockholders and the number of outstanding shares of Bayhawk common stock, but between 1999, when Bayhawk made its last filing with the SEC and Mr. Rapport’s involvement, the corporate records were incomplete. Mr. Rapport has attempted to contact as many of the Bayhawk stockholders as possible, and to determine the number of shares of Bayhawk common stock outstanding, but there may be additional shares or stockholders who are not known to Bayhawk or EBC management. As such, the exact number of shares of Bayhawk common stock outstanding is uncertain, and EBC management cannot determine how many shares of EBC common stock may be issued in connection with the Share Exchange. Mr. Rapport and the other officers and directors of Bayhawk believe that they have as complete a list of the shareholders and as complete a record of outstanding shares as can be compiled without a third-party transfer agent tracking all issuances of shares. Nevertheless, there may be additional shares outstanding or shareholders who are unknown to current Bayhawk management. Mr. Rapport and Bayhawk’s management intend to use reasonable commercial means to communicate with any such stockholders, including providing notice by publication, the filing of this Registration Statement/Proxy Statement, and by issuing press releases following the effectiveness of the Registration Statement/Proxy Statement and as permitted by the SEC’s rules.

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Stock Prices

To the best knowledge of EBC’s management, there has never been an established public trading market for Bayhawk’s common stock, and a regular trading market may not develop, or if developed, may not be sustained. A Bayhawk stockholder in all likelihood, therefore, would not easily be able to resell his or her securities should he or he desire to do so when eligible for public resale.

Dividends

To the best knowledge of EBC’s management, Bayhawk has not declared any cash dividends on its common stock since inception and does not anticipate paying such dividends in the foreseeable future.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

As noted above, Bayhawk stopped filing public reports with the SEC in 1999. In March 1999, Bayhawk disclosed that on November 11, 1998, Cacciamatta Accountancy Corporation resigned as the principal accountants of Bayhawk Ales, Inc. This resignation was accepted by the Company's Board of Directors. There were no adverse opinions, disclaimers of opinion or qualifications as to uncertainty, audit scope, or accounting principles in the reports of Cacciamatta Accountancy Corporation on the Company's financial statements for the most recent financial year preceding their resignation. Through this date, there were no disagreements with Cacciamatta Accountancy Corporation on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure, which disagreements, if not resolved to the satisfaction of such accountants, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

Subsequent to November 11, 1998, Bayhawk did not appear to engage another auditing firm, and shortly thereafter, ceased filing with the SEC.

Bayhawk engaged Anton & Chia, LLP on August 13, 2014, to be the external auditors and reviewers in connection with the preparation of this registration statement.

Recent Developments

Since December 11, 2013, when the new Board of Directors was elected, the sales of Bayhawk’s products have increased 14 % while our costs have increased by only 1%. This has resulted in higher profits for Bayhawk.

Also, Bayhawk is are in the final stages of negotiations with Landry’s, who owns McCormick and Schmick’s Pilsner Room where Bayhawk’s brewery has been located for the last 16 years, to have the Pilsner Room become our official tasting room. Landry’s has embraced Bayhawk management’s plan to make The Pilsner room “Craft Beer Central” for Orange County, including pouring all the locally made craft beers alongside those that we make. Bayhawk management believes that this will significantly increase brand awareness of our products as we co-brand with our local craft brewers. Management believes that this type of marketing is one of the major elements that has been missing over the years.

In addition, Bayhawk will be getting long overdue signage on the building, which was provided in the lease of 16 years ago but never enacted. Bayhawk management believes that signage and an official tasting room, along with an advertising budget paid for by both Bayhawk and Landry’s, will permit Bayhawk to be able to expand its brand awareness as well.

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Also, Bayhawk has a plan to brew its highest volume product at another brewery. Doing this will save us money as brewing in larger batches costs less money. Bayhawk management believes that this will free up brewing time to produce beer under our own label, as our private label business has taken us almost to capacity. Management feels that if Bayhawk does not do this, it will not be able to expand its sales and increase its brand awareness.

Acquisition of Assets from Evans Brewing California

On March 31, 2014, Bayhawk entered into an Asset Purchase Agreement (the “Bayhawk Purchase Agreement”) with Evans Brewing Company Inc., a California corporation (“Evans Brewing California”), relating to the purchase of assets by Bayhawk.

By way of background, in August 2013, Evans Brewing California had acquired from City Brewing Company, LLC (“City Brewing”) the assets of Pig’s Eye Brewing Company, LLC, (the “Pig’s Eye Assets”) including the intellectual property and trademarks relating to original beers, lagers,and ales (the “Pig’s Eye Brands”). Additionally, Evans Brewing California had the exclusive rights to make, manufacture, produce, market, sell, and distribute original beers, lagers, and ales known as Evans Lager Original, Evans Lager Black, Evans Lager Light, Bad Kat Ice, and Dead Presidents which, together with the Pig’s Eye Brands, were referred to in the Bayhawk Purchase Agreement as the “Evans Brands.”

Pursuant to the Bayhawk Purchase Agreement, Bayhawk acquired the Evans Brands, the Pig’s Eye Assets, and substantially all of the other assets of Evans Brewing California. The Purchase price paid by Bayhawk was the issuance of 3,374,189 shares of Bayhawk’s common stock; the cancellation or forgiveness of certain loans by Bayhawk to Evans Brewing California; the assumption of $11,500 in legal fees incurred by Evans Brewing California; and the assumption by Bayhawk of a promissory note to City Brewing in the amount of $79,411.74. Additionally, Bayhawk agreed to issue additional shares of its common stock in a number determined by dividing (a) the revenues realized by Bayhawk on sales of the Evans Brands minus Bayhawk’s costs related to the acquisition, production, shipping, and sales of the Evans Brands (b) by $0.48, but Evans Brewing California and Bayhawk subsequently agreed that Bayhawk would not be required to issue the additional shares.

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Bayhawk Ales, Inc.

FINANCIAL STATEMENTS

For the Years Ended December 31, 2014 and 2013

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Bayhawk Ales, Inc.

Financial Statements

For the Years Ended December 31, 2014 and 2013

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Bayhawk Ales, Inc.

Irvine, California

We have audited the accompanying balance sheets of Bayhawk Ales, Inc. as of December 31, 2014 and 2013, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Bayhawk Ales, Inc., as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Anton & Chia, LLP

Newport Beach, California

April 15, 2015

BH-1

Bayhawk Ales, Inc.
Balance Sheets
December 31,

	2014	2013
ASSETS
Current Assets
Cash	$306,665	$412,162
Accounts receivable, net	279,824	191,919
Inventory, net	213,143	81,770
Prepaid taxes	6,430	6,430
Insurance claim receivable	300,000	-
Deferred tax asset, current	-	7,469

Total Current Assets	1,106,062	699,750

Property and Equipment, net	177,591	214,087

Other Assets
Deposits	221,000	86,000
Deferred tax asset, non-current	87,942	13,615

Total Other Assets	308,942	99,615

TOTAL ASSETS	$1,592,595	$1,013,452

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$245,724	$81,988
Accrued liabilities	23,591	11,994
Refundable deposits	120,613	116,484
Current deferred tax liability	87,942	-
Capital lease payable, current portion	26,670	160,020
Notes payable	7,941	-

Total Current Liabilities	512,481	370,486

Long-Term Liabilities
Capital lease payable, long term	-	26,670
Total Long-Term Liabilities	-	26,670

Total Liabilities	512,481	397,156

Stockholders' Equity
Common stock, $0.001 par value; 10,000,000 shares authorized; 4,448,624 shares and 1,005,732 shares issued and outstanding as of December 31, 2014 and 2013, respectively	4,449	1,006
Additional paid-in-capital	2,072,693	1,813,497
Retained deficit	(997,028)	(1,198,207)

Total Stockholders' Equity	1,080,114	616,296

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,592,595	$1,013,452

The accompanying notes are an integral part of these financial statements.

BH-2

Bayhawk Ales, Inc.

Statements of Operations

For the Years Ended December 31, 2014, and 2013

	2014	2013
Sales	$2,033,072	$1,463,110

Cost of Goods Sold
Cost of materials	835,605	386,052
Cost of labor	239,153	233,826
Indirect costs	365,780	339,209

Total Cost of Goods Sold	1,440,538	959,087

Gross Profit	592,534	504,023

General and Administrative Expense	547,662	375,418

Selling Expense	150,408	201,816

Loss from Operations	(105,536)	(73,211)

Other Income (Expense)
Interest expense	(349)	-
Loss on sale of asset	(1,375)	-
Other income	333,834	508

Total Other Income	332,110	508

Income (Loss) before provision for income tax	226,574	(72,703)

Provision (Credit) for Income Tax	25,395	(1,617)

Net income (loss)	$201,179	$(71,086)

The accompanying notes are an integral part of these financial statements.

BH-3

Bayhawk Ales, Inc.

Statements of Stockholders' Equity

For the Years Ended December 31, 2014, and 2013

	Common Stock		Additional Paid-in-	Retained	Total Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balances at December 31, 2012	1,007,930	$1,008	$1,814,154	$(1,127,121)	$688,041
Stock based compensation	4,702	5	1,406	-	1,411
Stock redemption	(6,900)	(7)	(2,063)	-	(2,070)
Net loss	-	-	-	(71,086)	(71,086)
Balances at December 31, 2013	1,005,732	1,006	1,813,497	(1,198,207)	616,296
Stock based compensation	68,703	69	32,908	-	32,977
Issuance of stock	3,374,189	3,374	226,288	-	229,662
Net income	-	-	-	201,179	201,179
Balances at December 31, 2014	4,448,624	$4,449	$2,072,693	$(997,028)	$1,080,114

The accompanying notes are an integral part of these financial statements.

BH-4

Bayhawk Ales, Inc.

Statement of Cash Flows

For the Years Ended December 31, 2014 and 2013

	2014	2013
OPERATING ACTIVITIES
Net income (loss)	$201,179	(71,086)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock based compensation	32,977	1,411
Depreciation	189,498	164,117
Loss on sale of asset	1,375	-
Changes in:
Accounts receivable	(31,557)	(21,259)
Inventory	95,275	6,689
Other current assets	-	3,000
Insurance claim receivable	(300,000)	-
Prepaid taxes	-	(6,430)
Deferred taxes	21,084	(5,617)
Accounts payable	5,720	33,255
Accrued liabilities	11,597	757
Refundable deposits	4,129	21,227
Net cash provided by operating activities	231,277	126,064

INVESTING ACTIVITIES
Purchase of property and equipment	(170,377)	(7,233)
Cash acquired during acquisition of Evans Brewing Company	37,094	(7,233)
Proceeds from disposal of property and equipment	28,000	-
Net cash used in investing activities	(105,283)	(7,233)

FINANCING ACTIVITIES
Payments on notes payable	(71,471)	-
Capital lease financing	(160,020)	(160,020)
Stock redemption	-	(2,070)
Net cash used in financing activities	(231,491)	(162,090)

NET CHANGE IN CASH	(105,497)	(43,259)

CASH, Beginning of year	412,162	455,421

CASH, End of year	$306,665	$412,162

Supplemental Disclosures of cash flow information

Cash paid during the year for:
Interest	$349	$-
Income taxes	$800	$7,230

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of Evans Brewing Company - California through issuance of common stock	$229,662	$-

The accompanying notes are an integral part of these financial statements.

BH-5

Bayhawk Ales, Inc.

Notes to Financial Statements

1. NATURE OF OPERATIONS

Bayhawk Ales, Inc. (“Bayhawk”) (a Delaware Corporation), produces and sells craft beer in the Western United States. Bayhawk was incorporated in the state of Delaware. On March 31, 2014, Bayhawk acquired the assets and liabilities of Evans Brewing Company Inc., a California corporation ("Evans Brewing California"). Evans Brewing California is a producer and distributor of craft beer. See Note 11.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles as promulgated in the United States of America (“U.S. GAAP”).

Cash

All highly liquid investments with a remaining maturity of three months or less when purchased are considered to be cash equivalents. As of December 31, 2014 and 2013, there were no cash equivalents.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms. Bayhawk performs continuing credit evaluations of customers and allowances are maintained for potential credit losses. Bayhawk determined that an allowance for doubtful accounts of $11,966 at December 31, 2014 and 2013 to be appropriate.

Inventories

Inventories are valued at the lower of cost or market. Bayhawk regularly reviews its inventories for the presence of obsolete product attributed to age, seasonality, and quality and reduces its cost basis when its review indicates a reduction in utility below the inventory's carrying value. Inventories consisted of the following at December 31,:

	2014	2013
Raw materials	$44,336	$63,770
Work in process	48,781	11,737
Finished goods	132,942	-
Keg inventory	3,584	16,263
Less: reserve for obsolete inventory	(16,500)	(10,000)

Total Inventory	$213,143	$81,770

Insurance Claim Receivable

During the year ended December 31, 2014, a fire in the California brewery occurred resulting in a short-term stoppage in operations, lost profits, and direct repair expenses.  Bayhawk is insured for these losses and has estimated an insurance claim receivable earned as of December 31, 2014, of $300,000. Bayhawk received a payment of $25,000 from its insurance carrier as an advance on the insurance claim during the year ended December 31, 2014. The insurance claim receivable and payment from its insurance carrier is reflected in other income (expense) in the accompanying statement of operations. See Note 12.

BH-6

Bayhawk Ales, Inc.

Notes to Financial Statements

Deposits

Bayhawk has fully refundable deposits related to the keg lease referenced in Note 4, as well as a can deposit with a third-party that cans its product. As of December 31, 2014 and 2013, deposits aggregated $221,000, and $86,000, respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed by using the straight-line method over the estimated useful lives:

Building improvements	20 years
Leasehold improvements	10 years
Brewery equipment	3 - 20 years
Furniture and fixtures	5 years
Vehicles	5 years

Bayhawk capitalizes significant capital expenditures. Ordinary maintenance and repairs are charged to operations as expenses when incurred. When assets are sold or retired, the costs and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is included in the income. Depreciation expense includes the depreciation of assets held under capital leases. Total depreciation expense for the years ended December 31, 2014 and 2013, was $189,498 and $164,117, respectively.

Impairment of long-lived assets

Bayhawk evaluates its long-lived assets by measuring the carrying amount of the asset against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of certain long lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. No adjustment to the carrying value of the assets has been made.

Accounts Payable

Accounts payable consists of unpaid expenses incurred in the normal course of business.

Refundable deposits

Bayhawk distributes its draft beer in kegs that are owned by Bayhawk. When a draft beer is shipped to the customer, Bayhawk collects a refundable deposit and records a liability. Upon return of the keg, the deposit is refunded to the customer and the liability is reduced. As of December 31, 2014 and 2013, Bayhawk has refundable deposits in the amounts of $120,613 and $116,484, respectively. Bayhawk accounts for the loss, breakage, and deterioration of the kegs by crediting the customer’s deposits. The deposit approximates Bayhawk’s cost of the keg. Any additional cost incurred for the loss, breakage, or deterioration of the kegs is then billed to the customer. Management periodically reviews its refundable deposits for any loss allowance on loss, breakage, or deterioration and has determined that no allowance is necessary as of December 31, 2014 and 2013.

Lease Accounting

Bayhawk's leases are accounted for under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 840, Leases. Minimum base rent for operating leases, which generally have escalating rentals over the terms of the leases, are recorded on a straight-line basis over the initial lease term and those renewal periods that are reasonably assured. As of December 31, 2014 and 2013, there was no liability for deferred rent. Bayhawk leases equipment under capital leases expiring in 2015. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are amortized over the lower of their related lease terms or their estimated productive lives. Amortization of assets under capital leases is included in depreciation expense for 2014 and 2013.

BH-7

Bayhawk Ales, Inc.

Notes to Financial Statements

Revenue Recognition

Revenue from product sales, net of sales and excise taxes, are recognized when the products are picked up by individual customers or shipped to wholesale customers. The following criteria are met before revenue is recognized: persuasive evidence of an arrangement exists, shipment of product or pickup has occurred, selling price is fixed or determinable and collection is reasonably assured. Product returns are allowed, but are rare according to historical records for past years. Bayhawk continuously monitors and evaluates product returns. There was no allowance for product returns as of December 31, 2014 and 2013.

Sales Tax

Bayhawk excludes from its sales all sales taxes assessed to its customers. Sales taxes assessed are recorded as accrued liabilities on the balance sheet until remitted to the state agencies.

Excise Tax

The federal government levies excise taxes on the sale of alcoholic beverages, including beer. For brewers producing fewer than two million barrels of beer per calendar year, the federal excise tax is $7 per barrel on the first 60,000 barrels of beer removed for consumption or sale during the calendar year. The state of California imposes excise taxes on the sale and distribution of beer at a rate of $0.20 per gallon. Excise taxes due to federal and state agencies are not collected from customers. For the years ended December 31, 2014 and 2013, excise taxes amounted to approximately $99,000 and $105,000, respectively, which is treated as a reduction in revenue.

Shipping and Handling Costs

Shipping and handling costs associated with delivery of products to customers are included in cost of sales in the accompanying statement of loss.

Uncertain Tax Positions

Bayhawk utilizes the asset and liability method of accounting for income taxes in accordance with the provisions of the “Expenses – Income Taxes Topic” of the FASB ASC. Under the asset and liability method, deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Bayhawk considers certain tax planning strategies in its assessment as to the recoverability of its tax assets. Deferred income tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in earnings in the period that the tax rate changes. Bayhawk recognizes, in its financial statements, the impact of a tax position, if that position is more likely than not to be sustained on audit, based on technical merits of the position. There are no material unrecognized tax positions in the financial statements.

Bayhawk accounts for uncertain tax positions in accordance with FASB ASC 740 (formerly Financial Accounting Standards Boards Interpretation No. 48, Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No. 109). FASB ASC 740 prescribes a recognition threshold and measurement process for financial statement recognition of uncertain tax positions taken or expected to be taken in a tax return. The interpretation also provides guidance on recognition, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Bayhawk adopted the provisions of FASB ASC 740 and there was no impact on total liabilities or stockholder's equity as a result of the adoption of FASB ASC 740.

BH-8

Bayhawk Ales, Inc.

Notes to Financial Statements

For federal tax purposes, Bayhawk's 2011 through 2014 tax years remain open for examination by the tax authorities under normal three-year statute of limitations. Generally, for state tax purposes, Bayhawk's 2010 through 2014 tax years remain open for examination by the tax authorities under a four-year statute of limitations.

Fair Value Measurements

The carrying amounts of our cash and cash equivalents, accounts receivable, accounts payable and other current assets and liabilities approximate fair value as recorded due to the short-term nature of these instruments. In addition, the carrying amounts of our deposits, approximate fair value. Based on current market rates for similar instruments, the fair value of capital lease payable is presented in Note 4, "Capital Lease Payable".

ASC 825-10 (formerly Statement of Financial Accounting Standards ("SFAS") 107, "Disclosures about Fair Value of Financial Instruments") defines financial instruments and requires disclosures of the fair value of financial instruments held by Bayhawk. Bayhawk considers the carrying amount of cash, accounts receivable, other receivables, accounts payable and accrued liabilities, to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization.

Bayhawk also analyzes all financial instruments with features of both liabilities and equity under ASC 480-10 (formerly SFAS 150, "Accounting for Certain Financial Characteristics of Both Liabilities and Equity"), ASC 815-10 (formerly SFAS 133, "Accounting for Derivative Instruments and Hedging Activities") and ASC 815-40 (formerly EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock").

Bayhawk adopted ASC 820-10 (formerly SFAS 157," Fair Value Measurements") and defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurements and enhances disclosure requirements for fair value measures. The three levels are defines as follows:

-	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;

-	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the financial instruments; and

-	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

As of December 31, 2014 and 2013, the carrying value of cash, accounts receivables, accounts payable, accrued liabilities, refundable deposits and notes payable approximate their fair values due to their short term maturities.

Stock-Based Compensation

The accounting for transactions in which Bayhawk receives employee services in exchange for common shares of Bayhawk are accounted for using a fair value based method with a recognition of an expense for compensation cost related to share based payment arrangements.

Net Income (Loss) Per Share

Basic net income (loss) per share is calculated by dividing net income by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is calculated in a manner consistent with basic net income (loss) per share except that the weighted average number of common shares outstanding also includes the dilutive effect of stock options outstanding (using the treasury stock method).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts of accounts receivable, inventory allowance, deferred taxes, and accrued liabilities, reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

BH-9

Bayhawk Ales, Inc.

Notes to Financial Statements

3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31,:

	2014	2013
Buildings	$236,267	$236,267
Leasehold improvements	7,951	7,951
Brewery equipment	482,487	343,584
Furniture and fixtures	3,978	3,978
Capitalized keg lease	480,060	480,060
Vehicles	12,000	-

	1,222,743	1,071,840

Accumulated depreciation	(1,045,153)	(857,753)

Property and equipment, net	$177,590	$214,087

4. CAPITAL LEASE PAYABLE

Capital lease payable consists of the following at December 31,:

	2014	2013
Capital lease payable for the acquisition of 4,300 kegs with monthly obligations of $13,335 from March 2012 through February 2015. At the end of the lease, Bayhawk has an option to buy the equipment or extend the lease for three additional twelve month periods.	$26,670	$186,690

Current portion	(26,670)	(160,020)

Long-term portion	$-	$26,670

The equipment held through capital lease agreements at December 31, 2014 and 2013 are as follows:

	2014	2013
Costs included in brewing equipment	$480,060	$480,060
Less: accumulated depreciation	(453,390)	(293,370)

Net book value	$26,670	$186,690

5. NOTE PAYABLE

Note payable consists of the following:

	2014	2013
Note payable for the acquisition of certain tangible and intangible assets of Pig's Eye Brewery with monthly obligations of $7,941 from September 15, 2013 through January 15, 2015. This note was acquired by Bayhawk as part of its acquisition of Evans Brewing California	$7,941	$-

BH-10

Bayhawk Ales, Inc.

Notes to Financial Statements

6. STOCKHOLDERS' EQUITY

Bayhawk has 10,000,000 shares authorized at a par value of $0.001. On March 31, 2014, Bayhawk acquired substantially all of the assets and liabilities of Evans Brewing Company, Inc. ("Evans") for an aggregate purchase price of $229,662. The purchase price for the assets and liabilities transferred was determined to be the fair market value thereof. Bayhawk issued 3,374,189 common shares pursuant to a business combination with Evans for an aggregate purchase price of $229,662 measured at the fair value of the net assets acquired. (See Note 12.)

During the year ended December 31, 2014, Bayhawk issued 68,703 common shares of common stock in connection with stock based compensation to directors and employees with a fair value of $0.48 cents per share.

7. EARNINGS PER SHARE

Basic net income per share was computed using the weighted-average number of shares of common stock outstanding during the period. The following summarized the earnings per share:

	December 31, 2014	December 31, 2013
Weighted average shares for EPS	3,570,725	1,006,831

Net loss	$201,179	$(71,086)

Net loss per share	$0.06	$(0.07)

8. INCOME TAXES

The provision for income taxes consists of the following for the year ended December 31,

	2014	2013
Federal income tax at U.S statutory rate (25%)	$56,644	$(18,176)
State income tax	4,311	4,000
Add: change in valuation allowance	(35,560)	12,559

Total current deferred tax asset (liability)	$25,395	(1,617)

Deferred income taxes consists of the following for the year ended December 31,:

	2014	2013
Bad debt provision	$3,785	$4,068
Reserve for obsolete inventory	3,163	3,400
Insurance claim receivable	(94,890)	-

Total current deferred tax asset (liability)	$(87,942)	$7,468

Net operating loss	$103,125	$80,819
Depreciation	559	(7,947)
(Valuation allowance)	(15,742)	(59,256)

Total long-term deferred tax asset (liability)	$87,942	$13,616

BH-11

Bayhawk Ales, Inc.

Notes to Financial Statements

Deferred income taxes are provided for the temporary differences between the carrying values of Bayhawk's assets and liabilities for financial reporting purposes and their corresponding income tax basis. The temporary differences give rise to either a deferred tax asset or liability in the consolidated financial statements, which is computed by applying current statutory tax rates to taxable and deductible temporary differences based upon the classification (i.e. current or non-current) of the asset or liability in the consolidated financial statements which relates to the particular temporary difference. Deferred taxes related to differences which are not attributable to a specific asset or liability are classified in accordance with the future period in which they are expected to reverse and be recognized for income tax purposes. The long-term deferred tax assets are fully valued as of December 31, 2014.

As of December 31, 2014 and 2013, the components of Bayhawk's deferred tax assets and liabilities primarily consist of temporary differences attributable to differing methods of depreciation, insurance claim receivables, net operating losses, allowances for obsolete inventory, and reserves for bad debt.

9. COMMITMENTS AND CONTINGENCIES

Operating Leases

Bayhawk operates out of three buildings in Irvine, California and Santa Ana, California under non-cancelable leases expiring between July 31, 2015 and January 31, 2019.

Total lease expense paid during the years ended December 31, 2014 and 2013 was $80,657 and $79,487, respectively.

Minimum future lease payments are as follows:

2015	$61,497
2016	33,889
2017	33,889
2018	33,889
2019	2,824

$165,988

Litigation

Bayhawk may be subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management the ultimate outcome of the claims and litigation, if any, will not have a material adverse effect on Bayhawk’s financial position.

10. CONCENTRATIONS

Cash

Bayhawk maintains cash balances at financial institutions insured by the Federal Deposit Insurance Corporation (FDIC). As of December 31, 2014, the FDIC insures cash balances up to $250,000 per institution. As of December 31, 2014, Bayhawk had no uninsured balances as its deposits are separated across financial institutions.

BH-12

Bayhawk Ales, Inc.

Notes to Financial Statements

Accounts Receivable

At December 31, 2014, three customers accounted for approximately 26%, 20%, and 12%, respectively, of Bayhawk's accounts receivable. At December 31, 2013, one customer accounted for approximately 65% of Bayhawk's accounts receivable.

Accounts Payable

At December 31, 2014, three vendors accounted for approximately 47%, 22% and 13%, respectively, of Bayhawk's accounts payable. At December 31, 2013, one vendor accounted for approximately 35% of Bayhawk's accounts payable. For the year ended December 31, 2014, two vendors accounted for approximately 71% and 24% of total purchases. For the year ended December 31, 2013, one vendor accounts for approximately 90% of total purchases.

Sales

For the year ended December 31, 2014, three customers accounted for approximately 53%, 15%, and 11%, respectively, of Bayhawk's sales. For the year ended December 31, 2013, one customer accounted for approximately 66% of Bayhawk's sale.

11. BUSINESS COMBINATION

On March 31, 2014, Bayhawk acquired substantially all of the assets and liabilities of Evans Brewing Company, Inc., a California corporation ("Evans Brewing California") for an aggregate purchase price of $229,662. The purchase price for the assets and liabilities transferred was determined to be the fair market value thereof.  The purchase was made with issuance of 3,374,189 shares of Bayhawk's common stock. The acquisition of assets is intended to assist Bayhawk in expanding its brands, customer base, and expertise in the craft beer market. As part of the combination, Bayhawk employs one of the shareholders of Evans Brewing California as its President. From March 31, 2014 (acquisition date) through December 31, 2014, total revenue of $591,521 and a net loss of $18,248 is included in the accompanying statement of operations from the acquisition of Evans Brewing California.

The following summarizes the fair value of the identifiable and tangible assets and liabilities acquired in consideration:

Cash	$37,094
Accounts Receivable	73,484
Inventory	226,648
Other Current Assets	135,000
Property and Equipment	12,000
Total identifiable assets	484,226

Accounts Payable	$96,548
Accrued Liabilities	158,016
Total identifiable liabilities	254,564

Total consideration	$229,662

BH-13

Bayhawk Ales, Inc.

Notes to Financial Statements

The following unaudited pro forma information summarizes the results of operations for the twelve months ended December 31, 2014, of Bayhawk as if the acquisition had occurred on January 1, 2014. The following pro forma financial information is not necessarily indicative of the results that would have occurred had the acquisition been completed at the beginning of the period indicated, nor is it indicative of future operating results.

Sales	$2,188,972
Cost of Goods Sold	1,641,690
Gross Profit	547,282

General and Administrative Expense	553,728
Selling Expense	150,408
Loss from Operations	(156,854)

Other Income (Expense)	332,110
Income before provision for income tax	175,256

Provision for Income Tax	25,395
Net income	$149,861

12. SUBSEQUENT EVENTS

Subsequent to December 31, 2014, Bayhawk received an additional $50,000 from its insurance carrier towards its insurance claim receivable

BH-14

Bayhawk Ales, Inc.

FINANCIAL STATEMENTS

For the Three Months Ended March 31, 2015

BH-15

Bayhawk Ales, Inc.

Financial Statements

For the Three Months Ended March 31, 2015

BH-16

BAYHAWK ALES, INC

CONDENSED BALANCE SHEETS

	(Unaudited)
	March 31,	December 31
	2015	2014
ASSETS

Current Assets
Cash	$354,305	$306,665
Accounts receivable, net	173,466	279,824
Inventory net	205,935	213,143
Prepaid taxes	6,430	6,430
Insurance claim receivable	250,000	300,000

Total Current Assets	990,136	1,106,062

Property and equipment, net	189,194	177,591
Other Assets
Deposits	221,000	221,000
Deferred tax assets	72,127	87,942
Total Other Assets	293,127	308,942

Total Assets	$1,472,457	$1,592,595

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	169,729	245,724
Accrued liabilities	24,741	23,591
Refundable deposits	135,988	120,613
Current deferred tax liability	72,127	87,942
Capital lease payable, current portion	26,670	26,670
Notes payable	-	7,941
Total Current Liabilities	429,255	512,481

Total Liabilities	429,255	512,481

Stockholders' Equity
Common Stock, $0.001 par value; 10,000,000 shares authorized; 4,448,624 shares and 4,448,624 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	4,449	4,449
Additional paid in capital	2,072,693	2,072,693
Accumulated deficit	(1,033,940)	(997,028)
Total Stockholders' Equity	1,043,202	1,080,114
Total Liabilities and Stockholders' Equity	$1,472,457	$1,592,595

The accompanying notes are an integral part of these unaudited financial statements.

BHQ-1

BAYHAWK ALES, INC

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenue
Sales, net	$521,821	$453,927
Cost of goods Sold
Cost of materials	242,708	53,362
Cost of labor	36,236	62,827
Indirect costs	116,977	117,302
Total Cost of Goods Sold	395,921	233,491

Gross Profit	125,900	220,436

General and Administrative Expenses	129,976	39,811
Selling expenses	30,795	44,335
Income (Loss) from Operations	(34,871)	136,290
Other Income (Expense):
Interest expense	-	203
Loss on sale of asset	-	-
Other income (Expense)	(2,041)	13,530
Total other income (Expenses)	(2,041)	13,733

Net income (Loss) before income taxes	(36,912)	150,023

Provision for Income Tax	-	7,525

Net Income (Loss)	$(36,912)	$142,498

Earnings (Loss) per share; Basic and Diluted	$(0.008)	$0.142

Weighted average number of shares outstanding	4,448,624	1,005,732

The accompanying notes are an integral part of these unaudited financial statements.

BHQ-2

BAYHAWK ALES, INC

STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Cash Flows from Operating Activities:
Net Income (Loss)	$(36,912)	$142,498
Adjustments to reconcile net income (Loss) to net cash provided by operating activities:
Depreciation	8,479	3,000
Changes in Operating Assets and Liabilities:
Accounts receivable	67,798	(23,482)
Inventory	7,208	(39,225)
Insurance claim receivable	50,000	-
Accounts payable	(75,995)	(60,862)
Accrued liabilities	1,150	10,687
Refundable deposits	53,935	(4,042)
Net Cash Provided by Operating Activities	75,663	28,574

Cash Flows from Investing Activities:
Purchase of property and equipment	(20,082)	(32,258)
Loan to related party	-	(158,016)
Net Cash Used in Investing Activities	(20,082)	(190,274)

Cash Flows from Financing Activities:
Payments on notes payable	(7,941)	-
Proceeds from note payable	-	15,167
Payments on capital lease financing	-	(91,766)
Net Cash Used in Financing Activities	(7,941)	(76,599)

Net Increase (Decrease) in Cash	47,640	(238,299)
Cash at Beginning of Period	306,665	412,162
Cash at End of Period	$354,305	$173,863

Supplemental Disclosures of cash flow information

Cash paid during the period for:
Interest	$-	$349
Income taxes	$-	$800
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for acquisition of Evans Brewing Company (CA)	$-	$229,662

The accompanying notes are an integral part of these unaudited financial statements.

BHQ-3

Bayhawk Ales, Inc.

Notes to Condensed Financial Statements

1. NATURE OF OPERATIONS

Bayhawk Ales, Inc. (“Bayhawk”) (a Delaware Corporation), produces and sells craft beer in the Western United States. Bayhawk was incorporated in the state of California. In 2014, Bayhawk acquired the assets and liabilities of Evans Brewing Company - California ("Evans California"). Evans California is a producer and distributor of craft beer. See Note 11.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") as promulgated in the United States of America.

Going Concern

Bayhawk's condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Bayhawk has an accumulated deficit of $1,033,940 as of March 31, 2015. The condensed financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should Bayhawk be unable to continue as a going concern.

Bayhawk's continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to Bayhawk.

Cash

All highly liquid investments with a remaining maturity of three months or less when purchased are considered to be cash equivalents. As of December 31, 2014 and March 31, 2015, there were no cash equivalents.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms. Bayhawk performs continuing credit evaluations of customers and allowances are maintained for potential credit losses. Bayhawk determined that an allowance for doubtful accounts of $11,966 at March 31, 2015 and December 31, 2014 to be appropriate.

BHQ-4

Inventories

Inventories are valued at the lower of cost or market. Bayhawk regularly reviews its inventories for the presence of obsolete product attributed to age, seasonality, and quality and reduces its cost basis when its review indicates a reduction in utility below the inventory's carrying value. Inventories consisted of the following at March 31, 2015 and December 31, 2014:

	March 31, 2015	December 31, 2014

Raw materials	$49,860	$44,336
Work in process	37,280	48,781
Finished goods	110,132	132,942
Keg inventory	25,163	3,584
Less: reserve for obsolete inventory	(16,500)	(16,500)

Total Inventory	$205,935	$213,143

Insurance Claim Receivable

During the year ended December 31, 2014, a fire in Bayhawk’s brewery occurred resulting in a short-term stoppage in operations, lost profits, and direct repair expenses.  Bayhawk is insured for these losses and has estimated an insurance claim receivable earned as of December 31, 2014 of $300,000. Bayhawk received a payment of $25,000 from its insurance carrier as an advance on the insurance claim during the year ended December 31, 2014. During the quarter ended March 31, 2015, Bayhawk also received $50,000 which was applied to the claim receivable leaving a balance of $250,000 on the claim receivable.

Deposits

Bayhawk has fully refundable deposits related to the keg lease referenced in Note 4, as well as a can deposit with a third-party that cans its product. As of March 31, 2015, and December 31, 2014, deposits aggregated $221,000, and $221,000, respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed by using the straight-line method over the estimated useful lives:

Building improvements	20 years
Leasehold improvements	10 years
Brewery equipment	3 - 20 years
Furniture and fixtures	5 years
Vehicles	5 years

Bayhawk capitalizes significant capital expenditures. Ordinary maintenance and repairs are charged to operations as expenses when incurred. When assets are sold or retired, the costs and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is included in the income. Depreciation expense includes the depreciation of assets held under capital leases. Total depreciation expense for the quarter ended March 31, 2015, and years ended December 31, 2014, was $8,480 and $189,498, respectively.

Impairment of long-lived assets

Bayhawk evaluates its long-lived assets by measuring the carrying amount of the asset against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of certain long lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. No adjustment to the carrying value of the assets has been made.

Accounts Payable

Accounts payable consists of unpaid expenses incurred in the normal course of business.

BHQ-5

Refundable deposits

Bayhawk distributes its draft beer in kegs that are owned by Bayhawk. When a draft beer is shipped to the customer, Bayhawk collects a refundable deposit and records a liability. Upon return of the keg, the deposit is refunded to the customer and the liability is reduced. As of March 31, 2015, and December 31 2014, Bayhawk has refundable deposits in the amount of $135,988 and $120,613, respectively. Bayhawk accounts for the loss, breakage, and deterioration of the kegs by crediting the customer’s deposits. The deposit approximates Bayhawk’s cost of the keg. Any additional cost incurred for the loss, breakage, or deterioration of the kegs is then billed to the customer. Management periodically reviews its refundable deposits for any loss allowance on loss, breakage, or deterioration and has determined that no allowance is necessary as of March 31, 2015 and December 31, 2014.

Lease Accounting

Bayhawk's leases are accounted for under the provisions of FASB ASC 840, Leases. Minimum base rent for operating leases, which generally have escalating rentals over the terms of the leases, are recorded on a straight-line basis over the initial lease term and those renewal periods that are reasonably assured. As of March 31, 2015, and December 31, 2014, there was no liability for deferred rent. Bayhawk leases equipment under capital leases expiring in 2015. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are amortized over the lower of their related lease terms or their estimated productive lives. Amortization of assets under capital leases is included in depreciation expense for March 31, 2015, and December 31, 2014.

Revenue Recognition

Revenue from product sales, net of sales and excise taxes, are recognized when the products are picked up by individual customers or shipped to wholesale customers. The following criteria are met before revenue is recognized: persuasive evidence of an arrangement exists, shipment of product pickup has occurred, selling price is fixed or determinable and collection is reasonably assured. Product returns are allowed, but are rare according to historical records for past years. Bayhawk continuously monitors and evaluates product returns. There is no allowance for product returns as of March 31, 2015, and December 31, 2014.

Sales Tax

Bayhawk excludes from its sales all sales taxes assessed to its customers. Sales taxes assessed are recorded as accrued liabilities on the balance sheet until remitted to the state agencies.

Excise Tax

The federal government levies excise taxes on the sale of alcoholic beverages, including beer. For brewers producing less than two million barrels of beer per calendar year, the federal excise tax is $7 per barrel on the first 60,000 barrels of beer removed for consumption or sale during the calendar year. The state of California imposes excise taxes on the sale and distribution of beer at a rate of $0.20 per gallon. Excise taxes due to federal and state agencies are not collected from customers. For the quarter ended March 31, 2015 and the year ended December 31, 2014, excise taxes amounted to approximately $21,046 and $99,000, respectively, which is treated as a reduction in revenue.

Shipping and Handling Costs

Shipping and handling costs associated with delivery of products to customers are included in cost of sales in the accompanying statement of loss.

Uncertain Tax Positions

Bayhawk utilizes the asset and liability method of accounting for income taxes in accordance with the provisions of the “Expenses – Income Taxes Topic” of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). Under the asset and liability method, deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Bayhawk considers certain tax planning strategies in its assessment as to the recoverability of its tax assets. Deferred income tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in earnings in the period that the tax rate changes. Bayhawk recognizes, in its financial statements, the impact of a tax position, if that position is more likely than not to be sustained on audit, based on technical merits of the position. There are no material unrecognized tax positions in the financial statements.

BHQ-6

Bayhawk accounts for uncertain tax positions in accordance with Financial Accounting Standards Board (FASB) ASC 740 (formerly Financial Accounting Standards Boards Interpretation No. 48, Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No. 109). FASB ASC 740 prescribes a recognition threshold and measurement process for financial statement recognition of uncertain tax positions taken or expected to be taken in a tax return. The interpretation also provides guidance on recognition, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Bayhawk adopted the provisions of FASB ASC 740 and there was no impact on total liabilities or stockholder's equity as a result of the adoption of FASB ASC 740.

For federal tax purposes, Bayhawk's 2011 through 2013 tax years remain open for examination by the tax authorities under normal three-year statute of limitations. Generally, for state tax purposes, Bayhawk's 2010 through 2013 tax years remain open for examination by the tax authorities under a four-year statute of limitations.

Fair Value Measurements

The carrying amounts of our cash and cash equivalents, accounts receivable, accounts payable and other current assets and liabilities approximate fair value as recorded due to the short-term nature of these instruments. In addition, the carrying amounts of our deposits, approximate fair value. Based on current market rates for similar instruments, the fair value of capital lease payable is presented in Note 4, "Capital Lease Payable".

ASC 825-10 (formerly Statement of Financial Accounting Standards ("SFAS") 107, "Disclosures about Fair Value of Financial Instruments") defines financial instruments and requires disclosures of the fair value of financial instruments held by Bayhawk. Bayhawk considers the carrying amount of cash, accounts receivable, other receivables, accounts payable and accrued liabilities, to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization.

Bayhawk also analyzes all financial instruments with features of both liabilities and equity under ASC 480-10 (formerly SFAS 150, "Accounting for Certain Financial Characteristics of Both Liabilities and Equity"), ASC 815-10 (formerly SFAS 133, "Accounting for Derivative Instruments and Hedging Activities") and ASC 815-40 (formerly EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock").

Bayhawk adopted ASC 820-10 (formerly SFAS 157," Fair Value Measurements") and defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurements and enhances disclosure requirements for fair value measures. The three levels are defines as follows:

-	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;
-	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the financial instruments; and
-	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

As of March 31, 2015 and December 31, 2014, the carrying value of cash, accounts receivables, insurance claim receivable, accounts payable, accrued liabilities, refundable deposits and notes payable approximate their fair values due to their short term maturities.

BHQ-7

Stock-Based Compensation

The accounting for transactions in which Bayhawk receives employee services in exchange for common shares of Bayhawk are accounted for using a fair value based method with a recognition of an expense for compensation cost related to share based payment arrangements.

Net Income (Loss) Per Share

Basic net income (loss) per share is calculated by dividing net income by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is calculated in a manner consistent with basic net income (loss) per share except that the weighted average number of common shares outstanding also includes the dilutive effect of stock options outstanding (using the treasury stock method).

Use of Estimates

The preparation of condensed financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of accounts receivable, inventory allowance, deferred taxes, and accrued liabilities, reported in the condensed financial statements and accompanying notes. Actual results could differ from those estimates.

3. PROPERTY AND EQUIPMENT

Property and equipment consist of the following at March 31, 2015 and December 31, 2014:

	March 31, 2015	December 31, 2014

Buildings	$236,267	$236,267
Leasehold improvements	7,951	7,951
Brewery equipment	483,688	482,488
Furniture and fixtures	3,978	3,978
Lease keg asset	480,060	480,060
Vehicles	30,882	12,000

	1,242,826	1,222,744

Accumulated depreciation	(1,053,632)	(1,045,153)

Property and equipment, net	$189,194	$177,591

4. CAPITAL LEASE PAYABLE

Capital lease payable consists of the following at March 31, 2015 and December 31, 2014:

	2015	2014
Capital lease payable for the acquisition of 4,300 kegs with monthly obligations of $13,335 from March 2012 through February 2015. Bayhawk has the option to renew the lease for another three years but has the option to lease on a month to month basis which it has elected to do until it can purchase the kegs. The lease payable is based on two months to cover any contingence in cancelling the lease.	$26,670	$26,670

Current portion	(26,670)	(26,670)

Long-term portion	$-	$-

BHQ-8

The equipment held through capital lease agreements at March 31, 2015, and December 31, 2014 are as follows:

	March 31, 2015	December 31, 2014
Costs included in brewing equipment	$480,060	$480,060
Less: accumulated depreciation	(453,390)	(453,390)

Net book value	$26,670	$26,670

5. NOTE PAYABLE

Note payable consists of the following:

	2015	2014
Note payable for the acquisition of certain tangible and intangible assets of Pig's Eye Brewery with monthly obligations of $7,941 from September 15, 2013 through January 15, 2015. The balance of the note was paid in the quarter ended March 31, 2015.	$-	$7,941

6. STOCKHOLDERS' EQUITY

Bayhawk has 10,000,000 shares authorized at a par value of $0.001. On March 31, 2014, Bayhawk acquired substantially all of the assets and liabilities of Evans Brewing Company, Inc. ("Evans California") for an aggregate purchase price of $229,662. The purchase price for the assets and liabilities transferred was determined to be the fair market value thereof. Bayhawk issued 3,374,189 common shares pursuant to a business combination with Evans California for an aggregate purchase price of $229,662 measured at the fair value of the net assets acquired (See Note 11).

During the year ended December 31, 2014, Bayhawk issued 68,703 common shares of common stock in connection with stock based compensation to directors and employees with a fair value of $0.48 cents per share. No shares were issued during the quarter ended March 31, 2015.

7. EARNINGS PER SHARE

Basic net income per share was computed using the weighted-average number of shares of common stock outstanding during the period. The following summarized the earnings per share:

	March 31, 2015	March 31, 2014
Weighted average number of shares for EPS	4,448,624	1,005,732

Net income (loss)	$(36,912)	$142,498

Net loss per share	$(0.008)	$0.142

8. INCOME TAXES

Deferred income taxes are provided for the temporary differences between the carrying values of Bayhawk's assets and liabilities for financial reporting purposes and their corresponding income tax basis. The temporary differences give rise to either a deferred tax asset or liability in the consolidated financial statements, which is computed by applying current statutory tax rates to taxable and deductible temporary differences based upon the classification (i.e. current or non-current) of the asset or liability in the consolidated financial statements which relates to the particular temporary difference. Deferred taxes related to differences which are not attributable to a specific asset or liability are classified in accordance with the future period in which they are expected to reverse and be recognized for income tax purposes. The long-term deferred tax assets are fully valued as of March 31, 2015 and December 31, 2014.

BHQ-9

As of March 31, 2015 and December 31, 2014, the components of Bayhawk's deferred tax assets and liabilities primarily consist of temporary differences attributable to differing methods of depreciation, insurance claim receivables, net operating losses, allowances for obsolete inventory, and reserves for bad debt.

9. COMMITMENTS AND CONTINGENCIES

Operating Leases

Bayhawk operates out of three buildings in Irvine, California and Santa Ana, California under non-cancelable leases expiring between July 31, 2015 and January 31, 2019.

Total lease expense paid during the quarter ended March 31, 2015 and the year ended December 31, 2014, was $20,511 and $85,676, respectively.

Minimum future lease payments are as follows:

2016	33,889
2017	33,889
2018	33,889
2019	2,824

$165,988

Litigation

Bayhawk may be subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management the ultimate outcome of the claims and litigation, if any, will not have a material adverse effect on Bayhawk’s financial position.

10. CONCENTRATIONS

Cash

Bayhawk maintains cash balances at financial institutions insured by the Federal Deposit Insurance Corporation (FDIC). As of December 31, 2014, the FDIC insures cash balances up to $250,000 per institution. As of March 31, 2015, Bayhawk had no uninsured balances as its deposits are separated across financial institutions.

Accounts Receivable

At March 31, 2015, three customers accounted for approximately 45%, 11%, and 11% respectively of Bayhawk’s accounts receivable. At December 31, 2014, three customers accounted for approximately 26%, 20%, and 12%, respectively, of Bayhawk's accounts receivable.

Accounts Payable

At March 31, 2015, three vendors accounted for approximately 51%, 10%, and 10%, respectively of Bayhawk’s accounts payable. At December 31, 2014, three vendors accounted for approximately 47%, 22% and 13%, respectively, of Bayhawk's accounts payable. For the quarter ended March 31, 2015, two vendors accounted for approximately 83% and 14% of total purchases. For the year ended December 31, 2014, two vendors accounted for approximately 71% and 24% of total purchases.

Sales

For the quarter ended March 31, 2015, three customers accounted for approximately 37%, 12%, and 9%, respectively, of Bayhawk’s sales. For the year ended December 31, 2014, three customers accounted for approximately 53%, 15%, and 11%, respectively, of Bayhawk's sales.

BHQ-10

11. BUSINESS COMBINATION

On March 31, 2014, Bayhawk acquired substantially all of the assets and liabilities of Evans Brewing Company, Inc. ("Evans California") for an aggregate purchase price of $229,662. The purchase price for the assets and liabilities transferred was determined to be the fair market value thereof.  The purchase was made with issuance of 3,374,189 shares of Bayhawk's common stock. The acquisition of assets is intended to assist Bayhawk in expanding its brands, customer base, and expertise in the craft beer market. As part of the combination, Bayhawk employs one of the shareholders of Evans California as its President.

The following summarizes the fair value of the identifiable and tangible assets and liabilities acquired in consideration:

Cash	$37,094
Accounts Receivable	73,484
Inventory	226,648
Other Current Assets	135,000
Property and Equipment	12,000
Total identifiable assets	484,226

Accounts Payable	$96,548
Accrued Liabilities	158,016
Total identifiable liabilities	254,564

Total consideration	$229,662

12. SUBSEQUENT EVENTS

Subsequent to the quarter ended March 31, 2015, Bayhawk also received a check from the insurance company for $239,127 which applies to the insurance claim receivable. This amount is in payment of the business interruption and inventory damage portion of the claim in the amount of $284,056 less the $ 50,000 paid in the quarter ended March 31, 2015 plus some additional direct repair items.

BHQ-11

THE ASSET PURCHASE TRANSACTION

On October 15, 2014, Bayhawk entered into an Asset Purchase and Share Exchange Agreement with Evans Brewing Company, Inc., a Delaware corporation (“EBC”). Subsequently, on June __, 2015, Bayhawk and EBC entered into the Amended and Restated Asset Purchase and Share Exchange Agreement (the “Agreement”), subject to the approval of the Bayhawk stockholders as discussed herein. Pursuant to the Agreement by and between Bayhawk and Evans Brewing Company, Inc. (“EBC”), Bayhawk will sell to EBC, and EBC will purchase from Bayhawk, all of the assets of Bayhawk, including but not limited to: (A) all assets, including personal property, intellectual property, inventory, selected distribution contracts, websites, documents, and all other assets however delineated relating to the Bayhawk Ales label; and (B) all assets, including personal property, intellectual property, inventory, contracts, websites, documents, and all other assets however delineated relating to the Evans Brands, and (C) 100% of the stock in Evans Brewing Company Inc. (CA) (“Evans Brewing California”) which has the brewers license at City Brewery in Lacrosse, WI (where all of the EBC brands will be brewed) (collectively, the “Transferred Assets”). (By way of information, the “Evans Brands” include the former assets of Pig’s Eye Brewing Company, including its original beers, lagers and ales (“Pig’s Eye Brands”), as well as Evans Lager Original, Evans Lager Black, Evans Lager Light, Bad Kat Ice, and Dead Presidents.) Additionally, pursuant to the terms and conditions set forth in the Agreement, EBC agrees to assume all of the liabilities of Bayhawk (the “Assumed Liabilities”). Collectively, the purchase of the Transferred Assets and the assumption of the Assumed Liabilities by EBC are referred to in this Agreement as the “Asset Purchase Transaction.”

The Boards of Directors of both EBC and Bayhawk have set as a specific condition for the closing of the Asset Purchase Transaction the approval of the holders of at least a majority of the Independent Shares (i.e. shares not held by Bayhawk’s majority shareholder, The Michael J. Rapport Trust or by Evan Rapport, who is an officer of EBC and the son of Michael Rapport) that actually vote on the Asset Purchase Transaction proposal. The Consent Period, the period during which the Bayhawk shareholders may tender their votes either for or against the Asset Purchase Transaction runs from the date on which Bayhawk mails the definitive proxy materials to its shareholders, and ends on the 31st day following the mailing date. During the Consent Period, Bayhawk management will work with its Transfer Agent to track the written consents received. The Transfer Agent will tally the votes, and will provide updates to Bayhawk during the Consent Period. At the closing of the Consent Period, if the holders of at least a majority of the Independent Shares who vote on the Asset Purchase Transaction vote in favor of the Asset Purchase Transaction, the Asset Purchase Transaction shall be deemed to have been approved by Bayhawk's shareholders, and EBC and Bayhawk will close the Asset Purchase Transaction as soon thereafter as possible. EBC will provide additional information about the closing to the public in its publicly filed reports, and Bayhawk will then provide notice to each of Bayhawk's shareholders who did not provide written consent authorizing and approving the Asset Purchase Transaction of the taking of the action by written consent of the shareholders. No meeting will be held to vote on this corporate action.

Assuming that the required shareholder approval is obtained, management of EBC and Bayhawk will work together to close the Asset Purchase Transaction. Pursuant to the Agreement, at the closing of the Asset Purchase Transaction:

-	Bayhawk will transfer, or cause to be transferred, to EBC all right, title and interest in and to the Transferred Assets (defined below), free and clear of all liens or encumbrances, as well as the Assumed Liabilities (defined below);

-	Bayhawk also will execute and deliver a signed Assignment and Assumption Agreement to EBC;

-	Bayhawk also will execute and deliver appropriate assignment agreements in respect of any trademarks, trademark applications and copyright registrations included with the Transferred Assets;

-	Bayhawk will assign the sublease of the premises used for Bayhawk’s operations;

-	EBC will accept all right, title and interest in and to the Transferred Assets, free and clear of all encumbrances, and will assume the Assumed Liabilities, in each case in accordance with the terms of the Agreement; and

-	EBC will execute and deliver a signed Assignment and Assumption Agreement to Bayhawk.

As discussed in more detail below, the Agreement provides that part of the purchase price paid for the Transferred Assets includes EBC’s offering of the Share Exchange. As such, in addition to the obligations listed above, upon approval by the stockholders of Bayhawk, and in exchange for each one (1) share of Bayhawk common stock tendered for exchange pursuant to the Share Exchange, and pursuant to this Registration Statement, EBC will issue one (1) share of Buyer’s common stock (collectively, the “Exchange Shares”).

62

THE SHARE EXCHANGE

As partial consideration for the Transferred Assets, EBC agreed to offer the Share Exchange, pursuant to which EBC agreed to issue one (1) share of EBC’s common stock for each one (1) share of common stock of Bayhawk tendered in connection with the Share Exchange. EBC and Bayhawk agreed to work together to effectuate the Share Exchange, working with the Bayhawk’s transfer agent and/or an exchange agent (the “Exchange Agent”) to conduct the Share Exchange. Assuming approval by the stockholders of Bayhawk, the Share Exchange Offer will be open for a period (the “Exchange Period”) of seventy-five (75) calendar days following the closing of the Consent Period. Bayhawk stockholders may tender shares of Bayhawk stock for participation in the Share Exchange during the Exchange Period. Any Bayhawk stockholder who tenders Bayhawk shares in the Share Exchange shall have the right to withdraw any such shares tendered at any time until the closing of the Exchange Period. EBC agreed to use its best efforts to issue the EBC Exchange Shares within three (3) Business Days following the Close of the Exchange Period. EBC and Bayhawk agreed that upon the expiration of the Exchange Period, the Share Exchange offer shall be terminated, and any Bayhawk shareholders who have not tendered their shares of Bayhawk’s common stock may not participate in the Share Exchange. Additionally, any Bayhawk stockholders who elect to not participate in the Share Exchange will remain stockholders of Bayhawk, but, as noted above, following the Asset Purchase Transaction, management anticipates that Bayhawk will have no operations or assets going forward.

Background of the Asset Purchase Transaction and the Share Exchange

Bayhawk’s reasons for the Asset Purchase Transaction and the Share Exchange

As noted above, although Bayhawk has been in operation for over 20 years, from a corporate law standpoint, Bayhawk’s Board of Directors believes that more value can be provided to the Bayhawk stockholders through the sale of the assets to EBC, and through the Share Exchange, pursuant to which the Bayhawk stockholders who elect to participate will receive shares of EBC, a new publicly reporting company that plans to seek to have its shares traded on the OTC Bulletin Board or the OTC Markets. Bayhawk’s Board of Directors further believes that the capital needed to cover the cost of moving the Bayhawk operations, in light of the rapidly approaching end of the lease for the Southern California Brewery, likely could be raised more effectively through the public markets. Bayhawk’s current Board of Directors, which was elected in December 2013 pursuant to a court-ordered shareholder meeting, considered various alternatives relating to accessing the public capital markets to obtain the required financing. However, in light of the questions relating to Bayhawk’s status as a former public company and its ability to either become current in its filings or terminate its registration and start over, Bayhawk’s management determined in December 2013 that restoring Bayhawk to the status of a current public company would be impracticable. In the view of Bayhawk’s management, all other efforts to retain Bayhawk in its current form were reviewed and attempted, but none succeeded. Bayhawk management believed at the time, and still believes, that there was no practical way to have the shares in Bayhawk be publicly traded after 15 or more years of failing to properly file documents with the SEC.

Bayhawk’s management then determined that it was in the best interest of Bayhawk and its stockholders to work with the management of Evans Brewing California (which subsequently became the management of EBC), both to acquire Evans Brewing California and its licenses, and then to sell the assets of Bayhawk, including the ownership of Evans Brewing California, to EBC, and to encourage the Bayhawk stockholders to participate in the Share Exchange.

By way of background, in August 2013, Evans Brewing California had acquired from City Brewing Company, LLC (“City Brewing”) the assets of Pig’s Eye Brewing Company, LLC, (the “Pig’s Eye Assets”) including the intellectual property and trademarks relating to original beers, lagers, and ales, including Milwaukee Select and Pig’s Eye (the “Pig’s Eye Brands”). Additionally, Evans Brewing California had the exclusive rights to make, manufacture, produce, market, sell, and distribute original beers, lagers, and ales known as Evans Lager Original, Evans Lager Black, Evans Lager Light, Bad Kat Ice, and Dead Presidents which, together with the Pig’s Eye Brands, were referred to in the Bayhawk Purchase Agreement as the “Evans Brands.”

Then, in March 2014, Bayhawk acquired the assets of Evans Brewing California, as well as the right to produce and sell the Evans Brands, in addition to the other private labeled products that Bayhawk traditionally produced.

Subsequently, management of EBC and Bayhawk agreed on the terms of the Asset Purchase and Share Exchange Agreement, and agreed to seek the approval of independent Bayhawk shareholders of the Asset Purchase Transaction. If the Asset Purchase Transaction is approved by a majority of the Bayhawk shareholders who vote on the transaction, EBC will proceed with the Share Exchange. Bayhawk stockholders who participate in the Share Exchange will be able to have ownership in the company (EBC) that owns the Bayhawk assets and operations, and will have the added benefit of having liquidity in their investments once EBC’s common stock begins trading.

Bayhawk management believes that providing a public market for the Bayhawk shareholders, through the mechanism of the Share Exchange, fulfills the plan which the Bayhawk Board of Directors proposed in late 2013, and which was ratified by a vote to replace the former Board of Directors.

Additionally, Bayhawk’s Board of Directors believes that with tradable stock and access to the public markets, EBC may be able to obtain additional funding to fulfill the plan to build a standalone brewery in Orange County, California, over the next four years. As noted, Bayhawk is only guaranteed less than four more years as a sub-tenant of McCormick and Schmick’s restaurant, which is owned by Landry’s. Bayhawk’s management and Board of Directors cannot guarantee that Landry’s will extend the lease. After having acquired the Evans Brewing California brands by exchanging stock for those assets, Bayhawk management believes that the sales of Bayhawk will grow and hopefully attract private investors to build the new brewery. However, the Bayhawk Board of Directors feels that this cannot happen if the stock is not traded in the public markets. The purpose of Bayhawk’s acquiring the Evans Brewing California brands was to increase sales and profits well beyond the profits that Bayhawk could earn in its present location. Management believes that these additional profits will hopefully attract investors. Without investors, the brewery is subject to Landry’s corporate plan. We are the only brewery that is a sub-tenant of any Landry’s-owned restaurant.

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By electing a new Board of Directors in December 2013, the Bayhawk stockholders ratified the plan to acquire the Evans Brewing California brands. The Bayhawk Board of Directors believes that the Asset Purchase Transaction and the Share Exchange are a natural extension of the plan to attract additional investors for a new brewery. Once Bayhawk’s Board of Directors determined that the Bayhawk shares could never get SEC approval to trade on the open market, the Bayhawk Board determined that the Asset Purchase Transaction and the Share Exchange was Bayhawk’s best option. Following that determination, The Michael J Rapport Trust then invested close to $100,000 to buy, operate and pay for all the legal and other costs necessary to complete these transactions.

The Bayhawk Board of Directors believes that the proposed Asset Purchase Transaction will not reduce the value of Bayhawk shares, as the value of the shares were discounted over 60% by an independent valuation completed in 2011. Bayhawk’s Board considered that prior to the Asset Purchase Transaction, the Bayhawk stockholders cannot easily sell their Bayhawk shares, and Bayhawk stockholders do not receive any stock dividends. With the purchase for stock of the Evans Brewing California brands by Bayhawk, Bayhawk management anticipates that the net sales of Bayhawk will increase. This increase in the Bayhawk sales should help increase the value of the EBC stock once it is traded on the open market, which will allow EBC management to work diligently to locate additional financing. It is not anticipated that The Michael J Rapport Trust will remain the majority shareholder of EBC. The Bayhawk Board of Directors believes that one of the principal purposes of the Asset Purchase Transaction is to ensure the viability of Bayhawk after the Landry’s lease expires. The Michael J Rapport Trust continues to invest money to make this transaction possible.

Please note: The preceding discussion of the factors considered by the Bayhawk Board of Directors is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with its evaluation of the Asset Purchase Transaction and the complexity of these matters, the Bayhawk Board found it impracticable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination, nor did it undertake to make any specific determination as to whether any particular factors (or any aspect of any particular factors) were favorable or unfavorable to its ultimate determination. Rather, the Bayhawk Board of Directors reached its recommendations and determinations based on its evaluation of the totality of the information presented, considered and analyzed during the process. In considering the factors discussed above, individual directors may have ascribed differing significance to different factors.

Recommendation of the Bayhawk Board of Directors

For the reasons listed above and others, after careful and due consideration, the Bayhawk Board of Directors unanimously concluded that overall, the risks, uncertainties, restrictions and potential negative factors associated with the Asset Purchase Transaction and the Share Exchange were outweighed by the potential benefits to the Bayhawk stockholders of the proposed Asset Purchase Transaction and the Share Exchange. As such, the Bayhawk Board of Directors has determined that the Asset Purchase Transaction and the Share Exchange are fair, advisable and in the best interests of Bayhawk and the Bayhawk stockholders, and unanimously recommends that you approve the Asset Purchase Transaction and adopt and approve the Agreement and the transactions contemplated thereby by voting your shares in favor of the Asset Purchase Transaction, and that you participate in the Share Exchange by completing and returning the Share Exchange Election Form, and indicating that you elect to participate in the Share Exchange.

Recommendation of the EBC Board of Directors; Vote of Stockholder

The EBC board of directors has recommended that its sole shareholder vote “FOR” the entry by EBC into the Asset Purchase Transaction, and “FOR” the Share Exchange proposal. As noted above, in May 2014, the sole shareholder of EBC at the time approved the entry by EBC into the Asset Purchase Transaction and the Share Exchange proposal.

Structure and Operation of EBC Following the Asset Purchase Transaction

Assuming that the Asset Purchase Transaction is approved by the independent stockholders of Bayhawk, EBC will be purchasing all the assets of Bayhawk. The assets include all the brewing equipment as well as the stock in Evans Brewing California. Evans Brewing California holds all the brewers permits at City Brewery and in Irvine. Evans Brewing California will be the brewer and EBC will be the holding company that owns Evans Brewing California. As noted, EBC management anticipates that Bayhawk will have no business operations following the Asset Purchase Transaction, the assets of Bayhawk having been transferred to EBC, and that EBC will be the operating company going forward. Depending on the number of shareholders of Bayhawk remaining following the Share Exchange, Bayhawk’s management may seek to terminate its registration with the SEC, if necessary.

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EBC management believes that the integration of EBC and Evans Brewing California and the subsequent closing of Bayhawk will be simple transactions, and management anticipates that all remaining employees will be retained as well as all of the suppliers. It is unknown at this time if all the distribution companies of Bayhawk products will be retained. Management anticipates that all of the Evans Brewing California products distribution will be retained. EBC management will determine whether the brand name “Bayhawk Ales” will be retained. EBC management notes that as of the date of this proxy statement/registration statement, the “Bayhawk Ales” brand name was only approximately 10% of the total output of Bayhawk. EBC management believes that there is little value in this name in the local market.

Assuming that the Asset Purchase Transaction is approved by the independent stockholders of Bayhawk, EBC’s management anticipates that the current management of EBC, including the officers and directors as of the date of this registration statement/proxy statement, will continue as the management of EBC, as follows: Michael J. Rapport as Chief Executive Officer and Chairman of the Board; Kenneth C. Wiedrich as Chief Financial Officer; Evan Rapport as Vice President and Director; and Mark Lamb, Roy Roberson, and Joe Ryan as Directors. Biographical information for these individuals can be found on page 46.

Anticipated Accounting Treatment

For accounting purposes, the transaction will be accounted for as a business combination under common control, a method similar to the pooling-of-interest method ("Pooling-of-Interest") as the Company and Bayhawk are both under common control by our majority shareholder prior to the share exchange.

Public Market for EBC Common Stock

As of the date of this Registration Statement, there was no public market for EBC’s securities. EBC’s Common Stock is not publicly traded. EBC Management anticipates that an application will be filed with FINRA for the public trading of our Common Stock on the over-the-counter markets (the OTC Bulletin Board and/or the OTC Markets Group, Inc. quotation services), but there is no assurance that the application will be approved or that our Common Stock will be quoted on the OTC Bulletin Board, or any stock exchange.

No Other Agreements between EBC and Bayhawk

Except as disclosed herein, there are no agreements, contracts, arrangements, understandings, relationships, negotiations, or other transactions between EBC and Bayhawk.

Description of EBC Securities

Authorized Capital Stock

The authorized capital stock of EBC consists of 100,000,000 shares of Common Stock, par value $.0001 per share, (the "Common Stock"), of which there were 436,000 issued and outstanding prior to the Asset Purchase Transaction, and 5,000,000 shares of Preferred Stock, (the “Preferred Stock”) par value $.0001 per share, of which none have been designated or issued. The following summarized the important provisions of EBC’s capital stock.

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Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by EBC’s Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase EBC’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

The EBC Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of EBC without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, EBC Management has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock.

By way of information, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the EBC Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. EBC Management has no present plans to issue any preferred stock.

The description of certain matters relating to EBC’s securities is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws.

Dividends

EBC has not paid any dividends on its common stock and does not presently intend to pay cash dividends prior to the consummation of the proposed Asset Purchase Transaction. The payment of cash dividends in the future, if any, will be contingent upon EBC’s revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to the proposed Asset Purchase Transaction will be within the discretion of our then existing board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

Description of Bayhawk Securities

Authorized Capital Stock

The authorized capital stock of Bayhawk consists of 10,000,000 shares of Common Stock, par value $.001 per share, (the "Common Stock"), of which there were 4,448,624 issued and outstanding prior to the Asset Purchase Transaction. The following summarized the important provisions of Bayhawk’s capital stock.

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Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by Bayhawk’s Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase Bayhawk’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Dividends

To the knowledge of Bayhawk’s current management, Bayhawk has not paid any dividends on its common stock, and Bayhawk’s management does not presently intend to pay cash dividends prior to the consummation of the proposed Asset Purchase Transaction.

COMPARISON OF RIGHTS OF SHAREHOLDERS OF EBC AND BAYHAWK

EBC and Bayhawk are both incorporated under the laws of the State of Delaware and, accordingly, the rights of EBC and Bayhawk shareholders are governed by the Delaware General Corporate Law (“DGCL”). Assuming the Asset Purchase Transaction closes, EBC will continue to be governed by the DGCL. All Bayhawk stockholders who elect to participate in the Share Exchange will receive shares of EBC common stock as the Exchange Shares and become EBC shareholders, the rights of which are also governed by the DGCL, as well as EBC’s Certificate of Incorporation (as amended to date) and Bylaws.

The following description summarizes the material differences between the rights of the shareholders of EBC and Bayhawk, but is not a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. Shareholders should read carefully the relevant provisions of the certificate of incorporation and bylaws of EBC (as amended) and the certificate of incorporation and bylaws of Bayhawk. For more information on how to obtain the documents that are not attached to this joint proxy statement/prospectus, see “Where You Can Find More Information” beginning on page II-2.

All references within this section to (i) EBC’s charter means the certificate of incorporation as amended to date, (ii) EBC’s bylaws means the bylaws of EBC, (iii) Bayhawk’s charter means the certificate of incorporation of Bayhawk and (iv) Bayhawk’s bylaws means bylaws of Bayhawk, unless otherwise noted.

Rights of EBC Shareholders	Rights of Bayhawk Shareholders

Authorized Capital Stock

The authorized capital stock of EBC consists of 100,000,000 shares of Common Stock, par value $.0001 per share, (the "Common Stock"), of which there were 436,000 issued and outstanding prior to the Asset Purchase Transaction, and 5,000,000 shares of Preferred Stock, (the “Preferred Stock”) par value $.0001 per share, of which none have been designated or issued.	The authorized capital stock of Bayhawk consists of 10,000,000 shares of common stock, par value $.001 per share, of which there were 4,448,624 issued and outstanding prior to the Asset Purchase Transaction, and no shares of preferred stock authorized.

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Rights of EBC Shareholders	Rights of Bayhawk Shareholders

Special Meetings of Shareholders

The DGCL provides that a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in ECB charter or bylaws. EBC’s Bylaws provide that the President, or the Board of Directors may call special meetings of the stockholders at any time, or stockholders entitled to cast at least one-fifth of the votes, which all stockholders are entitled to cast at the particular meeting.	The DGCL provides that a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws. Bayhawk’s Bylaws provide that the president or the board of directors may call special meetings of the stockholders at any time.

Notice of Shareholder Meetings

The DGCL and EBC’s bylaws provide that written notice of any meeting must be given not less than 10 or more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting, unless otherwise required by law.	The DGCL and Bayhawk’s bylaws provide that written notice of any meeting must be given not less than 10 or more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting, unless otherwise required by law.

Shareholder Proposals and Nominations of Candidates for Election to the Board of Directors

EBC’s bylaws do not specify requirements for shareholders to propose business to be brought before an annual meeting.	Bayhawk’s bylaws do not specify requirements for shareholders to propose business to be brought before an annual meeting.

Shareholder Action by Written Consent

The DGCL provides that unless otherwise provided in the certificate of incorporation, shareholders may act by written consent of the holders of the minimum number of votes that would be needed to approve such a matter at an annual or special meeting of shareholders at which all shares entitled to vote were present and voted.

EBC’s Bylaws provide that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. EBC’s Bylaws also provide that prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

The DGCL provides that unless otherwise provided in the certificate of incorporation, shareholders may act by written consent of the holders of the minimum number of votes that would be needed to approve such a matter at an annual or special meeting of shareholders at which all shares entitled to vote were present and voted.

Bayhawk’s Bylaws provide that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. EBC’s Bylaws also provide that prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Cumulative Voting

The DGCL provides that a corporation may provide in its certificate of incorporation for cumulative voting by shareholders in the election of directors.

EBC’s Charter and Bylaws are silent with respect to cumulative voting by shareholders in the election of directors.

The DGCL provides that a corporation may provide in its certificate of incorporation for cumulative voting by shareholders in the election of directors.

The Bayhawk Charter and Bylaws are silent with respect to cumulative voting by shareholders in the election of directors.

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Rights of EBC Shareholders	Rights of Bayhawk Shareholders

Appraisal and Dissenters’ Rights

The DGCL provides that appraisal rights are available in certain circumstances for shares of a constituent corporation in a merger. Because the transactions in which EBC is involved with Bayhawk do not constitute a merger, EBC shareholders do not have appraisal rights in connection with the Asset Purchase Transaction or the Share Exchange.	The DGCL provides that appraisal rights are available in certain circumstances for shares of a constituent corporation in a merger. Because the transactions in which Bayhawk is involved with EBC do not constitute a merger, Bayhawk shareholders do not have appraisal rights in connection with the Asset Purchase Transaction or the Share Exchange

Number of Directors

The DGCL provides that the board of directors of a Delaware corporation must consist of one or more directors as fixed by or in the manner provided in the corporation’s bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number may be made only by an amendment to the certificate of incorporation.

EBC’s Charter and Bylaws provide that the number of directors constituting the EBC Board will be not less than one. The number of directors which will constitute the whole EBC Board will be determined from time to time by resolution adopted by a majority of the EBC Board then in office.

The DGCL provides that the board of directors of a Delaware corporation must consist of one or more directors as fixed by or in the manner provided in the corporation’s bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number may be made only by an amendment to the certificate of incorporation.

The Bayhawk Bylaws provide that the initial number of directors was to be one, and that the number could be increased or decreased, although to not fewer than one or more than seven.

Election of Directors

The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

EBC’s Bylaws provides that each director will be elected by the stockholders of the corporation or in the case of a vacancy by remaining directors.	The Bayhawk Bylaws provide that directors are to be elected at the annual meeting.

Removal of Directors

The DGCL provides in relevant part that any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors except that, unless the certificate of incorporation provides otherwise, if the corporation has a classified board, shareholders may effect such removal only for cause.

EBC’s Bylaws provide that any director may be removed with or without cause at any time by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares of the corporation at a special meeting of the shareholders called for that purpose, and may be removed for cause by action of the Board.

The DGCL provides in relevant part that any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors except that, unless the certificate of incorporation provides otherwise, if the corporation has a classified board, shareholders may effect such removal only for cause.

The Bayhawk Bylaws provide that one or more directors may be removed with or without cause by the shareholders at a meeting called expressly for that purpose, unless the charter provides for removal for cause only. Additionally, if a director is elected by a voting group of shareholder, only those shareholders may participate in the vote to remove the director unless the removal is for cause.

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Rights of EBC Shareholders	Rights of Bayhawk Shareholders

Vacancies on the Board of Directors

The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If the corporation has a classified board, any directors chosen as provided above, shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified.

EBC’s Bylaws provide that a vacancy on the EBC Board may be filled by the remaining directors.

The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If the corporation has a classified board, any directors chosen as provided above, shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified.

The Bayhawk Bylaws provide that a vacancy or vacancies in the board of directors, including those caused by an increase in the number of directors, may be filled by the shareholders, the board of directors, or by a sole remaining director. If any such vacant office is filled by the shareholders and was held by a director elected by a voting group of shareholders, then only the holders of shares of that voting group are entitled to vote to fill the vacancy. Any directorship not filled by the directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders and until a successor shall be elected and qualified. A vacancy that will occur at a specific later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, and the new director shall take office when the vacancy occurs.

Transactions with Officers or Directors

The DGCL provides that certain contracts or transactions in which one or more of a corporation’s directors or officers has an interest are not void or voidable solely because of such interest if either: (i) the shareholders or a majority of the disinterested members of the board of directors approve in good faith any such contract or transaction after full disclosure of the material facts; or (ii) the contract or transaction is “fair” as to the corporation at the time it was approved.

EBC’s Charter and Bylaws are silent on transactions with officers and directors.

The DGCL provides that certain contracts or transactions in which one or more of a corporation’s directors or officers has an interest are not void or voidable solely because of such interest if either: (i) the shareholders or a majority of the disinterested members of the board of directors approve in good faith any such contract or transaction after full disclosure of the material facts; or (ii) the contract or transaction is “fair” as to the corporation at the time it was approved.

Bayhawk’s Charter and Bylaws provides that a transaction in which a director of the corporation has a direct or indirect interest shall be valid notwithstanding the director’s interest in the transaction if (i) the material facts of the transaction and the director’s interest are disclosed or known to the board of directors or a committee thereof and it authorizes, approves, or ratifies the transaction by a vote or consent sufficient for the purpose without counting the votes or consents of directors with a direct or indirect interest in the transaction; (ii) the material facts of the transaction and the director’s interest are disclosed or known to shareholders entitled to vote and they, voting as a single group, authorize, approve, or ratify the transaction by a majority vote; or (iii) the transaction is fair to the corporation.

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Rights of EBC Shareholders	Rights of Bayhawk Shareholders

A conflict of interest transaction may be authorized, approved, or ratified if it receives the affirmative vote of a majority of directors on the board of directors or a committee thereof who have no direct or indirect interest in the transaction.

A conflict of interest transaction may be authorized, approved, or ratified by a majority vote of shareholders entitled to vote thereon. Shares owned by or voted under the control of a director or an entity controlled by a director who has a direct or indirect interest in the transaction are not entitled to vote with respect to a conflict of interest transaction.

Indemnification of Directors and Officers

The DGCL generally permits a Delaware corporation to indemnify directors and officers against expenses, judgments, fines and amounts paid in settlement of any action or suit for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe was unlawful. Under the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

EBC’s Charter provides that EBC shall indemnify its directors and officers to the fullest extent authorized or permitted by law.

EBC’s Bylaws provide that EBC shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding by reason of the fact that such person is or was a director or officer of EBC, or is or was a director or officer of EBC serving at the request of EBC as a director or officer, employee or agent of another corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of EBC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

The DGCL generally permits a Delaware corporation to indemnify directors and officers against expenses, judgments, fines and amounts paid in settlement of any action or suit for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe was unlawful. Under the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

Bayhawk’s Bylaws provide that Bayhawk shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding by reason of the fact that such person is or was a director or officer of Bayhawk, or is or was a director or officer of Bayhawk serving at the request of Bayhawk as a director or officer, employee or agent of another corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Bayhawk, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

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Rights of EBC Shareholders	Rights of Bayhawk Shareholders

The DGCL and EBC’s Bylaws permit EBC to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of EBC against any liability asserted against him or her and incurred by him or her or on his or her behalf in such capacity, or arising out of his or her status as such, whether or not EBC would have the power to indemnify him or her against such liability, and whether or not EBC would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

Bayhawk’s Bylaws provide that Bayhawk shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding by or in the right of Bayhawk to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of Bayhawk, or is or was a director or officer of Bayhawk serving at the request of Bayhawk as a director or officer, employee or agent of another corporation, actually and reasonably incurred by such person in connection with the defense of a settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Bayhawk; except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to Bayhawk unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Any indemnification shall be made by Bayhawk only as authorized in the specific case upon a determination that indemnification of such director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct. Any such determination must be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or by the shareholders.

Additionally, Bayhawk’s Bylaws permit Bayhawk to advance expenses incurred by a director, officer, employee or agent in defending or investigating a threatened or pending civil or criminal action, suit or proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay the advanced expenses if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified by Bayhawk.

The DGCL and Bayhawk’s Bylaws permit Bayhawk to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of Bayhawk against any liability asserted against him or her and incurred by him or her or on his or her behalf in such capacity, or arising out of his or her status as such, whether or not Bayhawk would have the power to indemnify him or her against such liability, and whether or not Bayhawk would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

72

Rights of EBC Shareholders	Rights of Bayhawk Shareholders

Amendments to Certificate/Articles of Incorporation

The DGCL provides that an amendment to the certificate of incorporation requires (i) the approval of the board of directors, (ii) the approval of a majority of the outstanding stock entitled to vote upon the proposed amendment and (iii) the approval of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class.

EBC’s Charter provides that the corporation reserves the right to amend or repeal any provision in the charter in the manner prescribed by the DGCL.

The DGCL provides that an amendment to the certificate of incorporation requires (i) the approval of the board of directors, (ii) the approval of a majority of the outstanding stock entitled to vote upon the proposed amendment and (iii) the approval of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class.

The Bayhawk Charter does not address amendments to the charter.

Amendments to Bylaws

The DGCL provides that bylaws may be adopted, amended or repealed by the shareholders entitled to vote. The DGCL provides that directors may adopt, amend or repeal a corporation’s bylaws only if the certificate of incorporation confers such power upon the directors.

EBC’s Bylaws provide that the bylaws may be amended or repealed by the vote of the directors.

The DGCL provides that bylaws may be adopted, amended or repealed by the shareholders entitled to vote. The DGCL provides that directors may adopt, amend or repeal a corporation’s bylaws only if the certificate of incorporation confers such power upon the directors.

The Bayhawk Bylaws provide that they may be altered, amended or repealed and new bylaws adopted by the board of directors at an annual or special meeting, subject to repeal or change by action of the shareholders.

Approval of Certain Fundamental Transactions

The DGCL provides that, unless otherwise specified in a corporation’s certificate of incorporation or unless certain provisions of the DGCL are applicable, a sale or other disposition of all or substantially all of the corporation’s assets, a merger or consolidation of the corporation with another corporation or a dissolution of the corporation requires the affirmative vote of a majority of the outstanding stock entitled to vote on the matter. Under the DGCL, a merger may also become effective without the approval of the surviving corporation’s shareholders if certain requirements are met.

EBC’s Charter and Bylaws do not include any contrary provisions.

The DGCL provides that, unless otherwise specified in a corporation’s certificate of incorporation or unless certain provisions of the DGCL are applicable, a sale or other disposition of all or substantially all of the corporation’s assets, a merger or consolidation of the corporation with another corporation or a dissolution of the corporation requires the affirmative vote of a majority of the outstanding stock entitled to vote on the matter. Under the DGCL, a merger may also become effective without the approval of the surviving corporation’s shareholders if certain requirements are met.

The Bayhawk Charter and Bylaws do not contain any contrary provisions.

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Rights of EBC Shareholders	Rights of Bayhawk Shareholders

Certain Business Combinations

Section 203 of the DGCL prohibits a Delaware corporation from engaging in certain “business combinations” with any “interested shareholder” for a three-year period following the time that the shareholder became an interested shareholder unless (i) prior to such time, the board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder; (ii) upon becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding certain shares; or (iii) at or subsequent to that time, the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested shareholder. For these purposes, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. Subject to certain exceptions, an “interested shareholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of EBC’s voting stock.

Delaware corporations can opt-out of this provision under certain circumstances. EBC’s Charter does not address DGCL Section 203.

Section 203 of the DGCL prohibits a Delaware corporation from engaging in certain “business combinations” with any “interested shareholder” for a three-year period following the time that the shareholder became an interested shareholder unless (i) prior to such time, the board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder; (ii) upon becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding certain shares; or (iii) at or subsequent to that time, the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested shareholder. For these purposes, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. Subject to certain exceptions, an “interested shareholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of Bayhawk’s voting stock.

Bayhawk’s Charter does not address business combinations with interested shareholders.

Shareholder Rights Plan

EBC does not have a shareholder rights plan.	Bayhawk does not have a shareholder rights plan.

Proxies

The DGCL provides that each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may grant a proxy, but no such proxy may be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, the appointment is coupled with an interest sufficient in law to support an irrevocable power.

EBC’s Bylaws provide that no proxy shall be voted or acted upon after three years from its date, unless such proxy shall provide for a longer period. Each proxy will be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

The DGCL provides that each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may grant a proxy, but no such proxy may be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, the appointment is coupled with an interest sufficient in law to support an irrevocable power.

The Bayhawk Bylaws provide that an appointment of proxy is valid for eleven months unless a longer period is provided in the appointment form. Each proxy will be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

The death or incapacity of a shareholder appointing a proxy shall not affect the right of Bayhawk to accept the proxy’s authority, unless notice of the death or incapacity is received by Bayhawk before the proxy exercises the proxy’s authority under the appointment.

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Rights of EBC Shareholders	Rights of Bayhawk Shareholders

Preemptive Rights

The DGCL provides that no shareholder will have any preemptive rights to purchase additional securities of the corporation unless the certificate of incorporation expressly grants these rights.

EBC’s Charter does not grant shareholders any preemptive rights.

The DGCL provides that no shareholder will have any preemptive rights to purchase additional securities of the corporation unless the certificate of incorporation expressly grants these rights.

Bayhawk’s Charter does not grant shareholders any preemptive rights.

Dividends

The DGCL provides that a board of directors may declare and pay dividends out of “surplus” (defined as the excess, if any, of net assets (total assets less total liabilities) over capital) or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except that dividends may not be paid out of net profits if the capital of the corporation is less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

EBC’s Bylaws provide that the board of directors may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the charter.

The DGCL provides that a board of directors may declare and pay dividends out of “surplus” (defined as the excess, if any, of net assets (total assets less total liabilities) over capital) or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except that dividends may not be paid out of net profits if the capital of the corporation is less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

Bayhawk’s Bylaws do not address dividends to shareholders. Bayhawk’s Charter provides that the holders of the shares of common stock shall be entitled to receive pro rata distributions legally payable to stockholders on the liquidation of Bayhawk.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of EBC common stock prior to giving effect to the Share Exchange (i) by each person (or group of affiliated persons) who owns beneficially more than five percent of the outstanding shares of common stock, (ii) by each director and executive officer of EBC, and (iii) by all of the directors and executive officers of EBC as a group. The Table also sets forth information about the beneficial ownership of EBC common stock following the Share Exchange transaction to the best knowledge of EBC management. EBC is unaware of any shareholder of Bayhawk, other than indicated in the table, that will own more than five percent of EBC’s common stock following the Share Exchange. The percentages are based on the following figures:

-	436,000 shares of EBC outstanding prior to the Share Exchange;

-	4,448,624 shares of Bayhawk outstanding prior to the Share Exchange; and

-	4,884,624 shares of EBC outstanding following the Share Exchange (assumes that all Bayhawk stockholders participate in the Share Exchange).

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Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address of beneficial owner (1)	Amount of beneficial ownership prior to Share Exchange		Percentage of class prior to Share Exchange	Amount and nature of beneficial ownership following Share Exchange		Percentage of Class following Share Exchange(2)
The Michael J. Rapport Trust	401,000		91.97%	3,242,684	(3)	66.39%
Michael J. Rapport, President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors	401,000	(4)	91.97%	3,242,684	(5)	66.39%
Evan Rapport, Vice President, Director	1,000		0.23%	571,458		11.70%
Tech Associates, Inc. (6)	30,000		6.88%	30,000		0.61%
Mark Lamb, Director	1,000		0.23%	3,000		0.06%
Roy Roberson, Director	1,000		0.23%	3,506		0.07%
Joe Ryan, Director	1,000		0.23%	9,000		0.18%
All Officers and Directors As a Group (5 persons)	405,000		100%	3,829,648		78.04%

(1)	Except as otherwise indicated, the address of the stockholder is: Evans Brewing Company, 2000 Main Street, Irvine CA 92614.
(2)	The percentages listed in the table are based on a hypothetical issuance of 4,448,624 shares of EBC common stock following the hypothetical exchange of 4,448,624 shares of Bayhawk common stock (constituting 100% of the known outstanding shares of Bayhawk common stock). There can be no guarantee as to the total number of shares of Bayhawk common stock that will be exchanged in the Share Exchange, and as such, this percentage likely represents the minimum percentage ownership possible.
(3)	Ownership by The Michael J. Rapport Trust following the Share Exchange based on 2,841,684 shares of EBC common stock issued in exchange for 2,841,684 shares of Bayhawk common stock held by the Trust.
(4)	Michael J. Rapport is the trustee of The Michael J. Rapport Trust, and as such, controls the shares held by the Trust. Mr. Rapport owns no shares directly.
(5)	Ownership by Michael J. Rapport following the Share Exchange based on 2,841,684 shares of EBC common stock issued in exchange for 2,841,684 shares of Bayhawk common stock held by the Trust.
(6)	Tech Associates, Inc., is an entity controlled by Richard Chiang, the founder and former officer and director of EBC. Mr. Chiang also received 1,000 shares for his service as a director of EBC. Mr. Chiang resigned from the Board of Directors in February 2015.

How to Exchange Your Bayhawk Shares

Please do not submit your Bayhawk stock certificates at this time. If you elect to participate in the Share Exchange, please return the attached Share Exchange Election Form, indicating your election to exchange your Bayhawk shares. You will then receive instructions for surrendering your Bayhawk stock certificates in exchange for shares of EBC common stock from the exchange agent. Please Note: Bayhawk shareholders who elect to participate in the Share Exchange will be responsible for any Transfer Agent fees or other fees relating to the Share Exchange.

If your Bayhawk stock certificate has been lost, stolen or destroyed, please complete and transmit the Lost Certificate Affidavit to the Transfer Agent. The Transfer Agent will issue the Exchange Shares upon the delivery of the Lost Certificate Affidavit.

Experts

The audited financial statements of Evans Brewing Company, Inc. for the period from June 18, 2013 (date of inception), to December 31, 2013, were audited by Kenne Ruan, CPA, P.C, an independent registered public accounting firm, to the extent set forth in its report and are included herein in reliance upon the authority of this firm as experts in accounting and auditing.

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The audited financial statements of Evans Brewing Company, Inc. for the period from January 1, 2014, to December 31, 2014, have been included herein in reliance upon the reports of ANTON & CHIA, LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The audited financial statements of Bayhawk Ales, Inc. for the years ended December 31, 2014 and 2013, were audited by Anton and Chia, LLP, an independent registered public accounting firm, to the extent set forth in its report and are included herein in reliance upon the authority of this firm as experts in accounting and auditing.

Legal Matters

The validity of our Common Stock offered hereby will be passed upon for us by Kirton McConkie, P.C., Salt Lake City, Utah.

WHERE YOU CAN FIND MORE INFORMATION

EBC files public reports and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or 202-942-8090 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including EBC, which files electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement/registration statement.

EBC has filed with the SEC a registration statement on Form S-4 of which this proxy statement/registration statement forms a part. The registration statement registers the shares of EBC common stock to be issued to Bayhawk shareholders in connection with the Share Exchange. The registration statement, including the attached exhibits and annexes, contains additional relevant information about EBC and Bayhawk, respectively.

You can obtain any of EBC’s SEC filings from the SEC, through the SEC’s website, www.sec.gov, or from EBC, by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

By Mail:

Evans Brewing Company Inc.

2000 Main Street, Irvine CA 92614

Telephone: 949-442-7565

These documents are available from EBC without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this proxy statement/registration statement forms a part. You can also find information about EBC at its Internet websites at www.evanslager.com. Information contained on the website does not constitute part of this proxy statement/registration statement.

If you are a shareholder of Bayhawk and have not received a copy of this Registration Statement/Proxy Statement in the mail and would like to receive a copy in order to be able to vote your shares on the Asset Purchase Transaction and to have the opportunity to participate or not in the Share Exchange, please contact EBC at the address or phone number above, or the Transfer Agent at the address and phone number shown below, and a copy of the Registration Statement/Proxy Statement will be sent to you.

Transfer Agent

Justeene Blankenship

Action Stock Transfer

2469 E Fort Union Blvd, Suite 214

Salt Lake City, UT 84121

801-274-1088 main

801-274-1099 fax

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ANNEX A

AMENDED AND RESTATED ASSET PURCHASE AND SHARE EXCHANGE AGREEMENT

This Amended and Restated Asset Purchase and Share Exchange Agreement (together with the Exhibits and Attachments hereto and the Disclosure Letter, this “Agreement”) is made as of the ______ day of June, 2015, by and between Evans Brewing Company Inc., a Delaware corporation (“Buyer”), and Bayhawk Ales Inc., a Delaware corporation (“Seller”). The Buyer and the Seller may each be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A.	Seller is engaged in the production, marketing, sale, and distribution of the brands, recipes and beers produced at Bayhawk Ales Inc. at 2000 Main St, Suite A Irvine, CA 92614 under contract brew or under the label “Bayhawk Ales” (collectively, “Bayhawk Ales”), the former assets of Pig’s Eye Brewing Company, including its original beers, lagers and ales (“Pig’s Eye Brands”), as well as original beers, lagers and ales known as Evans Lager Original, Evans Lager Black, Evans Lager Light, Bad Kat Ice, Dead Presidents and American Pitt (collectively with Pig’s Eye Brands, “Evans Brands”).
B.	The production, marketing, sale, and distribution of Bayhawk Ales and Evans Brands constitute Seller’s “Business.”
C.	Buyer is a publicly reporting company with the U.S. Securities and Exchange Commission (the “SEC”).
D.	The Buyer and the Seller previously entered into an earlier version of this Agreement (the “Prior Agreement”), and the Parties desire to amend certain provisions from the Prior Agreement and restated them in this Agreement.
E.	Upon the terms and subject to the conditions set forth in this Agreement, Seller desires to transfer to Buyer all of the assets held, owned or used by Seller to conduct the Seller’s Business, and to assign certain liabilities associated with the Business to Buyer which are specifically identified herein, and Buyer desires to receive such assets and assume such liabilities.
F.	Upon the terms and subject to the conditions set forth in this Agreement, Buyer desires to issue shares of the Buyer’s common stock in exchange for shares of the Seller’s common stock, pursuant to which the stockholders of the Seller will become stockholders of the Buyer.
G.	In connection with the sale of the Business by Seller to Buyer, Seller and Buyer desire to enter into certain additional agreements and arrangements ancillary to such sale.
H.	Prior to the execution of this Agreement, the board of directors of Seller unanimously approved the Seller’s entering into this Agreement and the transactions contemplated hereby (the “Contemplated Transactions”) and recommended the approval of this Agreement and the Contemplated Transactions by the stockholders of Seller.
I.	Prior to the execution of this Agreement, the board of directors of Buyer unanimously approved Buyer’s entering into this Agreement and the Contemplated Transactions and recommended approval of this Agreement and the Contemplated Transactions by its stockholder; and The Michael J. Rapport Trust, the sole stockholder of Buyer, approved Buyer’s entering into this Agreement and the Contemplated Transactions.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, agreements and conditions contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01      Definitions.   Capitalized terms used in this Agreement not otherwise defined shall have the meanings as set forth below.

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement to be entered into by the Seller and Buyer substantially in the form contemplated by Exhibit C.

Annex A-1

“Assumed Liabilities” means only the liabilities and obligations of the Seller set forth on Exhibit B.

“Business Day” means a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Closing Date” means the date of the Closing.

“Contemplated Transactions” means the transactions contemplated by the Transaction Documents.

“Contracts” means all legally binding contracts, agreements, arrangements, leases and subleases (including leases and subleases of real property), licenses, commitments, notes, bonds, mortgages, indentures, sales and purchase orders, other instruments and other undertakings of any kind, whether written or oral.

“Intellectual Property” means all (i) issued patents and all provisional and pending patent applications, copyrights, technology, know-how, processes, trade secrets, inventions (including inventions conceived prior to the Closing Date but not documented as of the Closing Date), proprietary data, formulae, research and development data and computer software programs, (ii) trademarks, logos, trade names, service marks and service names, (iii) registrations, applications, recordings, licenses and common-law rights relating thereto, and (iv) other United States, state and foreign intellectual property.

“Lien” means, with respect to any asset, any mortgage, lien, claim, pledge, charge, security interest or other encumbrance of any kind in respect of such asset.

“Person” means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, a joint venture, an association, a trust or any other entity or organization, including a Governmental Authority or any department or agency thereof.

“Transaction Documents” means this Agreement, the Assignment and Assumption Agreement, and any other agreement necessary to effect the Asset Purchase Agreement and the Share Exchange.

ARTICLE II
TRANSACTIONS AND CLOSING

Section 2.01      Transactions Contemplated Hereby.

(a)            Purchase and Sale of Assets; Assumption of Liabilities.

(i)          Pursuant to the terms and conditions set forth in this Agreement, the Seller will sell to the Buyer, and the Buyer will purchase from the Seller, all of the assets of the Seller, including but not limited to: (A) all assets, including personal property, Intellectual Property, inventory, selective contracts (or no contracts as determined by Buyer), websites, documents, and all other assets however delineated relating to the Bayhawk Ales label; and (B) all assets, including personal property, Intellectual Property, inventory, contracts, websites, documents, and all other assets however delineated relating to the Evans Brands; and (C) 100% of the stock in Evans Brewing Company Inc. (CA) (“Evans Brewing California”) which has the brewers license at City Brewery in Lacrosse, WI (where all of the EBC brands will be brewed) (collectively, the “Transferred Assets”). A full list of the Transferred Assets is included as Exhibit A hereto.

(ii)         Pursuant to the terms and conditions set forth in this Agreement, Buyer agrees to assume all of the liabilities of the Seller (the “Assumed Liabilities”). A full list of the Assumed Liabilities is included as Exhibit B hereto.

(iii)        Collectively, the purchase of the Transferred Assets and the assumption of the Assumed Liabilities by the Buyer is referred to in this Agreement as the “Asset Purchase Transaction.”

Annex A-2

(b)            Share Exchange. Pursuant to the terms and conditions set forth in this Agreement, the Buyer and Seller agree to enter into a share exchange transaction (the “Share Exchange”), as follows:

(i)          Seller agrees to recommend to its stockholders that they enter into the Share Exchange with the Buyer and tender their Bayhawk shares in exchange for shares of the Buyer’s common stock. Buyer and Seller both understand, acknowledge, and agree that no stockholder of Seller shall be required to exchange his, her, or its shares of Seller for shares of Buyer, and that any stockholder of Seller who elects to not participate in the Share Exchange shall remain a stockholder of the Seller.

(ii)         Buyer agrees to issue one (1) share of its common stock in exchange for each one (1) share of Bayhawk common stock tendered as part of the Share Exchange, the shares of Buyer being issued in the Share Exchange being referred to herein as the “EBC Exchange Shares.”

(iii)         Buyer agrees to hold open its offer to stockholders of the Seller to participate in the Share Exchange as described in more detail below in Section 2.01(g).

(c)             Registration Statement. Buyer agrees to prepare and file, and Seller agrees to participate in the preparation and filing of, a registration statement on Form S-4 (the “Registration Statement”), or such other form as determined to be appropriate, which the Parties agree will also include a proxy solicitation of the stockholders of the Seller for approval of the Asset Purchase Transaction. The Parties further agree to use their best efforts to have the Registration Statement declared effective by the SEC.

(d)            Closing of the Asset Purchase Transaction. The Parties understand, acknowledge, and agree that the approval of the stockholders of the Seller is required for the closing of the Asset Purchase Transaction. The Parties have agreed to prepare and file the Registration Statement, one purpose of which is to see the approval of the stockholders of the Seller for the Asset Purchase Transaction. The Parties specifically agree as follows:

(i)          As of the date of this Agreement, The Michael J. Rapport Trust (the “Trust”) owned 2,841,684 shares of the outstanding stock of the Seller, which constituted approximately 63.88% of the total issued and outstanding shares of stock of the Seller as of the date of this Agreement.

(ii)          The Trust has indicated that it intends to vote in favor of the Asset Purchase Transaction.

(iii)         Evan Rapport, the son of Michael J. Rapport, owns 570,548 shares of the outstanding stock of the Seller, which constituted approximately 12.82% of the total issued and outstanding shares of stock of the Seller as of the date of this Agreement.

(iv)        Evan Rapport has indicated that he intends to vote in favor of the Asset Purchase Transaction.

(v)         The Seller will, through the Registration Statement, seek approval of the other stockholders of the Seller, by soliciting the written consents of all of the stockholders of the Seller for approval of the Asset Purchase Transaction.

(vi)         The Parties anticipate that the period during which the stockholders of the Seller may submit their written consents (the “Consent Period”), both in favor and against the Asset Purchase Transaction, shall be thirty (30) days from the date on which the Seller mails the definitive proxy materials to the Seller’s stockholders.

(vii)        The Parties agree that in addition to the shares voted by the Trust and by Evan Rapport in connection with the Asset Purchase Transaction, the Buyer and Seller hereby set as an express condition of the Asset Purchase Transaction that a majority of the issued and outstanding shares of the Seller not held by the Trust or by Evan Rapport (collectively, the “Independent Shares”), which are voted by means of written consents transmitted to the Seller within the Consent Period, must approve the Asset Purchase Transaction. By way of clarification, at the end of the Consent Period, the Seller will review the written consents received from holders of Independent Shares, and will determine whether the majority of the shares voted by written consent have voted to approve the Asset Purchase Transaction. If such majority of the shares voted by written consent have voted to approve the Asset Purchase Transaction, the Seller and the Buyer shall move to close the Asset Purchase Transaction, and the acquisition of the Transferred Assets and the assumption of the Assumed Liabilities.

Annex A-3

(e)            Seller’s Obligations at Closing of the Asset Purchase Transaction. At the closing of the Asset Purchase Transaction:

(i)         the Seller shall transfer, or cause to be transferred, to Buyer all right, title and interest in and to the Transferred Assets, free and clear of all Liens or encumbrances, and the Assumed Liabilities;

(ii)          the Seller shall execute and deliver a signed Assignment and Assumption Agreement, in substantially the form set forth in Exhibit C hereto;

(iii)         the Seller shall execute and deliver appropriate assignment agreements in respect of any trademarks, trademark applications and copyright registrations included with the Transferred Assets;

(iv)         the Seller shall execute and deliver such documentation as may be required by Landry’s in connection with the sublease of the property where Seller’s operations are located;

(v)         the Seller shall execute and deliver a Bill of Sale substantially in the form attached hereto as Exhibit D; and

(vi)        the Seller shall deliver such other agreements, documents, statements, or other instruments as are necessary or recommended for the accomplishment of the Asset Purchase Transaction as contemplated hereby.

(f)            Buyer’s Obligations at Closing of the Asset Purchase Transaction. At the closing of the Asset Purchase Transaction:

(i)           Buyer will accept all right, title and interest in and to the Transferred Assets, free and clear of all encumbrances, and will assume the Assumed Liabilities, in each case in accordance with the terms of this Agreement;

(ii)          Buyer shall execute and deliver a signed Assignment and Assumption Agreement, in substantially the form set forth in Exhibit C hereto; and

(iii)         Buyer shall deliver such other agreements, documents, statements, or other instruments as are necessary or recommended for the accomplishment of the Asset Purchase Transaction as contemplated hereby.

(g)            The Share Exchange Transaction. The Parties understand, acknowledge, and agree that part of the consideration to be paid to the Seller by the Buyer in connection with the Asset Purchase Transaction is the issuance by the Buyer of shares of its common stock (the “Exchange Shares”) to stockholders of the Seller who elect to participate in the Share Exchange. The Parties further understand, acknowledge, and agree that the Share Exchange is conditioned upon the approval by the approval of the Asset Purchase Transaction by the stockholders of the Seller, and that if the Asset Purchase Transaction is not approved by the Seller’s Stockholders as required above in Section 2.01(d), the Buyer shall not be required to continue with the Share Exchange, and the offer of the Share Exchange shall be deemed to be withdrawn. In connection with the Share Exchange, the Parties have agreed to prepare and file the Registration Statement, one purpose of which is for the Buyer to make the offer of the Share Exchange to the stockholders of the Seller, and to explain the purposes of the Share Exchange, and the mechanics for participation in the Share Exchange. The Parties specifically agree as follows:

(i)           Upon approval by the stockholders of the Seller pursuant to Section 2.01(d) above, the Buyer shall offer to the stockholders of the Seller the Share Exchange, pursuant to which the Buyer agrees to issue one (1) share of its common stock for each one (1) share of common stock of the Seller tendered in connection with the Share Exchange.

Annex A-4

(ii)          The Buyer and the Seller will work together to effectuate the Share Exchange, working with the Seller’s transfer agent and/or an exchange agent (the “Exchange Agent”) to conduct the Share Exchange.

(iii)         Assuming approval by the stockholders of the Seller pursuant to Section 2.01(d) above, the Share Exchange Offer will be open for a period (the “Exchange Period”) of seventy-five (75) calendar days following the closing of the Consent Period.

(iv)        The Buyer agrees that any stockholder of the Seller who tenders shares of the Seller’s common stock in the Share Exchange shall have the right to withdraw any such shares tendered at any time until the closing of the Exchange Period.

(v)         The Buyer agrees to use its best efforts to issue the EBC Exchange Shares within three (3) Business Days following the closing of the Exchange Period. The Parties agree that upon the expiration of the Exchange Period, the Share Exchange offer shall be terminated, and any stockholders of the Seller who have not tendered their shares of the Seller’s common stock may not participate in the Share Exchange.

Section 2.02     Assignment of Contracts and Rights.

(a)             Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign or otherwise sell, convey, sublicense or transfer any Contract constituting a Transferred Asset, or any claim, right or benefit arising thereunder or resulting therefrom, or to enter into any other agreement or arrangement with respect thereto, if an attempted assignment, sale, conveyance, sublicense or transfer thereof, or entering into any such agreement or arrangement, without the consent of a third party, would constitute a breach of, or other contravention under, any Contract to which the Seller is a party, be ineffective with respect to any party thereto or in any way adversely affect the rights of Buyer thereunder.

(b)            The Seller shall promptly pay to Buyer, when received, all monies received by the Seller under any Contract constituting a Transferred Asset or any claim, right or benefit arising thereunder, including, without limitation, those not transferred to Buyer at Closing.

Annex A-5

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER

Section 3.01     Seller’s Representations and Warranties. Except as disclosed in writing to Buyer, Seller hereby represents and warrants as of the date this Agreement is signed and as of the Closing Date, the following (representations and/or warranties made to the “best knowledge” of the Seller refer to the current actual knowledge of Michael Rapport without duty of inquiry):

(a)            Title to the Transferred Assets. Seller has Lien-free, good and marketable title to all of the Assets being sold hereunder and: (a) Seller can transfer the Assets free and clear of restrictions on or conditions to transfer or assignment; (b) except for the obligation payable to CBC, the Assets are or will be as of the Closing Date free and clear of mortgages, Liens, pledges, charges, encumbrances, equities, claims, covenants, conditions, or restrictions; and (c) the Assets constitute substantially all of the Assets used in Seller’s Business.

(b)             Proper Authority. Seller has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement. This Agreement when executed and delivered by Seller shall constitute the legal, valid and binding obligation of Seller in accordance with its terms.

(c)             Business Entity Existence. Seller is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all necessary powers to own Seller’s properties and to carry on the Business as now owned and operated by it.

(d)            Purchase Price Shares. Seller acknowledges and represents as follows:

(i)          Seller is acquiring the Evans Shares for Seller's own account as principal, for investment and not with a view to, or for resale in connection with, a distribution or fractionalization thereof in whole or in part, and no other Person has a direct or indirect beneficial interest in the Purchase Price Shares.

(ii)          Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment, and has determined that the Purchase Price Shares is a suitable investment, and that Seller (A) is able to bear the substantial economic risk of the investment, and (B) can afford a complete loss of such investment. In formulating the decision to acquire the Purchase Price Shares, Seller has relied solely upon its own and its advisors, if any, independent investigation of Buyer and the nature and effect of any investment in the Purchase Price Shares.

(iii)         The Purchase Price Shares were not offered to Seller by means of any general solicitation or general advertising by Buyer or any Person acting on its behalf, including, but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or (B) any seminar or meeting to which Seller was invited by any general solicitation or general advertising.

(iv)        Seller confirms that Buyer has made available to Seller the opportunity to ask questions of, and receive answers from, Buyer concerning the terms and conditions of this purchase, the nature of the business of Buyer and to obtain additional information or documents which Buyer possesses or can acquire relating to its business and its finances.

(e)             “AS IS” CONDITION. Buyer acknowledges and agrees that it has had the opportunity to thoroughly inspect, investigate and exercise due diligence, and has fully and independently become familiar with, and fully satisfied itself regarding, any and all matters relating to Seller, the Assets and the Business. Except as expressly provided in this Section 3.01, Seller has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to: (i) the value of Seller or its Assets; (ii) the income to be derived from the Assets; (iii) the suitability of the Assets for any and all activities and uses which Buyer may conduct; (iv) the merchantability, marketability, profitability or fitness for a particular purpose the Assets; (v) the manner, quality, state of repair or lack of repair of the Assets; (vi) compliance of or by Seller or its operations with any environmental protection, pollution or land use laws, rules, regulation, orders or requirements, including, without limitation, any environmental laws.

BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF SELLER’S ASSETS AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS AS OF THE CLOSING DATE WITH ALL FAULTS EXISTING AS OF SUCH DATE. BUYER REPRESENTS, WARRANTS, AND COVENANTS TO SELLER, WHICH REPRESENTATION, WARRANTY, AND COVENANT WILL SURVIVE THE CLOSING, THAT BUYER WILL SOLELY RELY UPON BUYER’S OWN INVESTIGATION OF SELLER’S ASSETS AND ALL OTHER MATTERS RELATING TO SELLER’S ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER OR ANYONE ACTING ON SELLER’S BEHALF.

(f)              Assurances. Seller, at any time before or after the Closing Date, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer reasonably requested by Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purposes of acquiring, or reducing to possession, any or all property and rights to be conveyed, assigned or transferred under this Agreement.

Annex A-6

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE BUYER

Section 4.01     Representations and Warranties of the Buyer.   Buyer hereby represents and warrants both as of the date this Agreement is signed and as of the Closing Date as follows:

(a)             Proper Authority. Buyer has the right, power, legal capacity, and authority to enter into and perform Buyer’s obligations under this Agreement. This Agreement when executed and delivered by Buyer shall constitute the legal, valid and binding obligation of Buyer in accordance with its terms.

(b)             Business Entity Existence. Buyer is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all necessary powers to own Buyer’s properties and to carry on Buyer’s business as contemplated by Buyer upon Buyer’s acquisition of the Business as set forth in this Agreement.

(c)             Capitalization. Buyer is authorized to issue up to 100,000,000 shares of common stock, of which 10,000,000 are currently issued and outstanding, and 5,000,000 shares of preferred stock, of which no shares are currently issued or outstanding.

(d)             Issuance of Stock. Buyer is authorized to issue the Purchase Price Shares and the Exchange Shares to Seller and the stockholders of Seller, respectively, and such issuances will not violate its organizational documents, any law or ordinance, contract to which Buyer is a party or any legal process to which it is subject.

(e)             No Other Warranties. Buyer makes no other representations or warranties except as expressly made in Paragraph 4.01, and hereby disclaims any other such representations or warranties.

ARTICLE V
CONSENT OF STOCKHOLDERS OF THE SELLER; CONDITIONS TO CLOSING

Section 5.01     Written Consent of Seller’s Shareholders to Approve the Asset Purchase Transaction.

(a)          The Buyer and Seller shall work together to use their reasonable best efforts to promptly, or in any event within ten (10) Business Days after the date of this Agreement, prepare and file with the SEC the Registration Statement, which will contain preliminary proxy materials seeking the written consent of the Bayhawk shareholders. The Registration Statement shall include the recommendation of the Seller’s Board of Directors (the “Bayhawk Board”) that the Seller’s stockholders provide their written consent in favor of approving the Asset Purchase Transaction, and to exchange their shares in the Share Exchange Transaction (the recommendation of the Bayhawk Board being referred to as the “Board Recommendation”).

(b)          Prior to filing the Registration Statement, any amendments to the Registration Statement, or any other filing with the SEC in connection with the Contemplated Transactions, counsel for Seller shall work with counsel for the Buyer to review and comment on each such filing in advance, and Buyer shall consider in good faith including in such filing all comments reasonably proposed by the Seller in respect of such filings, subject to compliance with applicable laws.

Annex A-7

(c)          The Buyer will work with the Seller to send a definitive version of the Registration Statement to the stockholders of the Seller as promptly as possible following notification from the SEC that it has no further comments and the Registration Statement has been declared effective.

(d)          If, at any time prior to the closing of the Consent Period, any event or information relating to Seller should be discovered by Seller or Buyer which should be set forth in an amendment or supplement to the Registration Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading, the party that discovers such information shall promptly notify the other parties and Buyer shall cause an appropriate amendment or supplement describing such information to be filed with the SEC as promptly as practicable thereafter and, to the extent required by Applicable Law, disseminated to Seller’s stockholders.

Section 5.02     Consent of Stockholders of Seller a Condition to Closing Asset Purchase Transaction.

(a)             As discussed above in section 2.01(d)(v), the Parties agree that in addition to the shares voted by the Trust in connection with the Asset Purchase Transaction, the Buyer and Seller hereby set as an express condition of the closing of the Asset Purchase Transaction that a majority of the issued and outstanding shares of the Seller not held by the Trust or by Evan Rapport (collectively, the “Independent Shares”), which are voted by means of written consents transmitted to the Seller within the Consent Period, must approve the Asset Purchase Transaction. By way of clarification, at the end of the Consent Period, the Seller will review the written consents received from holders of Independent Shares, and will determine whether the majority of the shares voted by written consent have voted to approve the Asset Purchase Transaction. If such majority of the shares voted by written consent have voted to approve the Asset Purchase Transaction, the Seller and the Buyer shall move to close the Asset Purchase Transaction, and the acquisition of the Transferred Assets and the assumption of the Assumed Liabilities.

5.03     Participation of Seller’s Stockholders in Share Exchange.

(a)             At the commencement of the Exchange Period, the Buyer shall deposit with the Exchange Agent 4,448,624 shares of its common stock (the “Aggregate Exchange Shares”), being the number of shares of common stock of the Seller outstanding as of the date of this Agreement. In the event that stockholders of Seller who are not known to the Buyer or the Seller as of the date of this Agreement, but who can prove ownership of shares of the Seller’s common stock, elect to participate in the Share Exchange, Buyer agrees to issue such additional shares as may be necessary to cover all exchanges sought during the Exchange Period.

(b)             At any time during the Exchange Period, the stockholders of the Seller may elect to participate in the Share Exchange by tendering their shares of the Seller’s common stock to the Exchange Agent. Any stockholder of the Seller who tenders Bayhawk shares in the Share Exchange shall have the right to withdraw any such shares tendered at any time until the closing of the Exchange Period.

(c)             At the conclusion of the Exchange Period, the Exchange Agent shall return to the Buyer any remaining Aggregate Exchange Shares which have not been issued as EBC Exchange Shares to the stockholders of the Seller during the Exchange Period.

(d)             Buyer agrees to use its best efforts to issue the EBC Exchange Shares within three (3) Business Days following the Close of the Exchange Period. Buyer and Seller agree to work with the Exchange Agent as necessary to expedite the issuance of the EBC Exchange Shares to the stockholders of the Seller.

ARTICLE VI
SURVIVAL

Section 6.01     Survival. The representations and warranties of the parties contained in this Agreement and the covenants and agreements of the parties contained in this Agreement that are to be performed under this Agreement prior to the Closing shall survive the Closing, until 11:59 p.m., Eastern time, on the 18-month anniversary of the Closing Date.

Annex A-8

ARTICLE VII
MISCELLANEOUS

Section 7.1    Attorney’s Fees and Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful party or parties shall be entitled to recover reasonable attorney’s fees and other costs incurred in that action or proceeding, in addition to any other relief to which the party or parties may be entitled.

Section 7.2    Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California. Any actions for the enforcement or interpretation of this Agreement shall be brought in the County of Orange, State of California.

Section 7.3    Entire Agreement. This Agreement and the documents referenced in it: (a) is intended by the parties as the final expression and the complete and exclusive statement of their agreement with respect to the terms in this Agreement and any prior or contemporaneous agreements or understandings, oral or written, which may contradict, explain or supplement these terms shall not be effective or admissible; (b) is binding upon and inures to the benefit of the parties and their successors and assigns; (c) may not be amended or modified except by a writing signed by the parties which expressly states that it amends this Agreement; (d) shall be governed by California law; and (e) may be signed in counterparts.

Section 7.4    Interpretation. Each party and its counsel has reviewed and revised this Agreement and any rule of contract interpretation to the effect that ambiguities or uncertainties are to be interpreted against the drafting party or the party who caused it to exist shall not be employed in the interpretation of this Agreement or any document executed in connection herewith.

Section 7.5    Headings. Section headings are for reference purposes only and do not affect this Agreement.

Section 7.6    Severability. If any part of this Agreement is invalid or unenforceable, then the remainder of this Agreement shall remain valid and enforceable and in force and effect.

Section 7.7    No Waiver. A waiver by either party of a default by the other party is effective only if it is in writing and shall not be construed as a waiver of any other default.

Section 7.8    Third Party Beneficiaries. The parties to this Asset Purchase and Share Exchange Agreement are the sole intended third party beneficiaries of this Agreement, with the rights to enforce the obligations of the parties hereto and in particular to the Indemnity Liability Reserve which is solely for the benefit of Buyer and Seller and is not being held in trust for any third party claimant. No other party besides Buyer, Seller, their permitted successors and assigns has any rights or remedies under this Agreement.

Section 7.9    Incorporation. The exhibits attached hereto and referred to herein are incorporated into this Agreement.

[Signature page follows.]

Annex A-9

IN WITNESS WHEREOF, the parties to this Asset Purchase and Share Exchange Agreement have duly executed it on the day and year first above written.

SELLER		BUYER

EVANS BREWING COMPANY		BAYHAWK ALES, INC.,
a Delaware corporation		a Delaware Corporation

By:	/s/ Evan Rapport	By:	/s/ Mike Rapport
	Evan Rapport, Director		Mike Rapport, President

By:	/s/ Michael Rapport
Michael Rapport, Director

By:	/s/ Mark Lamb
Mark Lamb, Director

By:	/s/ Roy L. Roberson
Roy L. Roberson, Director

By:	/s/ Joseph A. Ryan
Joseph A. Ryan, Director

[Signature Page to Asset Purchase and Share Exchange Agreement]

Annex A-10

EXHIBIT A

All shares of common stock (equal to 100% ownership) of Evans Brewing Company, a California corporation

Addendum to Bill of Sale (Asset/PIG'S EYE ASSETS)

Intellectual Property and Trademarks

Intellectual Property and Trademarks:

Pig’s Eye, Pig’s Ear, Pig’s Eye Pilsner, Pig’s Eye Light, Pig’s Eye Lean Light, Pig’s Eye Ice, Liquor, Milwaukee Select, Milwaukee Select Premium Beer, Milwaukee Select Premium Light, Milwaukee Select Premium Ice, American Pitt, Evans Lager Original, Evans Lager Black, Evans Lager Light, Bad Kat Ice, Dead Presidents.

Licensed to brew the above brands at City Brewing Company, LLC.

Annex A-11

EXHIBIT B

“Assumed Liabilities” consist of:

(i)	that certain promissory note in favor of City Brewing Company in the amount of $79,411.74 and liability for performance under the Contracts.
(ii)	Bayhawk’s keg purchase liability, known to and understood by both Parties

Annex A-12

EXHIBIT C

ASSIGNMENT AND ASSUMPTION AGREEMENT

[PREVIOUSLY FILED]

Annex A-13

EXHIBIT D

BILL OF SALE

[PREVIOUSLY FILED]

Annex A-14

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers; Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article Tenth of EBC’s Charter provides that, “to the fullest extent permitted by the Delaware General Corporation Law, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.”

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Article XI, Section 1(a) of EBC’s Bylaws further provides that “Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation…shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, EBC has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

EBC files public reports and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or 202-942-8090 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including EBC, which files electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement/registration statement.

EBC has filed with the SEC a registration statement on Form S-4 of which this proxy statement/registration statement forms a part. The registration statement registers the shares of EBC common stock to be issued to Bayhawk shareholders in connection with the Share Exchange. The registration statement, including the attached exhibits and annexes, contains additional relevant information about EBC and Bayhawk, respectively.

You can obtain any of EBC’s SEC filings from the SEC, through the SEC’s website, www.sec.gov, or from EBC, by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

By Mail:

Evans Brewing Company Inc.

2000 Main Street, Irvine CA 92614

Telephone: 949-442-7565

These documents are available from EBC without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this proxy statement/registration statement forms a part. You can also find information about EBC at its Internet websites at www.evanslager.com. Information contained on the website does not constitute part of this proxy statement/registration statement.

If you are a shareholder of Bayhawk and have not received a copy of this Registration Statement/Proxy Statement in the mail and would like to receive a copy in order to be able to vote your shares on the Asset Purchase Transaction and to have the opportunity to participate or not in the Share Exchange, please contact EBC at the address or phone number above, or the Transfer Agent at the address and phone number shown below, and a copy of the Registration Statement/Proxy Statement will be sent to you.

Transfer Agent

Justeene Blankenship

Action Stock Transfer

2469 E Fort Union Blvd, Suite 214

Salt Lake City, UT 84121

801-274-1088 main

801-274-1099 fax

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Undertakings

(a)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)	The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement/registration statement pursuant to Item 4 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(f)

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

SIGNATURES AND POWER OF ATTORNEY FOR EVANS BREWING COMPANY INC.

Pursuant to the requirements of the Securities Act of 1933, Evans Brewing Company Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, California, on June 19, 2015.

EVANS BREWING COMPANY INC.

By:	/s/ Michael J. Rapport
Name:	Michael J. Rapport
Title:	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors

By:	/s/ Kenneth C. Wiedrich
Name:	Kenneth C. Wiedrich
Title:	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Rapport	Chief Executive Officer,	June 19, 2015
Michael J. Rapport	Chairman of the Board

/s/ Kenneth C. Wiedrich	Chief Financial Officer	June 19, 2015
Kenneth C. Wiedrich

/s/ Evan Rapport	Vice President	June 19, 2015
Evan Rapport

/s/ Mark Lamb	Director	June 19, 2015
Mark Lamb

/s/ Roy Roberson	Director	June 19, 2015
Roy Roberson

/s/ Joseph Ryan	Director	June 19, 2015
Joseph Ryan

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended and Restated Asset Purchase and Share Exchange Agreement (included as Annex A to the proxy statement/registration statement forming part of this registration statement).

3.1	Certificate of Incorporation of Evans Brewing Company Inc. (incorporated by reference to Exhibit 3.1 to EBC’s Registration Statement on Form 10, filed July 3, 2013).

3.2	Certificate of Amendment to Certificate of Incorporation, dated April 15, 2014 (incorporated by reference to Exhibit 3.3 to EBC’s Current Report on Form 8-K filed April 22, 2014).

3.3	By-Laws of EBC (incorporated by reference to Exhibit 3.2 to EBC’s Registration Statement on Form 10, filed July 3, 2013).

3.4	Articles of Incorporation of Bayhawk Ales, Inc. as amended to date.

3.5	Bylaws of Bayhawk Ales, Inc.

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to EBC’s Registration Statement on Form 10, filed July 3, 2013).

5.1	Opinion of Kirton McConkie, P.C. regarding validity of the shares of Evans Brewing Company Inc. common stock being registered hereunder.*

10.1	Bayhawk Lease with Landry’s, with extensions

10.2	Bayhawk Lease – Office Space

10.3	Bayhawk Lease – Mill Space

23.1	Consent of Kenne Ruan, CPA, PC

23.2	Consent of Anton & Chia

23.3	Consent of Kirton McConkie, P.C. (included in the opinion filed as Exhibit 5.1 to this registration statement).*

24.1	Power of Attorney (previously filed).

99.1	Form of Written Consent Form of Bayhawk Ales Inc.

99.2	Form of Share Exchange Election Form for Bayhawk Ales Inc. stockholders

*	To be filed by amendment.

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